UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

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exelon℠

Notice of the Annual Meeting and 2024 Proxy Statement

Vote Recommendations	FOR	AGAINST

Cautionary Statements Regarding Forward-Looking Information
This proxy statement contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation include those factors discussed herein, as well as (1) the Registrants’ 2023 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 21, 2024 in (a) Part I, ITEM 1A. Risk Factors; (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; and (2) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this proxy statement.

Non-GAAP financial measures discussed in this Proxy Statement are identified by the phrase “non-GAAP” and/or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in Appendix C.
Web links throughout this document are provided for convenience only and are not intended to be active hyperlinks to the referenced websites. Information contained on our website is not part of this proxy statement.

Notice of the Annual Meeting of Shareholders and 2024 Proxy Statement
March 20, 2024

To the shareholders of Exelon Corporation:
Our annual meeting of shareholders will be held on Tuesday, April 30, 2024, at 9:00 a.m. ET. Shareholders as of on March 1, 2024 are entitled to receive notice of and vote at the annual meeting.
Shareholders may attend the virtual Annual Meeting by logging on to: www.virtualshareholdermeeting.com/EXC2024.
Shareholders may begin logging in to the meeting at 8:45 a.m. ET and will need the 16-digit control number found on your proxy card or voting instruction form to attend the virtual meeting.

Items of Business	Board Recommendation:
1.Election of Directors
2.Ratify appointment of PricewaterhouseCoopers LLP as independent auditor for 2024
3.Advisory Vote on Executive Compensation
4.Management Proposal: Approve an amendment to our Articles of Incorporation to allow shareholders owning at least 25% of our stock to call special meetings
5.Shareholder Proposal, if properly presented
FOR FOR FOR FOR AGAINST
Shareholders will conduct any other business properly presented before the meeting. The Board of Directors knows of no other matters to be presented or action at the annual meeting. If any matter is presented from the floor of the annual meeting, the individuals serving as proxies will vote such matters in their discretion. Your signed proxy card gives this authority to the designated proxy holders: Gayle Littleton and Joel Beauvais.
Virtual Meeting
Our Annual Meeting is taking place in a virtual-only format, which allows us to connect with more shareholders and answer more questions while providing our shareholders with the opportunities to vote and ask questions that they would have had at an in-person meeting. Shareholders may submit questions in advance of or during the meeting. For more information, please see the FAQ. If you cannot attend the meeting, a replay of our 2024 annual meeting webcast will be available at the Investor Relations section of our website following the date of the meeting. A list of answers to appropriate questions submitted by shareholders before and during the annual meeting will also be available.
Please act as soon as possible to vote your shares, even if you plan to participate in the annual meeting online. If you are a beneficial shareholder, your broker will not be able to vote your shares with respect to the election of directors and most of the other matters presented during the meeting unless you have given your broker specific instructions to do so. We strongly encourage you to vote and greatly appreciate your prompt response.
Advance Voting
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BY MAIL:     If you have received a printed version of these proxy materials, mark, date, sign and mail your proxy card in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 30, 2024:
The Notice of 2024 Annual Meeting, Proxy Statement, and 2023 Annual Report on Form 10-K are available at www.proxyvote.com.
On or about March 20, 2024, we will mail to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our annual meeting.

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Letter from the Board of Directors
to Our Shareholders
March 20, 2024
Dear Fellow Shareholders,
As we enter our second full calendar year as a standalone company, we are confident in our mission to lead the energy transformation and proud of the evolution of our leadership team, with Calvin Butler at the helm as president and CEO. Amidst the ongoing, global effects of climate change and our efforts to align diverse stakeholder goals and perspectives, Exelon’s commitment to powering a cleaner and brighter future for our customers and communities is unwavering.

As your Board, we are pleased to provide the following updates on the past year’s accomplishments:

Financial and Operational Excellence
In 2023, Exelon achieved notable financial and operational success. With operating earnings in the upper half of our guidance range, the company demonstrated solid growth, despite historically mild weather conditions in our key markets. We executed our financing plan accordingly, benefiting from continued strong investor appetite in the debt and equity markets.
Exelon continued to set industry standards, achieving record performance levels across multiple local energy companies. Notably, ComEd won PA Consulting’s ReliabilityOne award as the country’s most reliable utility, and both ComEd and Pepco Holdings operated at best-on-record levels for outage frequency and duration. This best-ever performance speaks to the high quality of our workforce, which continues to benefit from our efforts to attract, engage, and retain talent.
Navigating the Regulatory Landscape
The company successfully implemented new distribution rates after regulatory rate reviews at ACE, BGE and ComEd, and made significant progress on rate cases in other jurisdictions, including Delmarva Power, Pepco Maryland, and Pepco D.C. We also received the final order in ComEd’s first multi-year rate plan, which was disappointing both with regard to financial support for our investments and its rejection of the accompanying plan outlining ComEd’s capital investment plan . However, ComEd and Exelon are not deterred. In the face of regulatory uncertainty, the company will continue focusing on what we do best – delivering safe and reliable service to our customers in Illinois. We are committed to finding a path forward with stakeholders that restores confidence for our customers, employees, and investors so that we can focus on executing on the significant work required.
Keeping Our Employees Safe
Safety is our top priority and a fundamental value ingrained in every aspect of our operations. Over the past few years, Exelon has been on a Serious Injury and Fatality prevention journey, along with 57 Edison Electric Institute (EEI) member companies. We have deployed the Serious Injury Classification and Learning (SCL) model across all our local energy companies. We have also integrated a set process to enhance focus and facilitate discussions on high-energy hazards into every pre-job brief for our field-based employees. We also initiated the development of a platform for Energy-Based observations, slated for full implementation in 2024. This mobile-friendly platform empowers all first-line supervisors to proactively conduct assessments of safeguards for their teams.
Elevating the Customer Experience
We developed and implemented a strategy to increase customer satisfaction and improve the customer experience across all of our operating companies, resulting in PECO maintaining its position in the first quartile and ComEd rising into the first quartile. These achievements underscore Exelon’s commitment to providing exceptional service and meeting the evolving needs of our customers, and we look forward to continuing this work in 2024.
Advancing Electrification in Our Communities
With a focus on innovation and sustainability, Exelon made significant strides in promoting the adoption of electric vehicles (EVs) and accelerating the transition to a low-carbon economy. We continue on our Path to Clean with the ongoing electrification of Exelon’s fleet, working toward the goal of electrifying 50 percent of the fleet by 2030. In 2023, we also launched an employee rebate program to encourage the purchase of EVs, continued working with municipal governments to install charging stations, and released a white paper on the benefits of electric school buses developed in collaboration with CALSTART, EEI, Electric Power Research Institute (EPRI), World Resources Institute (WRI) and Clean Energy Works.
By embracing electrification as a cornerstone of our strategic vision, Exelon is not only driving progress towards a cleaner energy future, but also positioning ourselves as a trusted partner in building sustainable and thriving communities for generations to come.

2	Exelon 2024 Proxy Statement

Letter from the Board of Directors to Our Shareholders
Accessing Historic Funding for Our Communities
Through the historic Infrastructure Investment and Jobs Act (IIJA), Exelon sought and secured federal funding to accelerate the equitable energy transformation in the communities we serve. To date, Exelon’s operating companies have won $200 million for grid enhancements, clean energy job creation, expanding internet access in under-resourced communities and more. Two of our local energy companies – BGE and ComEd – were also selected by the National Telecommunications and Information Administration (NTIA) as awardees of NTIA’s Middle Mile broadband grants. This important and transformative work will continue throughout 2024.
Championing Our Principles
The Board continues its full support and oversight of all the ways Exelon embraces diversity, equity, and inclusion (DEI) as a core value and business imperative. In 2024, as we navigate through an election year and a time when some are shying away from DEI, we will remain focused on advocating for inclusivity and ushering in the energy transformation in an equitable way for our customers and communities.
Our workforce development programs continue to have an impact throughout our jurisdictions. In 2023, Exelon invested $18 million in support of 90 programs across our six local energy companies bringing employment opportunities, economic equity and empowerment to community members, totaling 1,800 and growing.
Exelon was honored for the third consecutive year with the Center for Energy Workforce Development's "Chairman’s Award for Workforce Development Leadership," the organization’s highest honor recognizing companies for excellence in the promotion of 21st century energy careers; achievements in diversity, equity and inclusion; innovations in training; and enhancements to workplace culture and operations to retain a strong workforce.
The company also continued partnering with diversity-certified businesses, spending $3.2 billion in 2023 that represents 39 percent of total enterprise-wide spend. As we consider it our responsibility to improve the quality of life for the people in the communities where we live, work and serve, 64 percent of our spend with diversity-certified businesses went to businesses that are local to Exelon communities.
We also supported community-based businesses through Exelon’s Community Impact Capital Fund. In 2023, four businesses in the District of Columbia and Maryland received $2.7 million in investments, bringing the total number of businesses funded since the 2022 program launch to nine. The company also continued important work investing in companies that in turn invest in our communities through 2c2i (Climate Change Investment Initiative), a joint effort with the Exelon Foundation. In the last two years alone, 2c2i companies have gone on to raise more than $100M in follow-on investments.
Giving back to communities is something our employees take personally. Last year, more than half of our employees participated in community engagement programs, including a number of company-sponsored programs. Employees also logged more than 135,000 service hours and personally donated more than $5.8 million through the Exelon Foundation Employee Giving Campaign and Matching Gifts programs.
Strengthening Exelon’s Bench
In September, Exelon welcomed Colette Honorable as executive vice president of Public Policy and Chief External Affairs Officer to lead our engagement and outreach strategies. Colette’s experience and respected reputation in the industry will be critical to Exelon’s success building and maintaining the stakeholder relationships the company needs to advance equitable rate making; environmental, social, and corporate governance; and the clean energy transformation.
As we enter 2024, we will see additional leadership changes as PECO President and CEO Mike Innocenzo becomes Exelon’s chief operating officer, EVP of Utility Operations and Technology Dave Velazquez succeeds Innocenzo as president and CEO of PECO, and Denise Galambos succeeds Amy Best as Exelon’s Chief Human Resources Officer. We appreciate Amy’s immeasurable contributions to Exelon and send congratulations to Mike, Dave, and Denise on their new roles. They are all a testament to the strength of Exelon’s leadership team, ensuring we can effectively operate through transitions and build on a culture of excellence.
Looking ahead, the Board will remain committed to powering and empowering our customers and communities, enhancing shareholder and stakeholder value, and upholding robust governance across our diverse enterprise. We deeply appreciate your ongoing dedication to Exelon, and we thank you for joining us on our mission to lead the energy transformation.

W. Paul Bowers	Calvin G. Butler, Jr.	Marjorie Rodgers Cheshire	Linda Jojo	Charisse R. Lillie

Anna Richo	Matthew Rogers	Bryan Segedi	John Young

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About Exelon
Delivering Sustainable Value as the Premier Transmission and Delivery Utility
Exelon (Nasdaq: EXC) is a Fortune 250 company and the nation’s largest utility company, serving more than 10 million customers through six fully regulated transmission and distribution (T&D) utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). Exelon’s T&D utilities are positioned to deliver smart, clean, reliable, affordable, and resilient energy to our customers while continuing to foster economic opportunity and equity in the diverse communities we serve. At Exelon, we are committed to innovation, best-in-class performance and thought leadership to help drive progress for our customers and communities.
The Exelon Family of Companies

Electricity in southern NJ	Electricity & natural gas in MD

Electricity in northern IL	Electricity & natural gas in DE and electricity in MD

Electricity & natural gas in eastern PA	Electricity in D.C. and MD

6 T&D-only utilities Operate across seven regulatory jurisdictions	4 metro areas served Chicago, Philadelphia, Baltimore, and D.C.
$21.8 billion operating revenue in 2023	$34.5 billion Projected capital investment over 2024 through 2027
19,962 Employees across our operating companies[1]	10.7million Electric and gas customers served by our 6 utilities[2]
2023 Financial and Operational Accomplishments:
•Delivered GAAP earnings of $2.34 per share and adjusted (non-GAAP) operating earnings* of $2.38 per share, achieving results in top half of guidance range
•Distributed common dividend of $1.44 per share, an increase of approximately 7% vs. prior year
•Best-on-record operational performance at multiple utilities and ComEd received PA Consulting’s ReliabilityOne award for Most Reliable Utility in the United States
•Implemented increased distribution rates at ComEd, BGE, and ACE
•3 utilities selected to receive $180M in federal grants under the Infrastructure Investment and Jobs Act to improve reliability
• Invested more than $18 million to support 90+ workforce development programs

1.As of 12/31/23.
2.Customer count reflects the sum of Exelon’s total gas and electric customer base as of 12/31/23; Exelon consolidated customer count may not sum due to rounding.

4	Exelon 2024 Proxy Statement

About Exelon
Our Director Nominees

Calvin G. Butler, Jr., 54 PRESIDENT & CEO, EXELON Tenure: 1.2 years Committees: None	W. Paul Bowers, 67 INDEPENDENT Former Chairman and CEO of Georgia Power Company Tenure: 2.6 years Committees: ARC (Chair), CGC, OSCC	Marjorie Rodgers Cheshire, 55 INDEPENDENT Principal, A&R Development Corp. Tenure: 3.6 years Committees: TMCC (Chair), CGC, OSCC	Linda Jojo, 58 INDEPENDENT Executive Vice President, Chief Customer Officer of United Airlines Holdings, Inc. Tenure: 8.5 years Committees: ARC, OSCC

Charisse Lillie, 71 INDEPENDENT CEO, CRL Consulting, LLC Former Director, PECO Energy Co. Tenure: 0.8 years Committees: TMCC, OSCC	Anna Richo, 63 INDEPENDENT Corporate Senior Vice President, Strategic Advisor to the CEO and General Counsel, Cargill, Inc. Tenure: 0.6 years Committees: ARC, TMCC	Matthew Rogers, 61 INDEPENDENT Operating Partner, Ajax Strategies, LLC and Sr. Partner Emeritus, McKinsey (Energy & Sustainability) Tenure: 0.8 years Committees: OSCC (Chair), ARC	Bryan Segedi, 64 INDEPENDENT Former Deputy Global Vice Chair of Assurance at Ernst & Young Tenure: 0.2 years Committees: ARC

John Young, 67 INDEPENDENT - BOARD CHAIR Former President and CEO of Energy Future Holdings Corp. Tenure: 5.6 years Committees: CGC (Chair), TMCC
Our Director nominees represent a diverse mix of skills, experiences, and perspectives, which we believe enables them to provide valuable strategic advice to Exelon’s management and to effectively oversee the business and long-term interests of shareholders. In the past year alone, the Board has added four new directors, bringing fresh insights and perspectives, additional industry experience and further demographic diversity to the Board. Our Director nominees feature particularly deep utility and energy industry expertise, evidenced by Messrs. Butler’s, Young’s, and Bowers’s combined 80+ years of leadership experience in the utilities industry, Mr. Rogers’s 25-year career as a consultant for electric and gas utilities and energy companies, and Ms. Lillie’s 13 years of service on the board of PECO (an Exelon utility). Together with Mses. Richo’s and Jojo’s extensive leadership experience in other regulated industries, Ms. Rodgers Cheshire’s brand management knowhow, and Mr. Segedi’s public accounting expertise, the Board believes these Director nominees present a balanced, capable Board with the appropriate skills and experiences to lead Exelon.

Directors’ Race/Ethnicity	Directors’ Gender	Directors’ Tenure	Directors’ Age	Independence
44% Diverse	44% Female	2.6 years Average Tenure	62.2 years Average Age	88% Independent

*Each director’s above committee assignments are as of April 30, 2024.
ARC - Audit and Risk Committee; CGC - Corporate Governance Committee; TMCC - Talent Management and Compensation Committee; and
OSCC - Operations, Safety and Customer Experience Committee

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About Exelon
Driving Sustainable Change: Highlights of our Responsible Business Practices
The following highlights some of the key issues that are core to Exelon’s strategy and culture. As our Company evolves, our focus on these critical issues remains unwavering.
Leading the Way to a Sustainable Future
Focus on Innovation and Preparing for the Future of Energy Delivery
•Energy System Resilience: Resilient systems support energy delivery through modernized and well-maintained T&D systems and investments in new customer-facing technologies that enable adaptability and flexibility.
•Investments in Infrastructure: Continued investments in the electric grid – including preparing for increasing levels of electrification and distributed energy resources – and in gas infrastructure enable reliable and more efficient transmission and distribution of energy to our customers.
•Innovative Solutions: In support of our net-zero operations-driven greenhouse gas (GHG) emissions goal, as well as our communities’ clean energy goals, Exelon is working to advance new and emerging technologies that will be needed to achieve deep decarbonization ambitions, from low carbon fuels to grid flexibility.
•Beneficial Electrification: Beneficial electrification combined with a decarbonized electric grid is foundational to meeting decarbonization goals, and also presents growth opportunities in transportation, industrial, residential, and commercial building sectors aligned with our strategic objectives.
•Environmental Justice: Exelon considers community needs, including environmental justice, in its business decisions to enable customers, business partners and members of the community to fully and equitably participate in, and benefit from, social, environmental and economic progress.
•Addressing Climate Change: Climate change exacerbates many system challenges, such as storm restoration, and presents risks to energy system resilience. However, efforts to mitigate climate change also present business opportunities such as integration of lower carbon energy sources and distributed resources. Through scenario planning, Exelon has developed and will continue to develop plans to manage risks and pursue opportunities to benefit customers.
Commitment to Sustainability
Sustainability continues to be fundamental to our business strategy. Exelon is an advocate for meaningful climate policies in all of our jurisdictions, and Exelon’s utilities are effectively promoting energy efficiency programs and integration of customer renewables into our distribution systems. Exelon is a pure-play T&D utility company that does not own power generation. This allows Exelon to focus on customer and community interest in clean, reliable, and affordable energy delivery systems. As the nation’s largest T&D company by number of customers served, we have the size and scale to help lead the energy transformation and power the economic health and well-being of the large and diverse metropolitan areas we serve, while advocating for energy equity.

Exelon’s culture of embracing and empowering innovation and new technologies enables us to help shape new solutions and deliver sustainable value while building the integrated energy system of the future. We bring together passionate employees and external experts to develop innovative solutions to address our biggest business challenges. New technologies and business approaches help drive operational excellence and improve services for our customers.

For more information about our business strategy and sustainability practices, please refer to the Exelon Sustainability Report posted on our website at: www.exeloncorp.com/sustainability.
Board Oversight of Sustainability and Climate Change
The Corporate Governance Committee of the Exelon Board of Directors is tasked with overseeing sustainability and climate change strategies and efforts to protect and improve the environment. In addition to regular engagement with management, the Committee reviews and provides input on an annual report from management on issues such as our GHG emission reduction goals, strategies for a decarbonized economy, and investor interest in sustainability practices and reporting. While the Corporate Governance Committee has primary oversight, the interdisciplinary nature of these issues leads to discussions about the Company’s efforts in managing these topics by the other Committees as well. Because sustainability is a core part of our business strategy, environmental, climate-related, and other sustainability topics are inherently part of the full Board’s discussions on many topics, including long-term planning, financial risks, policy issues, and other transformational changes occurring in the energy industry.

6	Exelon 2024 Proxy Statement

About Exelon
Path to Clean
In 2021, we announced our goal to reduce our operations-driven emissions 50% by 2030 and ultimately to net-zero by 2050 as part of our continuing efforts to address the climate crisis.
Our goal focuses first on how we can lead by example by continuing to reduce GHG emissions from our own operations, and also reinforces our commitment to support our customers and communities in achieving their decarbonization ambitions through access to clean and affordable energy solutions. This goal builds on our longstanding commitment to tackle climate change and power a healthy, sustainable future for our customers and communities.
Exelon has line of sight to achieving approximately 80% of the targeted reductions leveraging existing tools and resources and is proactively working to help ensure the industry is developing solutions to address the remaining 20%.

Operations-Driven Goals (Scope 1 & 2 Emissions)
To make progress toward our 2050 goal of net-zero emissions from operations, we are taking actions in the following areas:

Electrifying 30% of our light and heavy-duty vehicle fleet by 2025 and 50% by 2030	Focusing technology and infrastructure investments on increasing energy efficiency and utilizing clean electricity for buildings we own	Investing in equipment and processes to reduce SF6 leakage from our systems	Modernizing natural gas infrastructure to increase safety and reliability and to minimize methane leaks

Supporting Clean Energy Goals in Our Communities (Customer-driven Scope 2 and Scope 3 Emissions)
Beyond our own operations, we will continue to advocate for sound climate policies and technology solutions that reduce emissions while maintaining affordability, help our communities thrive and ensure that the economic and environmental benefits of clean energy are shared equitably. Our actions will focus on empowering our customers and supporting our communities with:
•Transportation electrification, efficiency, and conservation programs
•Leveraging alternative fuels to reduce natural gas lifecycle emissions
•Partnering with communities to develop and implement clean infrastructure solutions that are accessible to all customers
•Investing in and supporting small businesses that are tackling climate problems in our communities
•Building connected communities that harness digital solutions to integrate clean technologies

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About Exelon

What is Scope 1, Scope 2, and Scope 3? Scope 1, 2 and 3 is a way of categorizing GHG emissions resulting from a company’s own operations and from its wider value chain.

Scope 1: Direct emissions from company-owned and controlled sources - e.g., company facilities and vehicles, fugitive emissions.

Scope 2: Indirect emissions from the consumption of purchased electricity. Exelon divides these into operations-driven Scope 2, associated with our occupied building use, and customer-driven Scope 2, associated with T&D system use and losses.

Scope 3: Indirect emissions that occur in the company’s value chain - i.e., emissions associated with the production, generation, and end-use of the energy our customers consume.
Exelon groups customer-driven Scope 2 T&D use with Scope 3 customer emissions for the purposes of GHG emissions management efforts.

Environmental Stewardship
Exelon’s utility service areas cover 25,600 square miles of territory that includes diverse and important habitats. Exelon is committed to environmental stewardship and works to protect the biodiversity in these service areas through a variety of Wildlife Habitat Council and National Wildlife Federation certified projects. Climate change and increasing demands for shared water resources require Exelon to conserve and protect water quality through proactive stormwater management, mitigation of potential environmental impacts, and restoration or enhancement of natural habitats and biodiversity to contribute to healthy watersheds.
Voluntary Sustainability Reporting and Stakeholder Engagement
In addition to our annual Exelon Sustainability Report, we publish a number of other voluntary reports and respond to voluntary surveys each year. Environmental and sustainability issues are regularly discussed during investor engagement meetings, at Exelon Board and Committee meetings, and at the utility board meetings. Throughout the year, we actively seek feedback from our shareholders and other stakeholders about the types of reporting that are most useful so that we can continue to evolve and improve our reports. Since 2008, Exelon has engaged with Ceres – a leading coalition of investors, environmental groups, and public interest organizations – to help inform our response to issues including climate change, water use, and environmental justice, and provide feedback on our sustainability reporting.
In its voluntary sustainability reporting, Exelon uses or maps to the following: the Global Reporting Initiative (GRI) Standards and the Electric Utilities Sector Supplement; the Task Force on Climate-related Financial Disclosures (TCFD) core elements; and the Sustainability Accounting Standards Board (SASB) Electric Utilities & Power Generators Standard.
Please see Exelon’s ESG resources page for additional information: https://investors.exeloncorp.com/esg.

8	Exelon 2024 Proxy Statement

About Exelon
Fostering an Inclusive, Innovative and Rewarding Workplace
Diversity, Equity, and Inclusion (DEI)
At Exelon, we know that engaging and supporting a diverse workforce at all levels of the organization is key to fostering innovation, growing an inclusive culture, and delivering strong performance. We have long been committed to cultivating diversity, equity and inclusion across our Company and building a strong culture of mutual respect. As a diverse company, we are better able to serve the diverse communities where we live and work.

Our DEI strategy is centered around three primary values:	Examples of how our culture reflects our values:

Providing a workplace that ensures mutual respect and where each individual has the opportunity to grow and contribute at their greatest potential.
•Pay Equity: To support the company’s pay equity goals, Exelon conducts analysis on gender and racial pay equity.
•Racial Equity Task Force: Exelon’s company wide Racial Equity Task Force works to drive progress in six key areas: Culture, Customers, Community, Workforce Development, Policy Reform, and Environmental Justice.
•Equal by 30: Exelon is an ambassador for Clean Energy Education & Empowerment International’s Equal by 30 campaign to work toward equal pay, equal leadership, and equal opportunities for women in the clean energy sector by 2030.
•Religious Accommodations: Reasonable accommodation of employees’ religious practices including time and space for prayer and accommodations for religious dress/attire and dietary restrictions. Additionally, employees receive 4 floating holidays per year.

Attracting, retaining, and developing employees who will best serve and represent our customers, partners, and communities.
•Women in the Workforce: Exelon is focused on creating an environment that attracts and retains women by enabling them to stay in the workforce, grow with the company, and move up within the company. Initiatives include career development programs focused on women and comprehensive health and well-being benefits.
•Employee Resource Groups (ERG): Exelon supports 10 ERGs that are open to all employees to share experiences and connect with colleagues. Over 10,000 employees participate in at least one ERG, and there are over 42 chapters spread across the company.
•DEI Resources and Webinars: Regular communication from senior leadership reinforces our values and expectations and highlights engagement opportunities and educational resources to equip leaders and employees with the tools and resources needed to advance an inclusive culture that values diversity and the diverse viewpoints that help drive our business.

Integrating diversity, equity, and inclusion as a business imperative and a core value.
•DEI Performance Goals: Beginning in 2021, all management employees were required to have an annual performance goal incorporating activities to support a culture of diversity, equity and inclusion at the company.
•Diverse Suppliers: Exelon publishes an annual report detailing our spending with diverse suppliers – nearly $3.2 billion in 2023.
•Community Impact Capital Fund (CICF): In 2022, Exelon launched the CICF in partnership with the Exelon Foundation to strengthen communities and help businesses grow by providing affordable capital to businesses that have traditionally been challenged in accessing and securing funding and increasing business capacity and subsequent employment opportunities for diverse local communities.

Please see Exelon’s ESG resources page for additional information: https://investors.exeloncorp.com/esg.

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About Exelon
Board Oversight of DEI Culture
The Exelon Board of Directors is focused on building and maintaining a corporate culture that values and prioritizes diversity, equity, and inclusion, including with respect to Board composition. As the Board is routinely in the process of refreshing its composition, diversity is, and has been, a key consideration in evaluating potential candidates, as discussed further on page 19. Additionally, the Board regularly engages with management on issues related to DEI and corporate culture, including Exelon’s diversity strategies, spending with diverse suppliers, and related matters.
The Board also appreciates that transparency helps to support continuous improvement. For the last several years, Exelon has published a DEI Report as well as a Diverse Business Empowerment Annual Report detailing our spending with diverse-certified suppliers. In 2021, Exelon began publishing its EEO-1 Report on its website, an Annual Investor Sustainability Report (in addition to our annual Exelon Sustainability Report) and expanded disclosures about Board diversity.
Supporting Our Customers & Communities
Our success is inextricably linked with the success of the communities that we serve. Exelon supports local communities through jobs, taxes paid, corporate philanthropy, community engagement, investments, and stakeholder partnerships that grow opportunities for people and regional economies. Employees who are invested in their communities help us succeed in understanding and meeting customer expectations and continuing to innovate into the next-generation energy company.
Volunteering and Charitable Contributions
Exelon has a long history of volunteerism to help improve the quality of life for people in the communities where we live, work, and serve. We provide opportunities for company-sponsored volunteerism and matching financial support. In 2023, the Exelon Foundation, Exelon’s family of companies, and our employees donated over $69.3 million to non-profit organizations and provided over 135,800 hours of volunteering.
Additionally, the Exelon Foundation matched employee donations to eligible non-profit organizations, dollar for dollar, up to $10,000. All full-time and part-time employees of the Exelon family of companies are eligible to participate.
Energy Affordability and Customer Experience
Through updated regulatory frameworks and investment prioritization to support the grid of the future, Exelon strives to provide our customers with the benefits of lower carbon energy solutions and smart grid technologies while maintaining energy affordability. We focus on providing reliable and resilient service, achieving high customer satisfaction and empowering customers to buy, manage and use energy efficiently and cost-effectively - including through innovative energy efficiency, hourly pricing and other programs and technology solutions to monitor and/or reduce energy use, reduce environmental impacts, and save money.

10	Exelon 2024 Proxy Statement

About Exelon
Investing in and Caring for Our Workforce
We believe our employees are Exelon’s greatest asset. Exelon must continue to seek skilled applicants and develop and retain employees in craft, business, and STEM areas. Our practices, policies and business strategy are designed to attract and retain a diverse, talented, and engaged workforce with cutting-edge skills, which enables us to best serve our customers as the energy company of the future.
Engaged Workforce
An Employee Engagement Survey is typically conducted every other year to help identify organizational strengths and areas of opportunity. Results are shared with senior management and the Board. All members of management are strongly encouraged to engage with employees where there are opportunities for improvement. As of the most recent employee engagement survey to which 82% of our employees responded, our “Employee Engagement” and “Communication” scores saw favorable increases, “DEI” scores measured above external benchmarks, and “Employee Engagement” and “DEI” remain some of our most favorably rated indices.
Career Development
Exelon is committed to helping current employees grow their skills and careers to develop a diverse talent pipeline for future jobs through training opportunities, mentoring programs, continuous feedback and development discussions, and evaluations. All employees have annual goal setting and development conversations with their managers. We understand that continued education leads to a more engaged, skilled, and productive workforce, and we support our employees in their educational endeavors. Exelon offers a variety of live and on-demand professional development workshops and classes as well as tuition reimbursement up to $10,000 annually or $15,000 annually for graduate classes.
Qualifications and Degree Requirements
Beginning in 2023, we updated the minimum qualifications for exempt roles below the executive level at Exelon by recognizing years of experience in lieu of a college degree where applicable. While maintaining our focus on safety and operational excellence, the changes were implemented to recognize relevant career related experience, expand opportunities for promotion and lateral movement for all employees, and enable larger candidate pools for hiring managers. These adjustments provide more opportunities for movement and career growth throughout the company for current employees and help us to continue to attract the best and brightest external talent.
Workforce Development
Creating a reliable workforce pipeline is crucial to ensuring the success of the industry and meeting the needs of society for dependable power. As we promote STEM education for future leaders, it is our responsibility to also support underrepresented populations and build a diverse workforce. Exelon is committed to exposing young people within our communities to career opportunities in the energy industry. Through internships, university and veteran recruiting, STEM academies, and partnerships with non-profit and professional organizations, we are committed to providing opportunities and professional development for the next generation of our workforce.
We recognize that systemic racism and bias have disproportionately impacted some communities. Exelon’s workforce development strategy is also focused on addressing economic inequities in the communities we serve. In 2023, Exelon invested over $18 million to support more than 90 different workforce development programs across Exelon and our six utilities. These programs seek to bring economic equity, empowerment, and employment opportunity to underserved and under-resourced communities.
Our workforce development strategy is centered on four areas:
•STEM Education and Vocational Awareness: Spark students’ interest in and knowledge of STEM and careers in the energy industry.
•Easing Hurdles to Employment: Reduce or remove employment barriers faced by youth and work-ready adults in underserved and under-resourced communities.
•Creating Opportunities: Partnerships with employers, nonprofits, and community groups to expand training and job opportunities for youth and work-ready adults.
•Thought Leadership: Drive positive community impact, develop and leverage best practices, and broadly share our successes
Additionally, as part of Exelon’s ongoing efforts to promote workforce development and empower young women, the Exelon Foundation, in partnership with The National Energy Education Development Project, created free year-round STEM programming to engage high school girls from under-resourced communities in our key markets: the metro areas of Chicago, Philadelphia, Baltimore, and D.C.

www.exeloncorp.com	11

About Exelon
Benefits, Health, and Well-Being
At Exelon, we are committed to helping our employees thrive outside the workplace. In addition to our competitive retirement, insurance, and paid time off benefits, Exelon offers a broad suite of benefits to help eligible employees and their families focus on their physical, emotional and financial well-being. Eligibility for benefits listed below may vary based on employee represented status and the terms of their collective bargaining agreement, medical plan option, and length of service.
Highlights include:
•Up to 16 weeks maternity/bonding care for birthing parent and up to 8 weeks for non-birthing and adoptive parents
•Up to 2 weeks paid leave to care for a critically ill family member
•Adoption assistance
•Tuition reimbursement
•24-hour access to Employee Assistance Program, including digital therapy tools and seven free counseling sessions
•Medical travel reimbursement benefit under Exelon’s medical plans for eligible travel expenses for certain covered procedure/services that are not available within 100 miles of the employee’s home (up to $10,000 lifetime maximum)
•Medical second opinion services
•Virtual physical therapy
•Fertility and family planning resources
•Lactation and breast milk shipping support
•Telehealth
•Fitness reimbursement and discounted fitness center partnerships
•Hybrid workplace options
•Back-up childcare, tutoring, and eldercare services
•Bereavement leave, including for pregnancy loss

Exelon’s Workforce by the Numbers1

TOTAL EMPLOYEES 19,962 In 2023, Exelon’s turnover rate was approximately 7.4% of which approximately half were planned retirements	EXELON’S EXECUTIVE COMMITTEE 63.6% are women and/or people of color	Women Overall 28.2% Management 33.3% People of Color Overall 40.9% Management 37.5% Veterans 5.6% Disabled 3.3%
1.All statistics are as of 12/31/23. Information about gender, race or ethnicity, veteran-status, and disability is self-identified by employees. For more information, please see the Company’s EEO-1 Reports posted on exeloncorp.com. “Management” defined as executive and senior level officials and managers and employees who have direct reports and/or supervisory responsibilities.

12	Exelon 2024 Proxy Statement

About Exelon
Compliance and Ethics
Exelon’s Culture of Compliance and Ethics
Exelon is committed to maintaining a robust and comprehensive compliance and ethics program and recognizes that an effective program must constantly evolve in the face of changing risks. Exelon’s Compliance and Ethics office provides governance and oversight of Exelon’s compliance with its regulatory obligations and is the primary resource for ethics advice and interpretation of the Code of Business Conduct (the Code) and Supplier Code of Conduct (the Supplier Code). Our Compliance and Ethics office conducts an annual risk assessment to identify compliance risks across the organization and assess controls for those risks. It works with business teams to ensure the appropriate design, implementation and testing of controls concerning compliance obligations.
Code of Business Conduct & Supplier Code of Conduct
Exelon maintains a detailed Code of Business Conduct, applicable to all employees, officers, and directors across the enterprise. The Code sets out Exelon’s core values — which include acting with integrity — and addresses a wide range of topics, among them conflicts of interest, workplace conduct, safety, protecting confidential information and other company assets, bribery, and corruption. The Code highlights the importance of speaking up and strictly prohibits any form of retaliation for raising questions or concerns about potential violations of the Code or compliance with applicable laws and regulations. All employees must participate in annual Code training. Additionally, non-represented employees are required to complete an annual certification disclosing potential conflicts of interest and affirming their understanding of the Code. Completion of the training and certifications is tracked. New employees are required to complete Code training within 30 days of joining Exelon. The Code was most recently reviewed and updated in February 2024.
Conformance with Exelon’s ethics and compliance policies and programs under the Code is incorporated into the performance management assessment of all management employees to reinforce the company’s culture of compliance and may impact annual incentive payouts. This performance management assessment reinforces Exelon’s commitment to ethical behavior, compliance with its Code, and the obligation of employees to speak up about potential noncompliance with those standards. In 2022, Exelon implemented the Supplier Code, which focuses on the responsibilities of all suppliers, contractors, and agents. Prior to implementation of the Supplier Code, these entities were subject to Exelon’s Code of Business Conduct. The Supplier Code outlines Exelon’s expectations and standards for ethical conduct with which all Suppliers, their subcontractors, and their respective workforces must comply when working on behalf of Exelon. It addresses a wide range of obligations for suppliers relating to, among other things, compliance with all applicable laws and regulations, standards of integrity and ethical conduct, public and workplace safety, human rights and labor standards, diversity, the environment, conflicts of interest, bribery and corruption, fair competition, accurate recordkeeping, and retaliation.
Ethics Training and Helpline
Exelon regularly trains employees on ethics expectations and provides resources to help employees meet those expectations. In addition to annual Code of Business Conduct training, the Compliance and Ethics office delivers mandatory training addressing Security Awareness (including cybersecurity and phishing), Harassment Prevention, and other important topics.
Exelon maintains a 24-hour ethics helpline that allows employees, suppliers, and the public to report ethics concerns, potential legal or regulatory violations, and pose questions. The helpline has both a phone and web portal option and reporters have the option to remain anonymous. The Compliance and Ethics office oversees the intake, investigation, and resolution of reports of potential compliance violations and violations of the Code and Supplier Code.
Oversight of Interactions with Public Officials
In 2020, Exelon implemented four company-wide ethics policies that substantially increased oversight of our interactions with public officials, implemented a series of new controls, and enhanced guidance and training. Among other things, the policies require tracking and review of requests, referrals, and recommendations from public officials; strengthen due diligence and supervision of lobbyists and political consultants; and require regular reporting to the Audit and Risk Committee of Exelon’s Board of Directors and the boards of each of Exelon’s utilities regarding interactions with public officials. These policies were developed with the support of outside counsel and following a review of policies of other companies. These policies are regularly reviewed and were last updated in June 2022.
These policies are overseen by the Executive Vice President, Compliance, Audit and Risk who reports to Exelon’s CEO and the Chair of the Audit and Risk Committee and serves as a member of Exelon’s Executive Committee. This oversight structure ensures independence and central oversight of compliance activities, and facilitates coordination of activities and sharing of insights regarding compliance, ethics, audit, and enterprise risk matters across operating companies.

www.exeloncorp.com	13

About Exelon
Political Activities
Exelon engages with policymakers to find solutions that provide value to customers, support our business interests, and create desirable outcomes for stakeholders. This includes encouraging industry associations to support robust, forward-looking responses to combat climate change and address social equity challenges.
Transparent Reporting of Political Contributions
Since 2013, Exelon has published semi-annual reports of its political contributions on its website. These reports include contributions to political parties, political committees, candidates for political office, and 501(c)(4) entities. The reports also include dues paid to trade organizations and similar non-profit entities and identifies the portion of those dues that were used for expenditures or contributions that are non-deductible. Political contribution reports as well as Exelon’s Corporate Political Contribution Guidelines are available at www.exeloncorp.com.
In 2022 and 2023, Exelon enhanced its corporate political contributions reporting by disclosing dues paid to trade associations in excess of $10,000 (we previously reported all dues over $50,000) and disclosing any 501(c)(6) trade organization where an Exelon executive (or an executive of any of our controlled affiliates) has a board seat; 501(c)(3) charitable organizations that receive company matching funds of over $5,000 to the limit of $10,000 from senior executives; and reporting payments to trade associations that include funds for grassroots lobbying.
The CPA-Zicklin Index for Corporate Political Disclosure and Accountability, a report measuring electoral spending transparency and accountability among the country’s largest public corporations, ranked Exelon in the top 6% of all S&P companies for 2023, earning the designation as an “Index Trendsetter.”
Lobbying
Exelon’s public policy positions and advocacy are developed and directed by the company’s executive leadership team in consultation with the Board of Directors on major policy initiatives and strategic policy alternatives. For over 20 years, Exelon has been a strong advocate for sound energy and environmental policies which address customer expectations, help create value for our investors, and contribute to meeting national and state energy and environmental goals. Exelon supports policies that:

Advance an affordable and clean energy future for our customers and communities Enable innovative technologies to serve customer needs	Ensure the reliability, security, and efficiency of the nation’s critical electric grid Ensure and protect customer choice with fair and equal access to the marketplace
As referenced above, in 2020, Exelon implemented a new policy that strengthened the due diligence and supervision of lobbyists and political consultants. Any indication of conduct that could violate Company policies concerning political activity, lobbying laws or regulations, or anti-bribery laws must be promptly escalated to Exelon’s Executive Vice President for Compliance, Audit, and Risk, Chief Legal Officer, and Chief Compliance and Ethics Officer for review. In addition to routine monitoring of the activities and services provided by lobbyists and political consultants engaged by Exelon, each individual or firm is subject to mid-year and annual performance reviews.
Trade Associations
As we work to advance public policy, we work with many associations and business groups, such as the Edison Electric Institute, American Gas Association, and Business Roundtable, on a wide variety of matters, including clean energy, cybersecurity, supply chain, tax policy, workforce development and other related business issues. In many cases, we are in alignment with the advocacy positions of these organizations, but not always. In cases where our views diverge, we typically advocate for change in the association’s positions. In addition, we may voice our positions separately or in conjunction with stakeholders who are more closely aligned with us. Through these alliances and other efforts, Exelon helps advance policies that support an affordable, safe, resilient, and reliable clean energy future and benefit our customers and shareholders.

14	Exelon 2024 Proxy Statement

Proxy Voting Roadmap

1 Election of Directors	SEE PAGE 16

Elect 9 Director nominees named in the proxy statement.

The Board recommends a vote “FOR” each Director nominee.

2 Ratification of Independent Auditor	SEE PAGE 43

Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as Exelon’s independent auditor for 2024.
PwC has served as the Company’s independent auditor since the Company’s formation in 2000. PwC has become deeply familiar with the Company’s operations and businesses, accounting policies and practices, and internal controls over financial reporting. The Audit and Risk Committee believes this experience and expertise is valuable to the Company and its shareholders.

The Board recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as Exelon’s independent auditor for 2024.

3 Say-on-Pay	SEE PAGE 47

Approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement.
Our compensation program is largely performance-based and is driven by rigorous goals that are tied to achieving financial and operational results that align the interests of executives with those of the Company’s shareholders.

The Board recommends a vote “FOR” the approval of the compensation paid to the Company’s named executive officers.

4 Management Proposal	SEE PAGE 80

Approve an amendment to our Articles of Incorporation to allow shareholders owning at least 25% of our stock to call special meetings.
We are asking shareholders to approve an amendment to our governing document that would allow shareholders collectively owning 25% or more of our outstanding capital stock to call special meetings, reflecting the minimum ownership threshold permitted under the law of Pennsylvania, our state of incorporation.

The Board recommends a vote “FOR” the approval of this proposal.

5 Shareholder Proposal	SEE PAGE 82

The Board recommends a vote “AGAINST” this proposal.

www.exeloncorp.com	15

Board and Corporate Governance Matters

PROPOSAL 1
Election of Directors
The Corporate Governance Committee collaborates with the Board Chair to determine the appropriate mix of skills and characteristics that our Board requires. The Board has determined that the current composition and size of the Board is appropriate for Exelon, considering the Company’s size, geographic scope, and need to access a wide range of views and backgrounds to reflect the diversity and complexity of our business and the markets and communities we serve. There are 9 nominees for election at the 2024 annual meeting.

The Board recommends a vote “FOR” each Director nominee.

Director Qualifications and Nomination
Effective oversight of Exelon’s strategic direction requires our Board to be composed of diverse individuals who possess the appropriate skills and characteristics important to our Company. The Board believes that its members should possess a variety of skills, professional experience, and backgrounds in order to effectively oversee our business. The Corporate Governance Committee identifies and recommends Director nominees for election to the Board and periodically retains a board search firm to assist with the identification of potential candidates.
The Board values the diversity of thought that arises from Directors possessing different backgrounds, gender, age, race/ethnicity, and geographic experiences. The Board also deeply values the enhanced and thoughtful deliberations resulting from a balance of shorter-, medium-, and longer-tenured Directors who provide a mix of fresh perspectives and new ideas with deep experience in the utility sector and regulated industries more broadly.
The Corporate Governance Committee and the Board determine the appropriate mix of skills and characteristics required to meet the needs of the Board as a whole, taking into account the short-and long-term strategies of the Company to determine the current and future skills and experiences required of the Board. All candidates should demonstrate the following attributes to qualify for Board service:

 Highest personal and professional ethics, integrity, and values
 Broad training and experience at the policy-making level in business, government, education, or technology
 Willingness to remain current with industry and other developments relevant to Exelon’s strategic direction
 A commitment to representing the long-term interests of shareholders, customers, employees, and communities served by the Company and its subsidiaries
 An inquiring and independent mind, practical wisdom, and mature judgment

 Expertise that is useful to the enterprise and complementary to the background and experience of other Directors
 Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership and a commitment to serve over a period of years to develop knowledge about Exelon’s principal operations
 Involvement only in activities or interests that do not conflict with responsibilities to Exelon and its shareholders

16	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters
Director Skills and Attributes
As part of its regular, on-going review of the skills necessary to support a balanced board with the appropriate experiences aligned with Exelon’s long-term strategies, the Corporate Governance Committee (CGC) took a fresh look in 2023 and selected the followings skills. This list of skills and the following matrix are a valuable tool for the Board as they plan for upcoming retirements and consider which skills and experiences need to be replaced or added. When a specific expertise is needed that isn’t present among the Directors, the Board will bring in outside advisors to assist with filling in any gaps.
Core Skills

Executive Leadership	Corporate Governance	Strategic Planning
CEO or other executive management leadership experience with demonstrated strong business acumen and experience leading and problem-solving in complex organizations.
Experience maintaining or supporting board and management accountability; a deep understanding of strong governance and compliance practices that protect and align with the interests of investors and other stakeholders; experience in investor relations.
Experience in developing business plans and strategic initiatives for long-term value; experience managing businesses and operations that have been impacted by transformational change.

Other Primary Skills

Accounting, Finance, and Capital Markets	Customer and Community	Cybersecurity and Physical Security
Experience in accounting, finance, and capital management, including oversight of financial statements, internal controls, and operating results; experience assessing the financial merits of strategic opportunities; experience in investor relations.
	Experience in a customer-facing industry with an understanding of customer and community expectations, including transforming the customer experience.	Understanding of data security systems and/or cyber threats as well as the associated risk mitigation strategies; experience monitoring and overseeing physical security measures necessary for safe transmission and distribution (T&D) operations.

Energy Industry, Engineering and Infrastructure Development	Environment & Sustainability	Regulatory and Policy
Experience in the energy or utility industries or other expertise in energy markets, technology, renewable and clean energy, electric and gas transmission and distribution; understanding of the public policy issues and risks associated with the reliability, resiliency, and safety of the electric and gas transmission and distribution systems; engineering experience and/or experience in the development and management or oversight of capital projects involving physical systems, real estate acquisitions and construction activities.	Experience in overseeing or advising on environmental, climate or sustainability practices; understanding of environmental policy, regulation, risk, and business operations in regulated industries; experience in managing environmental impacts; in-depth knowledge of operational risks.	Experience in regulatory affairs, public policy, or government; exposure to heavily regulated industries and their governing bodies; experience directly managing one or more members of management engaged in policy or regulatory affairs.

Risk Management	Talent Management	Technology & Innovation
Experience identifying, assessing, addressing, and controlling financial or business risks including those risks with potential to impact public safety, operations, and shareholder value, including environmental impacts.	Experience in planning and building a talented workforce that meets the needs essential to the Company’s operations; understanding the drivers of individual growth and development; familiarity with developing effective compensation and benefits programs.	Management or oversight experience with technologies key to the energy markets including digital business systems, customer platforms, or grid operations; experience implementing efficiency improvements or other business transformations through technology or driving the adoption of new technologies.

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Board and Corporate Governance Matters
Other Attributes
•Exelon Community - Experience living or working in one of the jurisdictions served by an Exelon utility and knowledge of the local community and the regional business and political environment.
•Prior Military Experience - Prior military service (including reserve duty) brings unique skills and insight to the Board and reflects the Company’s commitment to helping veterans translate their skills into the energy industry.
Skills Matrix
As part of its review in 2023, the CGC decided to refresh the presentation so we highlight for each director three core skills and three additional primary skills. While each independent Director possesses numerous other skills and competencies not identified below, we believe that this presentation better represents of the key contributions and value that each Director brings to their service on the Board and to Exelon shareholders. As CEO, Mr. Butler possesses all listed skills.

	Bowers	Butler	Cheshire	Jojo	Lillie	Richo	Rogers	Segedi	Young
Governance Attributes
Independent
Audit Committee Financial Expert
Committee Chair[1]	ARC		TMCC				OSCC		CGC
Core Skills
Corporate Governance
Executive Leadership
Strategic Planning
Other Primary Skills
Accounting, Finance, and Capital Markets
Customer and Community
Cybersecurity and Physical Security
Energy Industry; Engineering & Infrastructure Development
Environment & Sustainability
Regulatory and Policy
Risk Management
Talent Management
Technology and Innovation
Attributes
Exelon Community
Military Experience
Gender
Female
Male
Non-Binary/Other
Race/Ethnicity
Black / African American
White
Other Demographic Information
Age	67	54	55	58	71	63	61	64	67
Tenure (years)	2.6	1.2	3.6	8.5	0.8	0.6	0.8	0.2	5.6
LGBTQ+
Disabled
(1)If re-elected, Mr. Rogers will assume the role of Chair of the Operations, Safety and Customer Experience Committee and Mr. Young will assume the role of Chair of the Corporate Governance Committee, effective April 30, 2024.

ARC - Audit and Risk Committee; CGC - Corporate Governance Committee; TMCC - Talent Management and Compensation Committee; and
OSCC - Operations, Safety, and Customer Experience Committee

18	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters
Director Diversity
The Corporate Governance Committee is committed to continuously evolving and enhancing our disclosures about Board diversity in response to feedback from shareholders and other stakeholders. Beginning in 2021, Exelon surveyed the Board and asked each Director to self-identify their race/ethnicity, gender identity, disability, military experience, and LGBTQ+ identity. This information is also being presented in compliance with Nasdaq’s disclosure format. To see our Board Diversity Matrix as of April 25, 2023, please see the Company’s proxy statement filed with the SEC on March 15, 2023.
*This following matrix presents information about each Director nominee and excludes Anthony Anderson, who is not standing for re-election at the 2024 annual meeting.
Board Diversity Matrix as of April 30, 2024
Total number of Directors: 9

	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity	4	5	–	–
Demographic Information
African American or Black	3	1	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Other Pacific Islander	–	–	–	–
White	1	4	–	–
Two or More Races/Ethnicities	–	–	–	–
Directors identifying as LGBTQ+: 0
Directors identifying as having a Disability: 0
Directors who did not disclose demographic background: 0
Director Independence
The Board has determined that all non-employee Directors who served on the Board in 2023 and all nominees for election, except for Mr. Butler as Exelon’s CEO, are independent according to applicable law and the listing standards of The Nasdaq Stock Market LLC (Nasdaq), as incorporated into the Independence Standards for Directors in Exelon’s Corporate Governance Principles. In accordance with the Independence Standards for Directors, the Board determined that certain categories of relationships as set forth in Appendix D do not create a conflict of interest that would impair a Director’s independence. The Board also determined that the members of the Audit and Risk and Talent Management and Compensation are independent within the meaning of applicable laws, Nasdaq governance requirements, and the Independence Standards for Directors.
Related Person Transactions
Exelon has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is overseen by the CGC and is available on our website. The policy provides that the Exelon Chief Legal Officer reviews relevant information on transactions, arrangements, and relationships disclosed and makes a determination as to the existence of a related person transaction as defined by SEC rules and the policy. If it is determined that a proposed, existing, or completed transactions is a related person transaction, the Committee will review such transactions. Related person transactions that are in, or not inconsistent with, the best interests of Exelon may be approved by the CGC and reported to the Board.
There were no related person transactions identified for 2023.

www.exeloncorp.com	19

Board and Corporate Governance Matters
Director Nominees
The Board nominates the nine candidates named below for election as Directors. If elected by shareholders, each Director will serve a term ending with the 2025 annual meeting. Each nominee has agreed to be named in this proxy statement and to serve as a Director if elected. If any Director is unable to stand for election at the annual meeting, the Board may reduce the number of Directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute Director. Exelon does not expect that any Director nominee will be unable to serve.
The Corporate Governance Committee and the Board believe the skills and experiences detailed above are well represented among the Director nominees and reflect an effective mix of backgrounds, experience, and diversity. In addition to the skills, characteristics, core competencies and other attributes previously described, the Corporate Governance Committee also considers whether each nominee has the time available, in light of other business and personal commitments, to effectively serve on Exelon’s Board. Among the criteria the Committee considers is the degree to which any incumbent Director nominee demonstrates effective and productive preparedness and engagement.

Calvin G. Butler, Jr. PRESIDENT AND CEO Age: 54 Director Since: December 2022 Other Public Company Boards: 0 Committees: None
Mr. Butler joined Exelon in 2008 and has more than 29 years of leadership experience in the utilities industry and in regulatory, legislative, and public affairs. Mr. Butler’s extensive executive management experience, together with his regulatory, external affairs, operations, customer service and innovation and technology expertise, allow him to provide valuable perspectives and insights on a variety of topics to the Board. He has been recognized by several organizations for his leadership and community commitment.
Career Highlights
•President and CEO, Exelon (Since 2022)
•Chief Operating Officer, Exelon (2021 – 2022)
•Senior Executive Vice President and Chief Executive Officer, Exelon Utilities (2019 – 2022)
•Chief Executive Officer, Baltimore Gas and Electric Company (2014 – 2019)

Other Professional Experience
•Vice-Chair, Edison Electric Institute
•Vice-Chair, Institute of International Education
•Member, Civic Committee of the Commercial Club of Chicago
•Director, Economic Club of Chicago
•Director, Chief Executives for Corporate Purpose
•Trustee, Bradley University
•Trustee, Library of Congress, James Madison Council
•Past Chair, Greater Baltimore Committee
Other Public Company Boards
•RLI Insurance Company (2016 – 2023)
•M&T Bank Corporation
(2020 – 2022)

20	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters

John Young
BOARD CHAIR; INDEPENDENT
Age: 67
Director Since: July 2018
Chair Since: April 2022
Other Public Company Boards: 0
Committees:*
•Corporate Governance
*If re-elected, Mr. Young will assume the role of Chair of the Corporate Governance Committee and join the Talent Management and Compensation Committee, effective April 30, 2024.

Mr. Young has far-reaching leadership and operational expertise derived from his experiences in the industry, including as the former CFO of Exelon and as a former nuclear utility CEO. His deep industry knowledge brings valuable and broad industry insights to the Board. Additionally, his background in finance and investor relations brings important investor perspectives.
Career Highlights
•President, CEO, and Director, Energy Future Holdings Corp., formerly held a portfolio of competitive and regulated energy companies (2008 – 2016) (Retired)
•Chief Financial Officer, Exelon Corporation
(2005 – 2008)
•President, Exelon Generation (2003 – 2004)
•Various executive roles with Sierra Pacific Resources (now NV Energy), a Nevada public gas and electric utility company (2002 – 2003) and Southern Company, an Atlanta-based public gas and electric utility company (1983 – 2001)
Other Professional Experience •Director, United Services Automobile Association (USAA) •Former Director, Edison Electric Institute •Former Director, Nuclear Energy Institute

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Board and Corporate Governance Matters

W. Paul Bowers
INDEPENDENT
Age: 67
Director Since: July 2021
Other Public Company Boards: 1
Committees:*
•Audit and Risk, Chair
•Corporate Governance
*If re-elected, Mr. Bowers will join the Operations, Safety, and Customer Experience Committee, effective April 30, 2024.

Mr. Bowers’s extensive experience in the utilities industry as well as broad financial knowledge and business experience bring great value to his service on the Board. His background serving as both a CEO and a CFO gives him a unique perspective on long-term strategy, corporate development, decisive leadership, and risk management. Additionally, Mr. Bowers’s public and private company board experience brings valuable insights and perspectives to our Board.
Career Highlights
•Chair and CEO, Georgia Power Company
(2011 – 2021) (Retired)
•President, Georgia Power Company (2011 – 2020)
•Chief Financial Officer, Southern Company (2008 – 2010)
•President, Southern Company Generation and Operations (2001 – 2008)

Other Professional Experience
•Director, EnviroSpark, an electric vehicle infrastructure company
•Director, Children’s Healthcare of Atlanta
•Director, BrandSafway, a CD&R - Brookfield company
•Former Member, Federal Reserve Bank of Atlanta, Energy Policy Council
•Former Director, Nuclear Energy Institute
•Former Chair, Nuclear Electric Insurance Ltd.
•Former Chair, Metro Atlanta Chamber of Commerce
•Former Chair, Georgia Chamber of Commerce
•Former Member, Board of Regents of the University System of Georgia
Other Public Company Boards
•AFLAC (Since 2013); Lead Director Committees: Audit and Risk; Corporate Development (Chair); Corporate Social Responsibility and Sustainability; Executive

22	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters

Marjorie Rodgers Cheshire
INDEPENDENT
Age: 55
Director Since: July 2020
Other Public Company Boards: 1
Committees:*
•Talent Management and Compensation, Chair
•Audit and Risk

*If re-elected, Ms. Rodgers Cheshire will join the Corporate Governance and Operations, Safety, and Customer Experience Committees, and step down from the Audit and Risk Committee, effective April 30, 2024.

Ms. Rodgers Cheshire’s experience in organizational leadership and brand management and service on a public financial services company board, along with her deep understanding of compliance, strategy, asset management, marketing and brand development, are of significant value to the Board. Additionally, her involvement in the Baltimore community and her familiarity with this important market brings beneficial perspectives and insights.
Career Highlights
•Principal, A&R Development Corp., a diversified real estate investment company (Since 2004); previously President and Chief Operating Officer (2004 – 2021)
•Senior Director of Brand & Consumer Marketing, National Football League (2001 – 2004)
•Vice President of Business Development, Oxygen Media (2000 – 2001)

Other Professional Experience
•Chair, Baltimore Equitable Insurance
•Trustee, Johns Hopkins Medicine
•Trustee, Thread, Inc.
Other Public Company Boards
•PNC Financial Services Group (Since 2014) Committees: Corporate Responsibility (Chair); Compliance Subcommittee (Chair); Nominating & Governance; Risk
•Empowerment & Inclusion Capital I Corp. (2021 – 2022) Committees: Nominating & Governance (Chair); Audit

www.exeloncorp.com	23

Board and Corporate Governance Matters

Linda Jojo
INDEPENDENT
Age: 58
Director Since: September 2015
Other Public Company Boards: 0
Committees:*
• Audit and Risk
• Talent Management and Compensation
*If re-elected, Ms. Jojo will join the Operations, Safety, and Customer Committee and step down from the Talent Management and Compensation Committee, effective April 30, 2024.

Ms. Jojo’s wealth of experience leading complex IT organizations brings valuable technology, cybersecurity, and innovation expertise to the Board. Her background in computer science and industrial engineering lends expertise to the Board’s risk oversight and cybersecurity programs and initiatives. Her current role as Chief Customer Officer at United Airlines also brings valuable experience in oversight of contact centers, customer solutions and innovation. Additionally, her experience working with organizations preparing young people for STEM careers brings insight to the Board’s oversight of Exelon’s youth outreach and workforce development programs.
Career Highlights
•Executive Vice President, Chief Customer Officer of United Airlines Holdings, Inc. (Since 2022); previously Executive Vice President, Technology & Chief Digital Officer (2017 – 2022) and Executive Vice President & Chief Information Officer (2014 – 2017)
•Executive Vice President and Chief Information Officer, Rogers Communications Inc., a wireless communications and media company
(2011 – 2014)
•Senior Vice President and Chief Information Officer, Energy Future Holdings Corporation, formerly held a portfolio of competitive and regulated energy companies (2008 – 2011)
Other Professional Experience •Director, Federal Reserve Bank of Chicago •Trustee, Rensselaer Polytechnic Institute •Director, Hero Digital Holdings LLC •Former Chair, Board of Trustees, Adler Planetarium

24	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters

Charisse Lillie
INDEPENDENT
Age: 71
Director Since: April 2023
Other Public Company Boards: 0
Committees:*
•Talent Management and Compensation

*If re-elected, Ms. Lillie will join the Operations, Safety, and Customer Experience Committee, effective April 30, 2024.

Ms. Lillie brings a wealth of valuable experience to the Board through her years of experience on the PECO Board, her deep experience in community relations, and her leadership of the consulting firm she founded, which focuses on corporate governance, diversity, equity, and inclusion and corporate social responsibility. Her past executive leadership roles with Comcast Corporation and Comcast Foundation contribute to her expertise in customer experience, community engagement, and talent management. Additionally, her background in law and government contribute to her know-how in the areas of regulatory affairs and public policy.
Career Highlights
•CEO, CRL Consulting LLC (Since 2017)
•Vice President, Community Investment, Comcast Corporation (2008 – 2017); previously Vice President, Human Resources (2005 – 2008)
•Executive Vice President, Comcast Foundation (2008 – 2011 and 2016 – 2017); previously President (2011 – 2016)
•Partner, Ballard Spahr Andrews & Ingersoll, LLP (1992 – 2005); including Chair of Litigation Department (2002 – 2005)
•City Solicitor, City of Philadelphia (1990 – 1992)
•General Counsel to the Redevelopment Authority of the City of Philadelphia (1988 – 1990)
•Assistant U.S. Attorney for the Eastern District of Pennsylvania (Civil Division) (1985 – 1988)

Other Professional Experience
•Director, Penn Mutual Life Insurance Company
•Director, Independent Health Group, Inc.
•Director, Franklin Institute Science Museum
•Distinguished Director, United Way of Greater Pennsylvania and Southern New Jersey
•Former Director, PECO Energy Company
•Former Director and Chair of the Board, Federal Reserve Bank of Philadelphia

www.exeloncorp.com	25

Board and Corporate Governance Matters

Anna Richo
INDEPENDENT
NEW Director Nominee
Age: 63
Director Since: August 2023
Other Public Company Boards: 0
Committees:*
•Audit and Risk

*If re-elected, Ms. Richo will join the Talent Management and Compensation Committee, effective April 30, 2024.

Ms. Richo brings more than 30 years of regulated-industry experience as an attorney and legal executive, with extensive experience in compliance and business ethics, intellectual property and corporate litigation. Ms. Richo formerly served as the Corporate Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Cargill, Inc., a global food production and agricultural company, where she oversaw Cargill’s corporate governance, global ethics and compliance, global security, global government relations, law, and shareholder relations functions. Ms. Richo’s previous experience at biotechnology and pharmaceutical companies brings valuable insights related to operating in regulated industries. Additionally, Ms. Richo’s public company board experience and her board service on behalf of several charitable nonprofit organizations brings valuable insights and perspectives to our Board.
Career Highlights
•Corporate Senior Vice President, Strategic Advisor to the CEO and General Counsel, Cargill, Inc. (Since January 2024); previously Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary (2019 - 2023)
•Executive Vice President and General Counsel, UCB, a publicly-traded biopharmaceutical company based in Belgium (2012 - 2019)
•Senior Vice President and Chief Compliance Officer, Amgen Inc. (2008 - 2012); previously Vice President, Law (2003 - 2008)
•Chief Litigation Counsel, Associate General Counsel and Vice President of Law, Baxter Healthcare, a publicly-traded medical equipment manufacturer (1991 - 2003)

Other Professional Experience
•Director, Cargill Foundation
•Trustee, DePaul University
•Director, Children’s Minnesota
Other Public Company Boards
•Adamas Pharmaceuticals, Inc. (2020 – 2021)
•Cytyc Corporation (1998 – 2003)

26	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters

Matthew Rogers
INDEPENDENT
Age: 61
Director Since: April 2023
Other Public Company Boards: 0
Committees:*
•Audit and Risk
*If re-elected, Mr. Rogers will assume the role of Chair of the Operations, Safety, and Customer Experience Committee, effective April 30, 2024.

Mr. Rogers is an energy and environmental sustainability thought leader, who has focused on the role technologies play in restructuring energy markets. He has extensive global consulting experience as a former Senior Partner at McKinsey & Company where he led the Energy and Sustainability practices and served electric and gas utilities, major oil companies, and energy technology innovators globally. As a former Senior Advisor to the U.S. Secretary of Energy, he had operational responsibility for the Department of Energy’s $35B in Recovery Act appropriations, funding more than 5,000 projects to accelerate US clean energy innovation. Mr. Rogers has written and spoken extensively on electric power, gas, sustainability, and energy transitions.
Career Highlights
•Operations Partner, Ajax Strategies, a venture capital firm focused on technologies to reduce greenhouse gas emissions (Since 2022)
•Chief Executive Officer, Mission Possible Partnership, an organization supporting public and private sector partnerships working toward the energy transition (2022)
•Senior Partner Emeritus, McKinsey & Company (Since 2021); previously Senior Partner (2005 – 2021), including McKinsey’s Sustainability Practice Leader (2015 – 2017), and Partner
(1999 – 2005)
•U.S. Secretary of Energy Advisory Board
(2011 – 2013)
•Senior Advisor, U.S. Secretary of Energy
(2009 – 2010)

Other Professional Experience
•Director, Natel Energy, a hydropower company
•Director, Upstream Tech, which builds software to manage water flows and land use
•Director, Ojjo, a solar foundations installer
•Member, National Petroleum Council

www.exeloncorp.com	27

Board and Corporate Governance Matters

Bryan Segedi
INDEPENDENT
NEW Director Nominee
Age: 64
Director Since: January 2024
Other Public Company Boards: 1
Committees: None
*If re-elected, Mr. Segedi will join the Audit and Risk Committee, effective April 30, 2024.

Mr. Segedi, a globally recognized financial executive known for his successful growth strategies and leadership at Ernst & Young LLP (EY) and certified public accountant, brings over 30 years in public accounting experience to our Board. Most recently, Mr. Segedi was the Deputy Global Vice Chair of Assurance at EY, where he oversaw the firm's $12 billion assurance service line and more than 77,000 professionals. Additionally, Mr. Segedi’s experience serving as a director for public and private companies and implementing strategic and growth initiatives for EY are valuable to our Board.
Career Highlights
•Deputy Global Vice Chair, Ernst & Young, LLP (2012 – 2015) (Retired)
•Advisory Global Markets Leader, Ernst & Young, LLP (2010 - 2012)
•Americas Vice Chair, Ernst & Young, LLP
(2006 - 2010)
•Vice Chair, North Central Region, Ernst & Young, LLP (2000 - 2006)

Other Professional Experience
•Former Executive-in-Residence, W.P. Carey School of Business, Arizona State University
•Former Trustee, Alma College
•Former Director, Conway MacKenzie, Inc.
Other Public Company Boards
•Western Alliance Bancorporation (Since 2020) Committees: Compensation; Nominating, Corporate Governance, and Social Responsibility

28	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters

Overview of Board’s Role	Governance Snapshot

Exelon’s business, property and affairs are managed under the direction of the Board of Directors. The Board considers the interests of all of its constituencies including shareholders, customers, employees, and the communities we serve. The Board is committed to ensuring that Exelon conducts business in accordance with the highest standards of ethics, integrity, and transparency.
Governance Highlights
Exelon’s Board remains committed to maintaining the highest standards of corporate governance. We believe our strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our shareholders, employees, customers, regulators, and other stakeholders. Below is a summary of our corporate governance practices, and more detail is presented in our Corporate Governance Principles, which are available on the Exelon website at www.exeloncorp.com on the Governance page.
Proxy Access
•Eligible shareholders may submit nominees for consideration by the Corporate Governance Committee or nominate Directors through Exelon’s “proxy access” bylaws.
Oversight of Risk Management
•The Board regularly reviews management’s systematic approach to identifying and assessing risks faced by Exelon and each business unit, taking into account emerging trends and developments and incorporating capital investment and business opportunities. Our Audit and Risk Committee oversees Exelon’s risk management strategy, policies and practices, and risk exposures. The full Board oversees Exelon’s cybersecurity program and engages with the Chief Information Security Officer and a cross-functional management team at each regular quarterly meeting regarding the risks from cybersecurity threats. In March 2024, the Board approved the formation of an Operations, Safety, and Customer Experience Committee, which will oversee Exelon’s risks and risk mitigation plans related to our operations and the health and safety of our employees and contractors and members of the public.
Shareholder Engagement
•Exelon has a long-standing practice of engaging with our shareholders on corporate governance matters throughout the year, as may be necessary or helpful, to understand the positions of our investors and to share Exelon’s perspective on matters of mutual interest. See also the Compensation Discussion & Analysis section for a summary of the input received during 2023 related to our executive compensation program.
Continuing Education
•Continuing director education is provided during Board and Committee meetings. The Company also encourages and pays for Director participation in externally offered director development opportunities.
Other Governance Best Practices
•Independent Directors meet regularly in executive sessions without management during Board and Committee meetings.
•Disclosures regarding political activities and contributions are provided through semi-annual reports available on www.exeloncorp.com.

Director Elections:
Annual
Vote Standard:
Majority
of votes cast in uncontested elections
Chair Independence:
Independent
Committee Independence:
100% Independent
Board Self-Evaluation:
Annual
Committee Self-Evaluation:
Annual
Director Evaluation:
Biennial
includes input from peers and executive management
Mandatory Retirement Age:
75
Director Stock Ownership:
5x annual cash retainer
within 5 years; hedging, pledging, and short sales prohibited
Outside Boards (Non-CEOs):
Maximum of 3
in addition to Exelon (4 total)
Outside Boards (Active CEOs):
Maximum of 1
in addition to Exelon (2 total)

www.exeloncorp.com	29

Board and Corporate Governance Matters
Investor Engagement
Our relationship with our shareholders is an important part of our company’s success, and our long tradition of engaging with our investors enables valuable insights for the Board and its Committees into investor perspectives and priorities. During 2023, Exelon’s engagement team, comprising representatives of the Office of Corporate Governance, Investor Relations, Human Resources, Strategy, Innovation and Sustainability, and Compliance met to discuss a wide variety of issues with investors.
In 2023, Exelon contacted the holders of nearly 50% of our outstanding shares with offers to engage. Portfolio managers and governance professionals that accepted included a significant cross-section of our shareholder base, representing approximately 42% of Exelon’s outstanding shares.
The feedback received from shareholders and other stakeholder groups is shared with each Board Committee and the Board, as appropriate, on a regular basis throughout the year. Our Audit and Risk, Corporate Governance, and Talent Management and Compensation Committees adopt or recommend Board approval of suggested enhancements to policies, practices, or disclosures where appropriate to meet investor concerns or expectations relating to new issues or emerging trends.
We believe that our approach to engaging openly with our investors on topics such as environmental strategy, corporate governance, executive compensation, and other human capital management issues drives increased accountability, improves decision making, and ultimately creates long-term value.

Annual Engagement Cycle

SPRING/SUMMER	FALL/WINTER	PRE-ANNUAL MEETING	ANNUAL MEETING
•Review annual meeting results and develop focused off-season engagement plan •Review governance practices in light of investor feedback and governance trends	•Engage with shareholders to solicit feedback and understand their priorities •Evaluate potential changes to governance policies, compensation practices or other disclosures	•Engage with shareholders on proxy matters, including any shareholder proposals •Answer questions about proxy issues and the Board’s vote recommendations	•Opportunity for shareholders to ask questions directly to senior management and the Board and to vote on management and shareholder proposals.

RECENT ACTIONS DEMONSTRATING RESPONSIVENESS TO INVESTOR FEEDBACK
During 2023, sustainability and human capital topics continued to be a focal point in nearly all investor engagements. Many investors were keenly interested in Exelon’s strategy to meet future challenges and the Board’s role in oversight of these critical issues. In 2023, our Investor Relations team refreshed an in-depth sustainability presentation that is available on our IR webpage (investors.exeloncorp.com) and contains detailed information covering a range of topics frequently requested by investors. This report is supplemental to and complements the Corporate Sustainability Report.
Other recent updates include publishing Exelon’s EEO-1 reports; reporting in compliance with the SASB Standards; voluntarily enhancing disclosure about Director diversity; and updating outside board service limits to allow fewer outside boards.

30	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters
Board Oversight of Risk
The Company operates in a complex market and regulatory environment. The Board has broad responsibility to provide oversight of significant risks primarily through direct engagement with management and through delegation of ongoing risk oversight responsibilities to the Committees. Any risk oversight area not allocated to a Committee remains with the Board. Cybersecurity and other risk items that are overseen by the full Board are generally those that are deemed most critical to our operations or strategy.
Each committee has a designated member of executive management as the primary responsible officer for providing information and updates related to the significant risks for that committee. These officers ensure that all significant risks identified by our enterprise risk management program are regularly reviewed with the Board and/or the appropriate committee(s). Each Committee reports regularly to the Board on discussions of enterprise risks for which it is responsible. Furthermore, the Board regularly discusses short-, medium-, and long-term enterprise risks in connection with the evaluation of capital investments, other business opportunities and strategies as well as emerging trends or developments. Reports provided by senior leadership, as well as third-party experts, support oversight of the key risks delegated to each Committee and the full Board.
All Directors are actively involved in the risk oversight function, and we believe that our leadership structure supports the Board’s risk oversight responsibility. Each committee is chaired by an independent Director, and the CEO does not serve on any committee. There is regular, open communication between management and the Directors.

BOARD OF DIRECTORS
The Full Board has primary responsibility for risk oversight including the following areas:
Oversight of significant enterprise risk, strategy and long-range business plan	Cybersecurity	DEI initiatives and diverse business spending	Business risks and capital allocation, including capital decisions related to environmental and climate risks

AUDIT AND RISK COMMITTEE	TALENT MANAGEMENT & COMPENSATION COMMITTEE	CORPORATE GOVERNANCE COMMITTEE	Management

  Oversees independent auditor relationship and internal audit program, and risks associated with financial reporting
  Oversees tax strategy and assessment of tax risks
  Oversees compliance and ethics program, including review of significant compliance and ethics matters, review of an annual compliance risk assessment, and compliance with policies governing interactions with public officials
  Oversees enterprise risk program

  Oversees compensation philosophy and strategy to align with Exelon’s strategic and operating objectives
  Evaluates risks related to compensation policies and practices
  Oversees matters related to corporate culture and talent development

  Oversees CEO succession planning
  Reviews risks related to governance and shareholder activism
  Oversees sustainability and climate change strategies and efforts to protect and improve the environment
  Oversees political contributions

Management is primarily responsible for:
  Identifying risk and risk controls related to significant business activities
  Mapping the risks to company strategy
  Developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk

OPERATIONS, SAFETY, AND CUSTOMER EXPERIENCE COMMITTEE (NEW Committee approved in March 2024)

•Will review operational reliability, resiliency, business continuity, and emergency response risks and mitigation plans
•Will oversee risk mitigation for operational technology and physical security
•Will review and monitor responses to significant operational and health and safety incidents
•Will oversee safety culture, goals, and risks

www.exeloncorp.com	31

Board and Corporate Governance Matters
Enterprise Risk Management
Managing business risks of all types, from operational, financial, and regulatory risks to global risks like climate change, is central to Exelon’s business. Our Enterprise Risk Management (ERM) team, in collaboration with our operating companies, is responsible for coordinating Exelon’s risk management program. As part of its risk oversight program, Exelon has adopted a Three Lines operating model of governance developed by the Institute of Internal Auditors and updated in 2020. The Three Lines Model delineates responsibilities across business operations, risk, and oversight functions to support coordinated management and oversight of risks.
The Three Lines model allocates risk management responsibilities among three distinct groups:
•First Line: Functions that own and manage risk
•Second Line: Functions that monitor internal and external compliance regarding risk-related matters
•Third Line: Function that provides independent assurance. At Exelon, this is Exelon Audit Services (EAS).
The ERM team works collaboratively with business teams to help them identify and assess risks, and to better understand how to manage risks and establish tolerances that allow for growth while staying within our risk appetite. This includes but is not limited to supporting business teams in connection with the following processes:
•Identifying and assessing the management of top enterprise risks
•Monitoring top enterprise risks using enterprise risk management tools, such as Key Risk Indicators (KRIs) and bow-tie risk assessments
•Identifying, monitoring, and assessing emerging risks
•Reviewing proposed capital projects
ERM provides an enterprise-wide view of risks and risk management practices and provides reporting regarding risk management issues to senior leadership and the Board of Directors. Each operating company has a Risk Management Committee tasked with identifying and evaluating the most significant risks of the business and the actions needed to manage and mitigate those risks. The senior executives of the business, as well as ERM, discuss risks with the Audit and Risk Committee of the Exelon Board of Directors.
Other Board Responsibilities
Oversight of Strategy
The Board and its Committees provide oversight of the Company’s business strategy throughout the year. Various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s Committees, and the Board receives regular updates on progress and execution from, and provides guidance to, our management team. The Board dedicates at least one meeting each year to a deep dive on strategic planning and oversight. These sessions create a dedicated forum for a fluid exchange of viewpoints and ideas on the Company’s strategic direction and identifying new opportunities and risks as management executes upon the Company’s strategy.
Oversight of Sustainability and Responsible Business Practices
The Board’s oversight of strategy and risks includes oversight of key sustainability and responsible business matters at both the committee and full Board levels. Issues such as climate, DEI, and safety are important to the long-term success of the Company and, accordingly, are integrated into topics reviewed and discussed at Board meetings throughout the year.
Each of our Committees has oversight of relevant issues. The Audit and Risk Committee reviews SEC disclosures related to human capital management, environmental and cybersecurity risks as well as maintaining oversight of the finance organization and independent auditor’s commitments to diverse teams. The Talent Management and Compensation Committee is actively involved in overseeing policies related to talent development, DEI, and corporate culture. The CGC is tasked with overseeing sustainability and climate change strategies and efforts to protect and improve the environment as well as overseeing political contributions. The full Board oversees all other relevant issues including but not limited to evaluating business risks related to climate change; reviewing investment and divestment opportunities related to climate risks; diversity initiatives and diverse suppliers; workforce development; and corporate philanthropy.
Oversight of Cybersecurity
Our business serves millions of customers, including governmental customers, making us part of the nation’s critical infrastructure. Accordingly, cybersecurity is a high priority at Exelon, and the Board devotes significant time and attention to overseeing cyber and information security risk. We frequently assess our cybersecurity capabilities and embrace continuous improvement to protect assets critical to grid reliability and national security, as well as customer information. In 2022, the Board adopted a Cybersecurity Oversight Policy to specifically address their oversight of management’s cybersecurity program and Exelon’s enterprise-wide risk related to cybersecurity, including management’s identification, assessment, and mitigation of cybersecurity risks, and the Board engages regularly with management regarding risks from cybersecurity threats. Additional information about the Board’s oversight of cybersecurity and Exelon’s cybersecurity risk management strategies can be found in Item 1C of Exelon’s 2023 Annual Report on Form 10-K.

32	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters
Oversight of Utility Boards
Each of Exelon’s six utilities are wholly or majority owned by Exelon (i.e., controlled companies). However, each utility maintains its own board of directors with independent directors to demonstrate independent and engaged oversight of utility operations.
In 2020, as part of the Company’s comprehensive review of oversight and compliance practices, the CGC and Board adopted revisions to the utility boards’ governance and structural documents to reflect strong and consistent governance practices including clearly defining utility director qualifications and core competencies, including the need to reflect the diversity of the communities served; clarifying utility boards’ duties and limits of authority to align with the parameters of the controlled company structure; and implementing formal annual utility board and director evaluations.
Pursuant to its charter, the CGC’s responsibilities for oversight of the utility boards include (1) determining utility board size and consulting on the appropriate skills needed for each utility board; (2) assessing potential utility board candidates and approving utility director elections; (3) reviewing and recommending evaluation processes and criteria and annually reviewing the results of completed evaluations; and (4) annually reviewing all utility board governing documents, policies, and practices to ensure alignment with Exelon interests and best practices for controlled company governance and recommending revisions as needed.

www.exeloncorp.com	33

Board and Corporate Governance Matters
Board Dynamics
Board Leadership
Exelon’s bylaws permit the independent members of the Board to determine the leadership structure of the Board including whether the roles of Board Chair and Chief Executive Officer should be performed by the same individual or whether the roles should be performed by separate individuals. As a matter of policy, the Board believes that separation of these functions is not required, and whether to combine the roles or not is a matter for the Board’s sole discretion, taking into consideration the current and anticipated circumstances of the Company, the skills, and experiences of the individual or individuals in question, and the leadership composition of the Board.
The Board separated the roles of Board Chair and Chief Executive Officer in 2012 and continues to find that this leadership structure ensures independent oversight and promotes the Board’s ability to effectively represent the best interests of all shareholders. This structure gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Board Chair facilitates our Board’s independent oversight of management, serves as principal liaison between the Board and senior management, and leads our Board’s consideration of key governance matters.
The Board recognizes that no single leadership model is right for all companies at all times. Accordingly, the Board periodically reviews its leadership structure as circumstances warrant. The Board is committed to continued independent oversight at all times, and our Corporate Governance Principles provide that the independent members of the Board shall select and elect a Lead Independent Director in the event the Board Chair and Chief Executive Officer roles are held by the same individual, or the person holding the role of Board Chair is not independent under Exelon’s Independence Standards for Directors.
Board Composition and Refreshment
The CGC regularly reviews the composition of the Board, and, while the CGC does not prescribe diversity standards, it considers diversity to be an important consideration when evaluating Board composition and director qualifications. The CGC considers all aspects of diversity such as diversity of gender, race or ethnicity, background, skills, as well as professional and life experience.
The CGC is also responsible for considering the long-term composition of the Board and believes in the value of new perspectives and fresh ideas that come from adding new directors to the Board. The Committee also closely considers the pacing of expanding the Board so that new additions have sufficient overlap with longer-tenured directors to learn the business and understand the operations and culture of the Board. The Board also considers a gradual refreshment process to be appropriate in order to avoid significant disruptions to the normal course of business.
If each Director nominee is elected to the Board, after the 2024 Annual Shareholders’ Meeting, our incumbent Directors will have served an average of 2.6 years on the Board. The Board generally believes that a mix of short, medium and long tenured directors promotes an appropriate balance of views and insights and allows the Board as a whole to benefit from the balance of fresh perspectives and deep institutional knowledge. The Board has recently undergone significant refreshment with four Director nominees having tenure of less than one year. Although new to the Exelon Board, Charisse Lillie, who joined the Board in April 2023, has brought her industry and institutional knowledge from over a decade of service on the board of PECO Energy Company (an Exelon subsidiary). With the number of new Directors, the Board has prioritized robust onboarding as well as creating opportunities for Directors to interact outside the boardroom.
Director Attendance
The Board of Directors held 8 meetings during 2023, including a strategy retreat with senior officers of Exelon and its subsidiary companies. Each incumbent Director nominee attended at least 75% of the combined Board and Committee meetings of which he or she was a member. Demonstrating the Board’s engagement, average Director attendance at Board and Committee meetings during 2023 was 99%.
All Director nominees are expected to participate in the annual meeting of shareholders. All nominees for Director at the 2023 annual shareholders meeting attended the meeting.

34	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters
Board Committees
During 2023, there were three standing committees of the Board: Audit and Risk; Talent Management and Compensation; and Corporate Governance.
The Board Chair and CEO generally attend all Committee meetings and all Committees meet regularly in executive session without management present. Each Committee is governed by a Board-approved charter stating its responsibilities, which is reviewed annually and updated as appropriate. The charters are available on the Exelon website at www.exeloncorp.com on the “Governance Overview” page and in print to any shareholder who requests a copy from Exelon’s Corporate Secretary.

Committee Membership as of March 20, 2024
	Audit and Risk	Talent Management and Compensation	Corporate Governance
Anderson[1]		●	CHAIR
Bowers	CHAIR		●
Butler
Cheshire	●	CHAIR
Lillie		●
Jojo	●	●
Rogers	●
Richo	●
Segedi
Young[2]			●
Total Number of Meetings in 2023:	6	4	4
(1)Mr. Anderson is not standing for re-election.
(2)If re-elected, Mr. Young will assume the role of Chair of the Corporate Governance Committee, effective April 30, 2024.

www.exeloncorp.com	35

Board and Corporate Governance Matters
Committee Responsibilities
Audit and Risk Committee

Chair: Paul Bowers	Members:[1] Rodgers Cheshire, Jojo, Richo, Rogers

Meetings in 2023: 6	Committee is 100% Independent

Committee Responsibilities:
•Assists Board in the oversight and review of the quality and integrity of the Company’s financial statements and internal controls over financial reporting
•Appoints, retains, and oversees the independent auditor and evaluates its qualifications, performance, independence, and fees
•Oversees the Company’s internal audit function
•Oversees risk management functions and strategies, including compliance with risk management program, but excluding cyber
•Oversees compliance with Exelon’s Code of Business Conduct, and the process for the receipt and response to complaints regarding accounting, internal controls, ethics, or audit matters
Audit Committee Financial Experts
The Board of Directors has determined that Messrs. Bowers and Rogers are “Audit Committee Financial Experts” as defined by SEC rules.
See page 46 for the Audit Committee Report.

Talent Management and Compensation Committee

Chair: Marjorie Rodgers Cheshire	Members:[2] Anderson, Jojo, Lillie

Meetings in 2023: 4	Committee is 100% Independent

Committee Responsibilities:
•Assists Board in establishing performance criteria, evaluation, and compensation for CEO
•Approves executive compensation program design for executive officers, other than the CEO
•Monitors and reviews leadership and succession information for executive roles
•Retains the Committee’s independent compensation consultant
•Reviews Compensation Discussion and Analysis and prepares Compensation Committee Report for this proxy statement
Compensation Committee Interlocks and Insider Participation
During 2023, none of Exelon’s executive officers served on the board of directors of any entities whose executive officers serve on the Talent Management and Compensation Committee (TMCC) or our Board. No current member of the TMCC was an executive officer or employee of Exelon during 2023 or at any time, and no member had any relationship with Exelon that would require disclosure under the SEC rules.
See page 62 for the Compensation Committee Report.

1.If re-elected, Ms. Rodgers Cheshire will step off the ARC and Mr. Segedi will join the ARC, effective April 30, 2024.
2.If re-elected, Ms. Jojo will step off the TMCC and Ms. Richo and Mr. Young will join the TMCC, effective April 30, 2024. Mr. Anderson is not standing for re-election.

36	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters
Corporate Governance Committee

Chair:[3] Tony Anderson	Members:[3] Bowers, Young

Meetings in 2023: 4	Committee is 100% Independent

Committee Responsibilities:
•Identifies and recommends qualified candidates for election by the Board and shareholders and oversees Board and Committee structure and composition
•Recommends Corporate Governance Principles and advises on corporate governance issues including evaluation processes for the Board, Committees, each Director, the Board Chair and CEO
•Oversees Exelon’s environmental strategies, including climate change and sustainability policies
•Oversees Utility board governance policies and practices, qualifications and election of Utility directors, and annual review of the Utility boards and directors
•Reviews Exelon’s director compensation program and retains an independent compensation consultant
•Authorized to retain an independent search firm to identify Director candidates

New Committee: Operations, Safety, and Customer Experience
In March 2024, the Board approved the formation of a fourth standing committee - the Operations, Safety and Customer Experience Committee (OSCC). If re-elected, Matt Rogers will Chair the OSCC and each of Mr. Bowers and Mses. Rodgers Cheshire, Jojo, and Lillie will join the OSCC, effective April 30, 2024. The Committee will be responsible for the following:
Committee Responsibilities:
•Oversee Exelon’s strategies, policies and major activities related to operations, including transmission and distribution
•Oversee Exelon’s strategies, policies and major activities relating to providing a healthy and safe environment for employees, customers, contractors, and the public
•Oversee Exelon’s strategies and major activities designed to support and enhance customer experience, including, but not limited to, service, technology, affordability, business development and engagement
•Review and monitor Exelon’s operational performance and execution of major capital projects related to operations
•Review and monitor Exelon’s health, safety, and customer experience performance

3.Mr. Anderson is not standing for re-election. If re-elected, Ms. Rodgers Cheshire will join the CGC and Mr. Young will assume the role of Chair of the CGC, effective April 30, 2024.

www.exeloncorp.com	37

Board and Corporate Governance Matters

Board, Committee, and Individual Director Assessment and Feedback
Our Board seeks to operate with the highest degree of effectiveness, supporting a dynamic boardroom culture of independent thought Exelon has strong evaluation processes for its Board, Board Committees, and individual Directors.
Annual Board Assessment and Feedback
The Board conducts an annual assessment of its performance and effectiveness. The process is coordinated by the Board Chair and the Chair of the Corporate Governance Committee (CGC) and considers recommendations from the CGC on the process and criteria to be used for Board, Committee, and individual Director evaluations. The CGC oversees and approves the annual formal board evaluation process.

FACILITATED DISCUSSIONS
The Chair of the CGC facilitates a discussion with the Board in executive session regarding the Board’s performance. As part of this discussion, the Board Chair steps out to allow the other Directors to discuss the Chair’s performance. Directors are provided a list of questions and discussion topics to review prior to the discussion, focusing on what the Board is doing well and opportunities for improvement. Discussion topics include the following:

•Overall Board performance and areas of focus including oversight of Company operations, strategy and financial performance
•Board composition, including whether the Board has an appropriate balance of diversity, skills, experience and backgrounds
•Board and Company culture •Management engagement with the Board and Committees •Quality of information and materials provided to the Directors •Board meeting logistics

REVIEW AND NEXT STEPS
Following the completion of the session, the Board Chair and CGC Chair review the assessment with the Board, and the Board develops plans to take actions based on the results, as appropriate. The CGC Chair separately provides the Board Chair with feedback based on the discussion of the Chair’s performance.

Annual Committee Assessment and Feedback
All of the Board’s standing Committees conduct annual assessments of their performance.

FACILITATED DISCUSSIONS
The Chair of the CGC facilitates a discussion with the members of each committee in executive session focusing on the performance of each committee. As part of this discussion, the Committee Chair steps out to allow the other Directors to discuss the Chair’s performance. Discussion topics include whether Committee members possess the right skills, experiences and background to fulfill the Committee’s role, whether the Committee is receiving sufficient information, whether meeting materials and presenters are effective, and other matters.

REVIEW AND NEXT STEPS
The CGC Chair and Board review the results of each Committee assessment, and the Board and Committees develop action plans based on the results, as appropriate. The CGC Chair (or the Board Chair, in the case of the CGC) provides each Committee Chair with feedback based on the Committee members discussion of the Chair’s performance.

38	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters
Biennial Individual Director Assessment and Feedback
Individual Director performance assessments include peer review by all members of the Board on the contributions and performance of each Director. Each Director is evaluated every other year and newer directors generally aren’t reviewed until they’ve completed at least one full year on the Board.

QUESTIONNAIRES	The Chair of the CGC requests input from all Directors with regard to each Director undergoing assessment, including what Directors does well, should continue to do, and stop doing.

DISCUSSION AND NEXT STEPS
After reviewing the input received, the CGC Chair collaborates with the Board Chair to provide constructive feedback separately to individual Directors undergoing assessment for developmental opportunities.

Annual Utility Board and Director Assessments and Feedback
Oversight of the utility boards was strengthened in 2020 to provide for annual assessments of each utility board and utility director. Utility directors are provided a list of questions and topics to review prior to discussion with the utilities board chair or his delegate. Results of these interviews are summarized orally and presented to the Corporate Governance Committee or Board as deemed appropriate, and appropriate feedback is communicated to individual directors as needed.

Director Orientation and Education
The Board has an orientation and onboarding program for new Directors and provides continuing education for all Directors that is overseen by the Corporate Governance Committee. The orientation program is tailored to the needs of each new Director depending on his or her level of experience serving on other boards and knowledge of the Company or industry. Materials provided to new Directors include information on the Company’s vision and strategic direction, financial matters, principal operating businesses, corporate governance practices, Code of Business Conduct, risk management framework, and other key policies and practices, including each of the Company’s policies related to interactions with public officials. The orientation process includes a series of one-on-one meetings with members of senior management for deep-dive briefings on business units and corporate functions.
Continuing Education
Continuing director education is provided during portions of Board and Committee meetings and is focused on topics necessary to enable the Board to effectively consider issues before them at that time (such as new regulatory or accounting standards). Education may take the form of presentations from senior leadership or other subject matter experts within the Company, cybersecurity workshops, and presentations from external advisors, or “white papers” which are deep dives into timely subjects or topics. The Audit and Risk Committee periodically holds sessions devoted to education on new accounting rules and standards and/or topics deemed to be helpful to having a good understanding of our accounting practices and financial statements.
Additionally, Directors may attend educational seminars and programs sponsored by external organizations. Directors may self-identify programs or choose from a curated list of external educational opportunities, including programs related to board governance and related matters as well as utility industry educational programs.

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Board and Corporate Governance Matters

Governance Matters
Corporate Governance Principles
Our Corporate Governance Principles, together with the articles of incorporation, bylaws, Committee charters, and other policies and practices, provide the framework for the effective governance of Exelon. The Corporate Governance Principles address matters including the Board’s responsibilities and role; Board structure, Director selection, evaluation, and other expectations; Board operations; Board Committees; and additional matters such as succession planning, executive stock ownership requirements, and our recoupment policy. The Corporate Governance Principles are reviewed periodically and were last amended in March 2024.
Process for Communicating with the Board
Shareholders and other interested persons can communicate with any Director or the independent Directors as a group by writing to them at Exelon Corporation, Attn: Corporate Secretary, 10 South Dearborn Street, P.O. Box 805398, Chicago, IL 60680-5398. The Board has instructed the Corporate Secretary to review communications initially and transmit a summary to the Directors and to exclude from transmittal any communications that are commercial advertisements, other forms of solicitation, general shareholder service matters, or individual service or billing complaints. Under the Board policy, the Corporate Secretary will forward to the Directors any communication raising substantial issues. All communications are available to the Directors upon request.
Shareholders may also report an ethics concern with the Exelon Ethics Hotline by calling 1-800-23-ETHIC (1-800-233-8442). You may also report an ethics concern via email to EthicsOffice2@exeloncorp.com.

40	Exelon 2024 Proxy Statement

Board and Corporate Governance Matters
Director Compensation
The Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding its non-employee Director compensation program. The Committee is authorized to engage outside advisors and consultants in connection with its review and analysis of Director compensation. The Committee takes various factors into consideration, including responsibilities of Directors generally, Board and Committee leadership roles such as the Board Chair and Committee Chairs, as well as the form and amount of compensation paid to directors at comparable companies. In 2023, the Committee engaged Meridian Compensation Partners, LLC (Meridian) to support the annual review of non-employee Director pay.
The non-employee Director compensation program comprises cash and equity components. The Board targets total compensation to be at the median level of compensation paid to directors at the peer group of companies used to benchmark executive compensation.
Cash Fees
The table below sets forth the cash compensation paid in 2023 to Exelon’s non-employee Directors. Directors may elect to defer any portion of cash compensation into a non-qualified multi-fund deferred compensation plan. Under the plan, each Director has an unfunded account where the dollar balance can be invested in one or more of several mutual funds, including one fund composed entirely of Exelon common stock. Fund balances (including amounts invested in the Exelon common stock fund) are settled in cash and may be distributed in a lump sum or in annual installment payments upon a Director reaching age 65, age 72, or upon departure from the Board. These funds are identical to those that are available to Company employees who participate in the Exelon Employee Savings Plan.
Additionally, Directors who serve as members of special committees that may be formed from time to time receive fees of $5,000 per quarter for as long as the Committee remains needed, provided that the Board may determine that additional fees are appropriate depending on the nature and scope of the special committee.

Role	Annual Cash Retainer ($)
Non-Employee Director	125,000
Board Chair	180,000
Committee Chairs:
Audit and Risk Committee	25,000
Talent Management and Compensation Committee	20,000
Corporate Governance Committee	20,000
Equity Compensation
A significant portion of Director compensation is provided in the form of equity to align the interests of Directors with the interests of shareholders. In 2023, Exelon’s non-employee Directors received deferred stock units (DSUs) valued at $165,000. DSUs were granted quarterly in arrears and credited to a notional account based upon the closing price of Exelon common stock on the date the quarterly dividend is paid. DSUs earn dividend equivalents which are reinvested as additional stock units. Directors may opt to receive their DSUs upon reaching age 65, age 72, or upon their departure from the Board. DSUs will be settled in shares of Exelon common stock and will be distributed in either a lump sum or in annual installments based on each Director’s election.
The table below sets forth the amount of DSUs held by each non-employee Director as of December 31, 2023. The balances reported include additional DSUs accumulated as dividend equivalents.

Name	Total Deferred Stock Units (#)
Anderson	57,525
Bowers	9,665
Cheshire	14,939
Jojo	42,767
Lillie	2,849
Richo	1,732
Rogers	2,849
Young	25,509
Total All Directors	157,835

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Board and Corporate Governance Matters
Stock Ownership Requirement
All directors are required to meet the minimum stock ownership requirement within five years after their election to the Board. DSUs as well as common shares beneficially owned directly or indirectly are counted towards meeting the stock ownership guidelines. For more information about each Director’s stock ownership, please refer to the “Stock Ownership of Directors and Executive Officers” table.
Other Benefits Provided
From time to time, Exelon Directors are invited to bring spouses or guests to Exelon or industry related events. When such invitations are extended, Exelon covers the cost of spousal or guest travel, meals, lodging and related activities. The value of spousal or guest related travel is calculated according to IRS regulations and imputed to the Director as additional taxable income. Directors also receive reimbursement to cover the additional taxes owed on such imputed income. For disclosure purposes under this proxy statement in accordance with SEC rules, the foregoing benefits related to spousal or guest related travel are valued on the basis of incremental cost to Exelon. However, in most cases there is no direct incremental cost to Exelon of providing transportation and lodging for a Director’s spouse or guest when he or she accompanies the Director, and the only additional costs are those for meals and activities and to reimburse the Director for the taxes on the imputed income.
Additionally, under Exelon’s matching gift program, the Exelon Foundation matches donations to eligible non-profit organizations, dollar for dollar, up to $15,000 per calendar year, for Directors.
2023 Director Compensation
The following table summarizes the compensation paid for each of our non-employee Directors who served as a member of the Board and its Committees in 2023. Calvin Butler, Exelon’s CEO, did not receive any additional compensation in 2023 for his service on the Board. For information regarding his compensation as the CEO, please see Proposal 3 - Say on Pay: Advisory Vote on Executive Compensation.

Director Name	Cash Fees ($) (Note 4)	Equity Compensation ($) (Note 5)	All Other Compensation ($) (Note 6)	Total Compensation ($)
Anderson	165,000	165,000	—	330,000
Berzin[1]	47,734	52,582	15,000	115,316
Bowers	162,102	165,000	—	327,102
Cheshire	158,681	165,000	952	324,633
Gutierrez[1]	39,835	52,582	—	92,417
Jojo	131,319	165,000	1,253	297,572
Joskow[1]	39,835	52,582	—	92,417
Lillie[2]	85,508	112,871	15,461	213,840
Richo[3]	51,630	68,601	—	120,231
Rogers[2]	85,508	112,871	—	198,379
Young	305,000	165,000	—	470,000
Total All Directors	1,272,152	1,277,089	32,666	2,581,907
(1)Ms. Berzin, Secretary Gutierrez, and Dr. Joskow retired from the board effective April 25, 2023.
(2)Ms. Lillie and Mr. Rogers were elected to the board on April 25, 2023.
(3)Ms. Richo was elected to the board on August 1, 2023.
(4)Includes annual Board and Committee retainers including any amounts voluntarily deferred into the Director Deferred Compensation Plan. Amounts reported for Messrs. Anderson and Bowers, and Ms. Rodgers Cheshire include fees for membership on one or more special committees. Prorated retainers were paid to Ms. Berzin, Ms. Lillie, Ms. Richo and Messrs. Gutierrez, Joskow and Rogers.
(5)The grant date fair values of the directors’ deferred stock awards have been computed in accordance with FASB ASC Topic 718.
(6)Amounts reported in this column include $15,000 contributions made under Exelon’s matching gift program for Ms. Berzin and Ms. Lillie. For Ms. Jojo and Ms. Lillie the amount shown includes the incremental cost for certain, non-travel related benefits, as described above, primarily related to the Exelon Board Strategy Retreat. All spouse or guest travel on corporate aircraft occurred at the invitation of Exelon and in conjunction with the director traveling to and from Exelon business events so there was no incremental cost to Exelon for any spouse or guest travel other than the reimbursement of income taxes owed by the director for these benefits. Ms. Rodgers Cheshire, Ms. Jojo and Ms. Lillie received $951, $613 and $155 respectively for the reimbursement of additional taxes due on the value of the travel and non-travel related benefits received.

42	Exelon 2024 Proxy Statement

Audit Matters

PROPOSAL 2
Ratification of PricewaterhouseCoopers LLP as
Exelon’s Independent Auditor for 2024
Based on the most recent evaluation and consideration of factors described below, the Audit and Risk Committee (ARC or Committee) and the Board of Directors have determined that the retention of PricewaterhouseCoopers LLP (PwC) as the independent auditor remains in the best interests of the Company and its shareholders based on the Committee’s level of satisfaction with the quality of services provided by PwC.
PwC has served as the Company’s independent auditor since 2000. The Committee believes PwC’s tenure as Exelon’s independent auditor is a benefit to audit quality given its experience with the Company and knowledge of the business. Because of PwC’s familiarity with Exelon, the firm has demonstrated an ability to focus on risks significant to the Company and its industry and has developed and implemented efficient and innovative audit processes, which have enabled the provision of services for fees considered competitive by the Committee.

The Board recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor for 2024.

Evaluation of the Independent Auditor
The Committee regularly considers the independence, qualifications, compensation, and performance of its independent auditor. In 2018, the Committee approved an evaluation framework developed by management to assist with the Committee’s annual assessment of the independent audit firm, which includes the solicitation of feedback from management and the members of the ARC. Results of the full assessment were discussed by the Committee as part of its annual review process. Using the framework, the ARC assessed the following four areas in addition to a consideration of the independent audit firm’s independence.

QUALITY OF THE INDEPENDENT AUDIT FIRM AND AUDIT PROCESS
•The number of restatements, material weaknesses and significant deficiencies to determine if any items reasonably should have been identified by the independent audit firm.
•Results of the 2021 Public Company Accounting Oversight Board (PCAOB) inspection report issued in November 2022.
•The risk associated with the independent audit firm based on their financial stability, compliance with applicable laws and professional standards, pending litigation or judgments against the independent audit firm, and results of applicable independent audit firm inspections.

ALIGNMENT WITH EXELON’S CORE VALUES
•Whether the independent audit firm and onsite team demonstrate a commitment to diversity, equity, and inclusion (DEI) aligned with Exelon’s core values.
•Annual DEI assessment of third-party finance vendors by management led to PwC’s appointment to the DEI honor roll for the twelfth consecutive year.

LEVEL OF SERVICE PROVIDED BY THE INDEPENDENT AUDIT FIRM
•Results of annual assessment distributed to the Committee and management with frequent interactions with the independent audit firm.
•Open access to and engagement with PwC subject matter experts providing valuable insights on matters important to Exelon.

GOOD FAITH NEGOTIATION OF FEES	•Robust biennial fee negotiation process. •Reasonableness of fees incurred against the annually approved fees and reported current fee estimates provided to the Committee quarterly.

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Audit Matters
In addition, the Committee assessed PwC’s independence based on review of PwC’s required communications and forthright, candid and prompt communications on related independence matters, when needed. Based on the results of its assessment, the Committee found PwC to be independent from the Company and its management and appointed PwC as its independent auditor for 2024.
Tenure
PwC has served as the Company’s independent auditor since 2000. In considering the tenure of PwC as our independent auditor, the Committee carefully considers the benefits of a long tenure in light of the robust controls in place to safeguard independence.

Benefits of Tenure	Key Independence Controls

•Enhanced Audit Quality. PwC’s deep familiarity with the utilities industry and Exelon’s businesses and operations, accounting policies and practices, and internal controls over financial reporting is valuable to the Company and its shareholders.
•Continuity Mitigates Disruption Risk. Onboarding a new independent auditor would require extensive education and significant time and resources for the new auditor to obtain a comparable level of familiarity with our business and control framework. Such a disruption could potentially distract from management’s focus on other matters
•Continuity of Non-Audit Work. A new independent auditor would also disrupt non-audit workflows and could create conflicts related to consulting contracts on other matters.
•Efficient Audit Plans. PwC’s knowledge of our business and control framework allows it to develop and implement efficient and innovative audit processes, enabling the provision of services for fees considered by the Committee to be competitive.

•Committee Oversight. The Committee and its Chair hold regular executive sessions with the independent auditor during which the Committee discusses the scope of PwC’s audit, any problems or difficulties encountered or observations made.
•Lead Partner Rotation. PwC’s institutional knowledge and experience is balanced by the fresh perspective delivered by changes in the audit team resulting from mandatory audit partner rotation and routine turnover within the team that provides for new perspectives. The Committee is directly involved in the consideration and selection of its lead engagement partner.
•Limits on non-audit services. The Committee has exclusive authority to pre-approve non-audit services and determine whether such services are consistent with auditor independence.
•Independence assessment. On at least an annual basis, PwC provides the Committee reports regarding independence; conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other staff serving the Company’s account consistent with independence requirements.
•Regulatory Controls. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Selection of Lead Engagement Partner
The ARC oversees the process for, and ultimately approves, the appointment of our independent auditor’s lead engagement partner at the five-year mandatory rotation period. In evaluating and selecting a lead audit partner, the ARC provides selection criteria to which PwC responds with a roster of qualified candidates who will then be interviewed by members of the ARC and senior management including the Chief Financial Officer and Chief Accounting Officer. The ARC will then discuss the candidates with the current lead engagement partner and ultimately approve the individual. In 2023, the ARC approved a new lead engagement partner who will shadow the current lead engagement partner through 2024 and commence service on the Company’s audit in 2025. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified industry and personal criteria, including diversity of thought and background and experience with complex global clients.

Request for Shareholder Ratification
As a matter of good corporate governance, the Board submits the selection of its independent audit firm to shareholders for ratification each year. If the selection of PwC is not ratified by shareholders, the ARC will reconsider its selection, but no assurance can be given that the Committee will change the appointment. Even if the selection of PwC is ratified, the Audit and Risk Committee may appoint a different independent audit firm at any time if it determined that such a change would be appropriate.
Representatives of PwC will participate in the annual meeting to answer questions and will have the opportunity to make a statement.

44	Exelon 2024 Proxy Statement

Audit Matters

Critical Audit Matters
In conformance with Public Company Accounting Oversight Board rules, the Committee reviewed and discussed with PwC one critical audit matter arising from the current period audit of Exelon’s financial statements. Critical audit matters (CAMs) are defined to be any matter arising from the audit of the financial statements that was communicated or required to be communicated to the ARC and that 1) relate to accounts or disclosures that are material to the financial statements and 2) involve especially challenging, subjective, or complex audit judgment. The Committee concurred with PwC’s assessment and identification of the CAMs contained in its Audit Report included within Exelon’s 2023 Annual Report on Form 10-K.
Pre-Approval of Audit and Non-Audit Services
The ARC has adopted a Policy for Pre-Approval of Audit and Non-Audit Services Provided by the Independent Auditors (Policy) that includes pre-approval requirements for the audit and non-audit services provided by PwC. All audit and non-audit services provided by PwC in fiscal years 2023 and 2022 and related fees were approved in advance by the ARC. The Committee considered the nature, scope, and projected fees of each service as well as any potential implications for auditor independence.

The Policy specifically sets forth services that the independent auditor is prohibited from performing by applicable law or regulation. Further, the Committee may prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. Predictable and recurring audit and permitted non-audit services are considered for pre-approval by the Committee on an annual basis. Further, the Committee has delegated pre-approval authority to the Committee Chair with respect to any audit or permitted non-audit services up to a limit of $500,000 per engagement. Services with fees exceeding $500,000 require full Committee pre-approval. The ARC receives quarterly reports on the actual services provided by the independent auditor with related fees.

No services were provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules.
Independent Auditor Fees
The ARC is responsible for the audit fee negotiations associated with the company’s retention of PwC. The below table presents aggregate fees billed for audit and other services rendered by PwC for the two most recent fiscal years.

	Year Ended December 31,
(in thousands)	2023	2022
Audit Fees[1]	$14,220	$15,269
Audit Related Fees[2]	—	225
Tax Fees[3]	590	662
All Other Fees[4]	2,128	2,666
Total:	$16,938	$18,822
1.Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including SEC and FERC financial statement audits and reviews, review of documents filed with the SEC, issuance of comfort letters and consents for debt issuances and other attest services required by statute or regulation.
2.Audit related fees consist of assurance and related services that are traditionally performed by the principal auditor and are reasonably related to the performance of the audit or review of the financial statements, audits of stand-alone financial statements or other assurance services to comply with contractual requirements, financial accounting, or reporting and control consultations.
3.Tax fees consist of tax compliance, planning and advice services, including tax return preparation, refund claims, tax payment planning, assistance with tax audits and appeals, advice related to mergers and acquisitions and transactions, or requests for rulings or technical advice from tax authorities.
4.All other fees primarily reflect system implementation quality assurance services, some of which will be allocated to Constellation Energy Group pursuant to separation-related services agreements, but also include fees incurred in connection with the receipt of an SEC subpoena requesting information related to the facts underlying the deferred prosecution agreement entered into by ComEd.

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Audit Matters

Report of the Audit and Risk Committee
Management has primary responsibility for preparing the Company’s financial statements and establishing effective internal controls over financial reporting. PricewaterhouseCoopers LLP (PwC), the Company’s independent auditor for the year ended December 31, 2023, is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Committee.

During fiscal year 2023, as part of the Audit and Risk Committee’s oversight function, the Committee:

•Reviewed and discussed the Company’s annual audited financial statements, including the critical accounting policies applied by the Company in the preparation of these financial statements, assessment of the effectiveness of internal control over financial reporting, and quarterly financial statements with management and with PwC;
•Reviewed related matters and disclosure items, including the Company’s earnings press releases, and the processes by which the Company’s Chief Executive Officer and Chief Financial Officer certify the information contained in its quarterly and annual filings;
•Reviewed and discussed with management, the internal auditor, and the independent auditor, as appropriate, the audit scopes and plans of both the internal auditor and the independent auditor;
•Inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;
•Met in periodic executive sessions with each of management, the internal auditor, and the independent auditor to discuss the results of the examinations by the independent and internal auditors, their evaluations of internal controls, and the overall quality of the Company’s financial reporting, and any other matters as appropriate;
•Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
•Received the written disclosures and letter from PwC required by applicable requirements of the PCAOB regarding independence and discussed with PwC their independence and related matters. Based on this review and discussion, and a review of the non-audit services provided by PwC during 2023, the Committee believes that the services provided by PwC in 2023 are compatible with, and do not impair, PwC’s independence.

In reliance on these reviews and discussions, the Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The Committee also reappointed PwC as the Company’s independent auditor for 2024.

This report is provided by the following independent directors, who constitute the Audit and Risk Committee:

Paul Bowers, Chair
Marjorie Rodgers Cheshire
Linda Jojo
Anna Richo
Matthew Rogers

46	Exelon 2024 Proxy Statement

Executive Compensation

PROPOSAL 3
Say-on-Pay: Advisory Vote on Executive Compensation
We provide shareholders with a say-on-pay vote every year at the annual meeting of shareholders. While the vote is non-binding, the Board and the Talent Management and Compensation Committee take the results of the vote into consideration when evaluating the executive compensation program. Accordingly, you may vote to approve or not approve the following advisory resolution on the compensation of the named executive officers at the 2024 annual meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure.

The Board recommends a vote “FOR” the approval of the compensation paid to the Company’s named executives, as disclosed in this proxy statement.

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Compensation Discussion & Analysis (CD&A)
Overview
This CD&A discusses Exelon’s 2023 compensation for our named executive officers (or NEOs) comprising our CEO, CFO, and the three other most highly compensated executive officers serving as of the end of 2023. These officers are listed below.

Calvin G. Butler, Jr. President & Chief Executive Officer, Exelon	Jeanne Jones Executive Vice President and Chief Financial Officer, Exelon	Gayle Littleton Executive Vice President and Chief Legal Officer, Exelon	David Glockner Executive Vice President, Compliance, Audit and Risk, Exelon	Gil Quiniones Chief Executive Officer, ComEd
Compensation Philosophy and Objectives
The goals of our executive compensation program are to motivate executives to achieve long-term success, grow shareholder value and to encourage the retention of key talent. The Talent Management and Compensation Committee (TMCC or Committee) sets challenging performance metrics that are tied to the Company’s financial and operational goals. Financial targets are based on internal business plans and external market factors. The following objectives and principles guide the design of our compensation program:

Objective	Practices that Support this Philosophy

ACCOUNTABILITY AND LONG-TERM PERFORMANCE
•Our compensation program promotes pay-for-performance by linking business performance with shareholder returns and payouts and supporting the execution of Exelon’s business strategy over multi-year periods to drive the success of our long-term strategy.
•We set target performance levels that are challenging, but reasonably achievable, and are aligned to the goals we communicate to investors.
•Incentive compensation is tied to Exelon’s overall company performance; for Utility executives, the majority of their annual incentive is tied to utility-specific results.

INVESTOR ALIGNMENT
•We engage directly with shareholders and will initiate responsive actions when appropriate.
•Executive stock ownership requirements align the long-term interests of our executives with our shareholders.
•The Committee may exercise discretion when necessary to align actual payouts with business performance and shareholder returns.

BALANCE
•Our design balances short-and long-term objectives as well as financial and operational goals to motivate measured, but sustainable and appropriate, risk-taking.
•Annual incentive awards recognize the achievement of short-term goals, while equity awards encourage our executives to deliver strong, long-term results.

COMPETITIVE
•Competitive compensation is provided to attract, engage, and retain talented executives with a strong track record of success, assuring a high-performing and stable executive leadership team.
•Our compensation program considers the size and complexity of Exelon’s business, peer group market data, internal equity considerations, experience, succession planning, performance, and retention.

48	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
2023 Compensation Program Structure
In keeping with Exelon’s executive compensation philosophy and objectives, the TMCC oversees the design of the executive compensation program comprising fixed and variable compensation elements as summarized below.
The following table provides a summary of the compensation program for each of our NEOs. Since Mr. Quiniones is the CEO of ComEd, his AIP goals differ from the other NEOs’ goals by including a mix of Adjusted (non-GAAP) operating EPS and ComEd-specific operational goals.

Pay Element	Form	Measurement/Performance	Purpose
Salary	Cash	Merit Based	Attracts and retains top talent through fixed income at competitive, market-based levels.
Annual Incentive Plan (AIP)	Cash	60% - Adjusted (non-GAAP) operating EPS* 15% - Outage Duration (SAIDI) 15% - Outage Frequency (SAIFI) 10% - Customer Satisfaction Index *Responsible Business (formerly ESG) Modifier (-/+10%)	Motivates executives to achieve key financial and operational objectives using adjusted (non-GAAP) operating EPS* and operational goals that reflect our commitment to remain a leading energy provider. Also rewards the achievement of strategic goals related to DEI and sustainability.
Long-Term Incentive Plan (LTIP)	67% Performance Shares
33.4% - Exelon CFO/Debt*
33.3% - Exelon Net Income*
33.3% - Utility Earned ROE*
(Based on cumulative performance over
3-year cycle for Exelon Net Income*
defined as adjusted (non-GAAP) operating earnings and 3-year average for Exelon CFO/Debt* and Utility Earned ROE*; subject to a 3-year TSR Modifier)

Drives executive focus on long-term goals supporting utility growth, financial results, and capital stewardship.
Rewards the relative achievement of financial goals and Exelon’s total shareholder return (TSR) as compared with the TSR of utility peers (UTY) over three-year period (TSR Modifier).

	33% Restricted Stock Units	Time-based award vests one-third per year over 3 years; no performance metrics	Balances LTI portfolio by providing executives with market competitive time-based awards.

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Compensation Discussion & Analysis (CD&A)
Alignment between Business Strategy & Compensation
Exelon’s value proposition, as articulated below across five strategic business objectives, reflects our continued focus on key strategic initiatives expected to drive strong operational and financial performance. The table below demonstrates the linkage between Exelon’s value proposition and the compensation components or metrics used in our executive compensation program.

2023 Strategic Business Objectives	Compensation Component or Metric		2023 Performance Highlights
	AIP	LTIP

OPERATIONAL EXCELLENCE TO SUPPORT ACHIEVEMENT OF FINANCIAL OBJECTIVES	OUTAGE DURATION, OUTAGE FREQUENCY, & CUSTOMER SATISFACTION		All utilities had high performing reliability, with ComEd and PECO achieving best-on-record SAIDI and SAIFI performance.

EPS GROWTH OF 6-8% FROM 2022 - 2026	ADJUSTED (NON-GAAP) OPERATING EPS*	EXELON NET INCOME*	Adjusted (non-GAAP) operating EPS* of $2.38, exceeding the midpoint of guidance of $2.36.

SUPPORT UTILITY GROWTH, DEBT REDUCTION AND THE DIVIDEND		EXELON CFO/DEBT*	Issued $142M of equity to support a balanced funding strategy in support of a strong balance sheet and paid out $1.44 per share of dividends in alignment with our total shareholder return proposition.

INVEST IN UTILITIES WHERE WE CAN EARN AN APPROPRIATE RETURN		UTILITY EARNED ROE*
Invested approximately $7.3 billion at our electric and gas companies to replace aging infrastructure and enhance reliability and resiliency for the benefit of customers; above target performance with an Earned ROE of 9.3%.

CREATE SUSTAINABLE VALUE FOR SHAREHOLDERS BY EXECUTING BUSINESS STRATEGY	RESPONSIBLE BUSINESS MODIFIER	RELATIVE TSR MODIFIER	The Company met all of the DEI goals and sustainability initiatives established for 2023 at target. Outperformed the UTY by 1.76% for the 2022 to 2023 period with Exelon’s TSR at -6.81%.

50	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
CEO Evaluation
The Board of Directors conducts a robust annual assessment of the CEO’s performance. For 2023, the CEO provided the Board with a self-assessment; the Board Chair and Chair of the Corporate Governance Committee conducted meetings with each of the independent directors to solicit feedback on the CEO’s performance; the independent directors met in executive session to discuss CEO performance; and the Board Chair and Chair of the Corporate Governance Committee then provided a summary of the feedback to the CEO.
CEO Pay for Performance Alignment

The Talent Management and Compensation Committee and the independent Directors of the Board approved the following compensation for Mr. Butler in December 2022 for 2023 upon his promotion to the role of President and CEO. A significant portion of Mr. Butler’s total direct compensation is in the form of long-term incentives at 72.7%, which is consistent with the compensation of CEOs in Exelon’s peer group.
Base Salary: Effective December 31, 2022, Mr. Butler’s base salary was $1,250,000.
AIP Award Payout: Payout for 2023 performance results based on Exelon’s above target performance of 129.48%.
2021-2023 Performance Share Payout: Performance, inclusive of the TSR modifier was above target at 102.48%.

Shareholder Engagement

The Talent Management and Compensation Committee regularly reviews executive compensation, taking into consideration input received through Exelon’s regular and ongoing engagement with investors. Feedback is solicited over the course of the year through our ongoing shareholder engagement program and in connection with the annual meeting of shareholders. During 2023, Exelon engaged with a significant cross-section of our shareholder base, representing approximately 42% of Exelon’s outstanding shares with independent director participation on some calls. Feedback from all discussions was shared with the appropriate Board Committee and/or the full Board.
3-YEAR AVERAGE SAY-ON-PAY SUPPORT: 93.6%

Shareholders expressed overall approval for Exelon’s executive compensation program and design, as demonstrated by the 2023 say-on-pay vote results of 93.59%. Some investors also expressed support for the addition of an ESG-focused metric as part of the AIP. For 2023, the TMCC approved a change to the 2023 AIP design to include a modifier that aligns and reinforces the Company’s focus on diversity, equity and inclusion and advancing our sustainability goal of 2030 Path to Clean. The 2023 Responsible Business Modifier may increase or decrease the overall annual incentive payout up to ±10%. See discussion on page 53 for more details.

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Compensation Discussion & Analysis (CD&A)
Base Salary
When evaluating whether to make adjustments to base salary, the Talent Management and Compensation Committee considers a number of factors including the outcome of the annual merit review and results of the annual market assessment of NEO and CEO compensation provided by the Committee’s independent compensation consultant. The TMCC also takes into account the need to retain an experienced team along with job promotions, individual performance, scope of responsibility, leadership skills and values, current compensation, internal equity, market competitiveness and other legacy matters.
For the CEO’s compensation, the TMCC recommends CEO compensation to the independent members of the Board. For the NEOs’ compensation, the TMCC sets base salaries for each NEO (other than CEO), which may be adjusted following an annual review. Base salary adjustments are effective as of March 1 each year. In January 2023 as part of its annual review, the Committee approved a 4% increase in base salary for all NEOs, except for Mr. Butler whose 2023 compensation was approved in December 2022 for his promotion to the role of President and CEO.
Annual Incentive Program (AIP)
AIP Overview
The AIP is an annual cash incentive program that provides our NEOs the opportunity to receive an annual cash award based on the achievement of predetermined financial and operational goals.
The AIP incorporates a single financial metric (adjusted (non-GAAP) operating EPS*) and operational metrics that are aligned with the focus on driving outstanding customer experiences. The 2023 AIP design replaced Customer Average Interruption Duration Index (CAIDI) with System Average Interruption Duration Index (SAIDI), which provides a better measure of grid reliability and is the metric used by regulators to assess Exelon’s performance. The operational metrics continue to include measurements of the frequency of outages (SAIFI), as well as a customer satisfaction metric.
The following table provides a summary of the 2023 AIP program metrics for each of our NEOs other than Mr. Quiniones.

	Metrics	Purpose
Financial Goals (60%)
Adjusted (non-GAAP) Operating EPS* (60%): The Company’s net income from ongoing business activities divided by average shares outstanding during the year and adjusted to exclude certain costs, expenses, gains and losses, and other specified items.
Supports commitment to provide solid returns to our shareholders and to support and grow our dividend.
Operational Goals (40%)	Outage Duration (SAIDI) (15%): Measure of the total duration of sustained interruptions divided by the total number of customers served.	Supports commitment to providing reliable power and quickly responding to interruptions, which are essential to operations and customer satisfaction.
	Outage Frequency (SAIFI) (15%): Measure of the total number of customer interruptions divided by the total number of customers served.	Supports commitment to dependable infrastructure and reliable power, which are essential to operations and customer satisfaction.

Customer Satisfaction Index (10%): An index score for each customer segment is computed by averaging the mean ratings from three measures: overall satisfaction, meeting expectations and overall favorability.
Supports commitment to meeting the needs and expectations of our customers with best-in-class service.
Modifier (+/-10%)	Responsible Business Modifier (+/- 10%): Based on outcomes from environmental and social measures directly aligned to Exelon’s progress on its Path to Clean and DEI goals.	Supports commitment to environmental and DEI measures directly aligned to the communities that Exelon serves, our employees, and external stakeholders.
Since Mr. Quiniones is CEO of ComEd, his 2023 AIP program metrics are 25% adjusted (non-GAAP) operating EPS* and 75% goals specific to ComEd’s financial and operational performance (listed below).

•25% Operating Net Income* •20% Total O&M Expense •5.0% Outage Frequency (SAIFI)	•5.0% Outage Duration (SAIDI) •5.0% First Contact Resolution •5.0% Customer Satisfaction Index	•5.0% EIMA Reliability Metrics Index •2.5% Value Based Engagements •2.5% Safety Best Practices

52	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
AIP Goal Setting and Rigor
Exelon’s goal-setting process employs a multi-layered approach and analysis that incorporates a blend of objective and subjective business considerations and other analytical methods to ensure that the goals are sufficiently rigorous. Such considerations include:
•Recent History - Goals generally reflect a logical progression of results from the recent past
•Relative Performance - Performance is evaluated against a relevant group of the Company’s peers
•Shareholder Expectations - Goals are aligned with externally communicated financial guidance and shareholder expectations
•Strategic Objectives - Near- and intermediate-term goals are aligned with long-term aspirations
•Sustainable Sharing - Earned awards reflect a balance of shared benefits for shareholders and participants
The TMCC annually reviews AIP components, targets, and payouts to ensure that they are challenging and are designed to mitigate excessive risk taking. The TMCC considers short- and long-term financial and operational results relative to our internal goals. Goals for the AIP, including adjusted (non-GAAP) operating EPS*, are set in January/ early February around the same time that Exelon provides full-year guidance for EPS and other key financial metrics. Each financial and operational goal includes “threshold,” “target,” and “distinguished” performance levels.
Financial Goals (60%)
Building on past goal rigor, the TMCC set an adjusted (non-GAAP) operating EPS* AIP target for 2023 at $2.36, with a “distinguished” goal set significantly above the upper end of Exelon’s full-year EPS guidance. See Appendix C for definitions of non-GAAP measures.
The following table depicts Exelon’s goal setting rigor and practice of setting the adjusted (non-GAAP) operating EPS* target at the mid-point (or higher) of the guidance range. The guidance range for 2021 included Exelon’s generation business which was spun-off in February 2022. The 2022 target shown below represents an 8% increase compared to the pre-separation adjusted (non-GAAP) operating EPS* target for the utilities.

Year	Initial Full-Year Guidance Range	Target (100%)	Performance as Percentage of Target
2023	$2.30 - $2.42	$2.36	133.3%
2022	$2.18 - $2.32	$2.25	112.5%
2021	$2.60 - $3.00	$2.87	106.7%
Operational Goals (40%)
Operational target metrics for 2023 were set at challenging levels that corresponded to top quartile performance compared to industry standards. Distinguished performance levels were set to outpace the industry’s best-in-class performance. The following table shows the target and relative performance for each operational metric. Only one year of data is shown for Outage Duration (SAIDI) which was a new metric in 2023.

AIP Operational Goals	Year	Target (100%)	Performance as Percentage of Target
Outage Duration (SAIDI)[1]	2023	47	126.3%
Outage Frequency (SAIFI)	2023	0.59	152.9%
	2022	0.61	140.0%
	2021	0.69	160.0%
Customer Satisfaction Index	2023	8.09	75.9%
	2022	8.15	72.5%
(1)New metric in 2023
Responsible Business Modifier
Beginning in 2023, the Talent Management and Compensation Committee incorporated a Responsible Business Modifier into the AIP. The Responsible Business Modifier is based on a holistic evaluation by the Committee of key accomplishments and actions taken during the year related to enterprise-wide diversity, equity and inclusion and sustainability goals. The Committee may choose to apply the Responsible Business Modifier to adjust the payout amounts upwards or downwards by up to 10% or determine not to make any adjustments. Throughout the year, management reviewed score cards detailing qualitative and quantitative progress on those goals.

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Compensation Discussion & Analysis (CD&A)
2023 AIP Performance and Payout Determinations
The following table details the 2023 threshold, target, and distinguished or maximum performance goals, and the results achieved. The performance factor for 2023 AIP awards was calculated to be 129.48% of target for the NEOs other than Mr. Quiniones, and 125% for Mr. Quiniones as described below.
AIP targets are set and expressed as a percentage of base salary. At the end of the year, the performance factor is calculated based on the weighted average of the actual results for each of the performance metrics. The final AIP award is calculated by multiplying the target award by the performance factor. Final awards can range from 0% to 200% of target. There are no individual performance modifiers for Exelon’s executive officers, including the NEOs.
Based on a holistic review in 2023, the Committee made no adjustments based on the Responsible Business Modifier.

	Performance Scale			Performance
AIP Metrics:	Threshold (50%)	Target (100%)	Distinguished (200%)	Actual Performance	as % of Target	Weighted Performance
Adjusted (non-GAAP) Operating EPS*	$2.24	$2.36	$2.48	$2.38	133.33%	80.00%
SAIDI	74	47	28	42	126.32%	18.95%
SAIFI	0.72	0.59	0.42	0.50	152.94%	22.94%
Customer Service	7.82	8.09	8.35	7.96	75.93%	7.59%
				Pre-ESG Modifier Performance:		129.48%
				Responsible Business Modifier (90% to 110%)		100.00%
				Final Performance Factor:		129.48%

The following table shows actual AIP payout amounts awarded to Exelon’s NEOs.

Name	AIP Target (% of Salary)	Dollar Value of AIP Target ($)	Performance Factor	Actual Award ($)
Butler	140.00%	1,750,000	129.48%	2,265,900
Jones	90.00%	608,400	129.48%	787,756
Littleton	90.00%	608,400	129.48%	787,756
Glockner	80.00%	516,797	129.48%	669,148
Quiniones[1]	80.00%	491,400	125.00%	614,250
1.Mr. Quiniones’ AIP Performance Factor for the ComEd CEO plan was 156.57%, a material portion of which is based on ComEd performance. Based on company discretion, Mr. Quinones’ AIP award was set at 125% of target.

54	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
Long-Term Incentive Program (LTIP)
LTIP Overview & Goal Setting Process
The Talent Management and Compensation Committee grants long-term equity incentive awards annually at its first regular meeting each year. Once the total target equity incentive award is determined, the value is split between RSUs (33%) and performance shares (67%). RSUs vest ratably over three years and are not subject to performance metrics. RSUs receive dividend equivalents that are reinvested in additional units and remain subject to the same vesting conditions as the underlying awards.

Impact of Separation on the 2021 - 2023 LTIP Awards
Performance shares are typically earned based on performance achieved over a three-year period; however, under the terms of Exelon’s Long-Term Incentive Plans, the Committee is authorized to “appropriately adjust” outstanding equity-based compensation awards in the event of a spin-off transaction. In connection with the Company’s spin-off of Constellation Energy Group on February 1, 2022 (Separation), the Committee made the adjustments discussed below for the 2021 - 2023 performance share awards:
•Target Number of Shares: The target number of shares was adjusted by using the five-day pre- and post-separation volume-weighted average prices (VWAP) of Exelon with a ratio of 1.3184.
•Recalibrated Performance Scorecard: To better align with the long-range business plan for Exelon post the separation, the TMCC approved the recalibrated performance scorecard for the 2021-2023 performance award in January 2022. The performance factor for 2021 was finalized at 123.17%, and the recalibrated award had a 2-year scorecard which reflected projected performance through 2023. The plan also includes a TSR modifier reflective of 2022 and 2023 performance (performance detail can be found on pages 56-57) . The performance metrics continued to include Utility Net Income and Utility ROE; however, the metric for Funds from Operations to Debt Ratio (“FFO/Debt”) was replaced by Cash from Operations to Debt Ratio (“CFO/Debt”). All other terms of the awards remained unchanged.

The performance metrics underlying the 2021-2023 performance share awards are listed below.

Metrics:	Utility Earned ROE* (33.3%)	Utility Net Income* (33.3%)	Exelon CFO/Debt* (33.4%)

Definition:	Average utility ROE weighted by year-end rate base.	Aggregate utility adjusted (non-GAAP) operating earnings*, including Exelon hold-co net operating income (loss).	Ratio of cash from operations to total debt.

Purpose:	Measure of value created by utility businesses. Aligned with our strategy to invest in our utilities where we can earn an appropriate return.	Measures financial performance of the utilities. Aligned with our strategy to grow our regulated utility business.	Key ratio for determining our credit rating and thereby our access to capital. Aligned with our strategy to generate free cash and reduce debt.

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Compensation Discussion & Analysis (CD&A)
LTIP Goal Setting and Rigor
Performance share targets are based on external commitments and performance scales aligned to industry standards. The 2021-2023 performance scale range for the Utility Earned ROE and Utility Net Income metrics were based on setting threshold performance at 90% and distinguished performance at 110% of target, with target performance set in line with external commitments. Target performance for the Exelon CFO/Debt metric is intended to align performance with the expectations of credit rating agencies.
The TMCC used the following process to determine performance share award targets:
•Performance targets (including threshold, target, and distinguished levels) for each of the metrics are set in January or February of each performance cycle.
•We do not disclose actual three-year targets used in our performance share award cycles until each cycle has been completed. We feel it is important to safeguard the confidentiality of our long-term outlook on projected performance, especially in light of changes in our industry, with our peer companies, and the overall utility market. This policy supports the propriety of our long-standing disclosure practices to only issue public annual performance guidance as part of our financial disclosure policies.
•At the end of the three-year cycle, the performance factor is calculated based on the weighted average of the actual results for each of the performance metrics. As noted above, for the 2021 – 2023 cycle, the performance metrics were measured over a two-year period,
To ensure adequate rigor for the financial targets applicable to the 2021-2023 performance share award cycle, targets were aligned to Exelon’s long-range business plan and external commitments. As noted above, in connection with the Separation, the targets for each metric were adjusted in January 2022 to align with the 2022 - 2023 long-range plan of the company.
2021 - 2023 LTIP Performance
The following table details the threshold, target, and distinguished (or maximum) performance goals, and the results achieved for the 2021 – 2023 performance cycle.

	Performance Scale
LTIP Metrics:	Threshold (50%)	75%	Target (100%)	125%	Distinguished (150%)	Final Plan Performance	Performance as % of Target	Weighted Performance
Utility Earned ROE*	8.1%	—	9.0%	—	9.9%	9.3%	116.67%	38.85%
Utility Net Income* (in millions)	$2,095	—	$2,328	—	$2,561	$2,377	110.52%	36.80%
Exelon CFO/Debt* (%)	≥12<12.5	≥12.5<13	≥13<14	≥14<15	≥15.0	12.5%	75.00%	25.05%
						2021 – 2023		100.70%
						Performance Factor
The performance factor is subject to a TSR modifier that compares Exelon’s performance relative to the performance of the PHLX Utility Sector Index (UTY) on a point-by-point basis for the full three-year performance cycle. The TSR modifier is calculated by subtracting the TSR of the UTY over the same performance period from Exelon’s TSR for the period.
The final factor is calculated by multiplying the performance factor x (100% + TSR Modifier). The final factor is applied to the individual’s target equity incentive award to determine the final award.
For the 2021-2023 LTIP, the TMCC approved a payout of 102.48%, based on 2021 - 2023 performance and the application of a positive TSR modifier. (A two-year TSR from January 1, 2022 to December 31, 2023, was used for the final determination of payout of the 2021-2023 cycle due to the Separation).

		2022-2023 Exelon TSR		(6.81%)
		2022-2023 UTY TSR	–	(8.57%)
		TSR Modifier:		1.76%

Performance Factor	x	(100% + TSR Modifier)	=	Overall Award Payout
100.70%	x	(100% + 1.76%)	=	102.48%

56	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
2021 - 2023 LTIP Payout Determinations
As discussed above, in connection with Separation, the TMCC adjusted the number of 2021 - 2023 performance shares in order to preserve the overall value of the original award. The target number of performance shares was multiplied by the ratio of the pre-separation value of Exelon’s stock (5-day volume weighted average price (VWAP)) divided by the post-separation value of Exelon’s stock (5-day VWAP) at 1.3184. Additionally, the TMCC approved a 2021 performance factor of 123.17%, which reflected the 2021 Exelon TSR of 41.41% relative to the UTY TSR of 18.24%.
Adjustments to Target Performance Share Awards (made in 2022 at the time of Separation):

NEO	Target At Time of Grant		VWAP Conversion Factor		2021 Performance Factor		Adjusted Target Performance Share Award
Butler	38,639	x	1.3184	x	123.17%	=	62,745
Jones	5,271	x	1.3184	x	123.17%	=	8,559
Littleton	19,320	x	1.3184	x	123.17%	=	31,373
Glockner	21,947	x	1.3184	x	123.17%	=	35,639

The following table shows how the payout formula was calculated and actual performance share amounts awarded for 2021-2023 with a performance factor of 102.48% as determined by the TMCC. Mr. Quiniones did not receive a 2021-2023 performance share award as he was hired after July 1, 2021.
2021 - 2023 Performance Share Award Payouts

NEO	Adjusted Target Performance Share Award		Performance Factor		Final Award (# shares)	Award Value($) (Note 1)
Butler	62,745	x	102.48%	=	64,301	2,269,185
Jones	8,559	x	102.48%	=	8,772	309,554
Littleton	31,373	x	102.48%	=	32,151	1,134,622
Glockner	35,639	x	102.48%	=	36,523	1,288,900
1.Award values calculated based on Exelon’s closing stock price on January 29, 2024, of $35.29.

Performance Awards Settled in Common Stock and/or Cash. Pursuant to the terms of the long-term incentive program, performance share award payouts are settled in the form of 50% shares of Exelon common stock and 50% in cash, unless participants have achieved 200% or more of their stock ownership requirement as of the measurement date of June 30, 2023, in which case performance share award payouts are settled 100% in cash.

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Compensation Discussion & Analysis (CD&A)
Compensation Governance and Oversight
Strong Compensation Practices

WHAT WE DO:	WHAT WE DO NOT DO:
 Pay for performance
 Significant stock ownership requirements for Directors and Executive Officers
 Cap incentive awards and conduct an annual risk assessment of the compensation programs
 Double-trigger for change-in-control benefits
 Independent compensation consultant advises the Talent Management and Compensation Committee
 Limited perquisites
 Clawback policy for incentive compensation awards
 Conduct analysis on gender and racial pay equity
 Engage in year-round shareholder outreach
 Prohibit hedging or pledging of Company stock
 Annually assess our programs against peer companies and best practices
 Set appropriate levels of “stretch” in incentive targets

 No guaranteed minimum payout of AIP or LTIP programs
 No employment agreements
 No excise tax gross-ups for change-in-control agreements
 No dividend-equivalents on performance shares
 The value of LTIP awards is not included in pension or cash severance calculations
 No more than two years of additional credited service under supplemental pension plans
 No option repricing or buyouts[1]

(1)The Company has not issued options since 2012 and there are no options outstanding.
Independent Compensation Consultant
The Talent Management and Compensation Committee retains the services of Meridian Compensation Partners, LLC (Meridian), an independent compensation consultant to support its duties and responsibilities.
Meridian reports directly to the Committee. A representative of Meridian attends meetings of the TMCC, as requested, and communicates with the TMCC Chair between meetings. Meridian also reports to the Corporate Governance Committee at least annually on matters related to director compensation.
Meridian provides advice and counsel on executive and director compensation matters and provides information and advice regarding market trends, competitive compensation programs, and strategies. In addition, they provide:
•Annual market data for each senior executive position
•Evaluation of Exelon’s compensation strategy
•Assessment of any management recommendations for changes to the compensation structure
•Assistance with ensuring the Company’s executive compensation programs are designed and administered consistent with the Talent Management and Compensation Committee’s requirements
•Ad hoc support on executive compensation matters and related governance trends
Annual Independence Evaluation
The Talent Management and Compensation Committee annually reviews the compensation, performance, and independence of Meridian and approves the firm’s fees and other retention terms. The TMCC has assessed the independence of Meridian and concluded that they are independent and that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the TMCC.

58	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
Compensation Decisions
Setting Target Compensation
Executive Officers. The Talent Management and Compensation Committee is responsible for overseeing the development and administration of the executive compensation program for executive officers other than the CEO. For officers other than the CEO, the CEO prepares recommendations for approval by the Committee. The recommendations prepared by the CEO reflect a variety of factors including experience in role, individual performance, retention considerations, succession considerations, competitive posture vs. our peer group (or other relevant market reference points) and internal equity. Annually, the Committee reviews each element of the executive officers’ compensation including base salary, annual and long-term incentive target opportunities.
Chief Executive Officer. The CEO’s compensation is approved by the independent members of the Board, based on the recommendations of the Committee. The TMCC developed compensation for Mr. Butler based on a similar set of factors as were considered for the other NEOs including experience in role, individual performance, company results, retention considerations, competitive posture vs. our peer group (or other relevant market reference points) and internal equity. The factors are similar, but the outcomes can vary based on relative experience in role. In developing its recommendation for the Board, the TMCC engages its independent compensation consultant and considers multiple potential alternatives. Annually, the Committee reviews each element of the CEO’s compensation including base salary, annual and long-term incentive target opportunities.
Benefits
Limited Perquisites
We provide limited perquisites to our executive officers, consistent with the Company’s goal of providing market-based compensation and benefits. The Talent Management and Compensation Committee has approved the following perquisites:
•Limited tax assistance is provided when: employees are required to relocate; work outside their state of home residence and encounter double taxation in states and localities where tax credits are not permitted in home state tax filings; income is imputed as a result of business-requested spousal travel; and travel and lodging is required of certain executives in connection with regulatory requirements in connection with the Company’s 2016 acquisition of Pepco Holdings, Inc.
•Transportation related benefits including limited personal use of corporate aircraft for certain executives, including spouse, domestic partner, other family members or guests. These benefits allow certain of our executives to perform job duties in a safe, secure environment and promotes effective use of their time. Personal use of corporate aircraft by all executives is subject to approval by the CEO in accordance with the corporate aviation policy. With respect to the CEO’s usage of the corporate aircraft, the Committee approves an annual jet usage cap. For 2023, the Committee approved an annual corporate jet usage cap for Mr. Butler of the lesser of 100 hours and $300,000 of aggregate incremental cost.
Exelon also offers Company cars and driver services for NEOs and certain other officers enabling the effective performance of their duties among the Company’s various offices and facilities. Certain NEOs are also entitled to limited personal use of the Company’s cars and drivers including for purposes of commuting to work locations.
•Travel and lodging benefits provided to certain executives pursuant to regulatory commitments in connection with the Company’s 2016 acquisition of Pepco Holdings, Inc.
~~•~~Personal use of corporate-leased skyboxes for cultural, entertainment, or sporting events is provided to certain executives.
•Personal financial planning services and physical examinations.
•Bring Your Own Device (BYOD) benefit provides a stipend toward personal mobile device plans.
•Relocation benefits pursuant to Exelon’s Executive Relocation Program.

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Compensation Discussion & Analysis (CD&A)
Peer Group Used for Benchmarking 2023 Executive Compensation
We use a blended peer group for assessing our executive compensation program that consists of two subgroups: energy services peers and general industry peers. The 2023 peer group is more heavily weighted in energy services companies that are comparable in business, size, and complexity to Exelon. We use a blended peer group because Exelon’s market for attracting talent includes general industry peers. Exelon evaluates its peer group on an annual basis and adjusts for changes with our energy and general industry peers when needed.
The 2023     compensation peer group is comprised of thirteen energy services companies and five general industry companies.

ENERGY SERVICES PEERS:		GENERAL INDUSTRY SERVICES PEERS:

•American Electric Power Co. (AEP) •Consolidated Edison, Inc. (ED) •Dominion Energy, Inc. (D) •Duke Energy Corp. (DUK) •Edison International (EIX) •Entergy Corp. (ETR) •Eversource Energy (ES)	•FirstEnergy Corp. (FE) •NextEra Energy, Inc. (NEE) •PG&E Corp. (PCG) •Sempra Energy (SRE) •The Southern Company (SO) •Xcel Energy (XEL)	•International Paper Company (IP) •ConocoPhillips (COP) •Union Pacific Corp. (UNP) •Eaton Corp. (ETN) •Occidental Petroleum Corp. (OXY)

Relative Revenue & Market Capitalization
Based on publicly available information, Exelon’s revenues are in the 56th percentile and Exelon’s market capitalization is in the 37th percentile relative to the peer group based on the four fiscal quarters prior to December 31, 2023.
Because there is a correlation between the size of an organization and its compensation levels, market data is statistically adjusted using a regression analysis. This commonly applied technique allows for a more precise estimate of the market value of Exelon given the size/scope of responsibility for Exelon’s executive roles. Each element of NEO compensation is then compared to these size-adjusted medians of the peer group.

60	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
Recoupment of Compensation
Discretionary Clawback Policy
The Board of Directors’ Clawback Policy provides discretionary ability to claw back incentive compensation when deemed appropriate in the event of a financial restatement or a significant financial loss or serious reputational harm.
Financial Restatement: Under the current policy, the Board has sole discretion to recoup incentive compensation if it determines that (a) the incentive compensation was based on the achievement of financial or other results that were subsequently restated or corrected, (b) the incentive plan participant engaged in fraud or intentional misconduct that caused or contributed to the need for restatement or correction, (c) a lower incentive plan award would have been made to the participant based on the restated or corrected results, and (d) recoupment is not precluded by applicable law or employment agreements.
Financial Loss or Reputational Harm: The Board or the Talent Management and Compensation Committee may also seek to recoup incentive compensation paid or payable to current or former incentive plan participants if, in its sole discretion, the Board or TMCC determines that the current or former incentive plan participant breached a restrictive covenant or engaged or participated in misconduct or intentional or reckless acts or omissions or serious neglect of responsibilities that caused or contributed to a significant financial loss or serious reputational harm to Exelon or its subsidiaries regardless of whether a financial statement restatement or correction of incentive plan results was required, and recoupment is not precluded by applicable law or employment agreements.
Mandatory Financial Restatement Compensation Recoupment Policy
In 2023, the Board adopted the Financial Restatement Compensation Recoupment Policy which complies with Nasdaq listing standards and SEC rules. The policy provides for the mandatory recoupment of certain incentive-based compensation awarded to current and former executive officers, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. Under the policy, if the incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received had it been calculated based on the restated amounts, the Company will recoup such erroneously awarded compensation.
Stock Ownership and Trading Requirements
To strengthen the alignment of executive interests with those of shareholders, executives at the vice president level or above are required to own certain multiples of base salary of Exelon common stock within five years of the date of hiring or promotion to a new position. The table below reflects stock ownership as of the the annual measurement date of June 30, 2023. For additional details about NEO stock ownership, please see the Beneficial Ownership Table.
The following types of ownership count towards meeting the stock ownership guidelines: restricted shares and restricted stock units (RSUs); shares acquired and held through the exercise of stock options; shares held in the Exelon Corporation Deferred Compensation Plan, dividend reinvestment plan, and/or Employee Savings Plan; and common shares beneficially owned directly or indirectly, including shares held in trust. Shares underlying performance share awards do not count toward the stock ownership requirement.

As of June 30, 2023
NEO	Required Ownership	Actual Ownership
Butler	6x	6.4x
Jones[1]	3x	2.4x
Littleton	3x	3.3x
Glockner[2]	3x	2.9x
Quiniones[2]	2x	1.2x
1.In connection with her promotion to CFO, Ms. Jones’s stock ownership requirement was increased to 3x her base salary effective October 17, 2022.
2.Messrs. Quiniones and Glockner are both within the five-year period from their dates of hire.
Prohibition on Hedging and Pledging of Common Stock
Our insider trading policy includes provisions that prohibit Directors and employees (including officers) and certain of their related persons (including certain family members and entities in which they own a significant interest) from engaging in short sales, put or call options, hedging transactions, pledging, or other derivative transactions involving Exelon stock.

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Compensation Discussion & Analysis (CD&A)
Risk Management Assessment of Compensation Policies and Practices
The Talent Management and Compensation Committee periodically reviews Exelon’s compensation policies and practices as they relate to the Company’s risk management practices and risk-taking incentives. In 2023, Exelon’s compensation group partnered with the independent compensation consultant, Meridian Partners, to assess and validate that the controls in place continued to mitigate incentive compensation risks. Following this assessment, the Committee believes that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on Exelon. In this regard, the TMCC considered the following compensation program features, which balance the degree of risk taking:
•The AIP includes multiple incentive performance measures with a balance of financial and non-financial metrics
•Long-term incentives include multiple vehicles and performance metrics and three-year overlapping performance periods that are aligned with long-term stock ownership requirements
•Incentive metrics, performance goals, and capital allocation require multiple approval levels and oversight
•Total compensation pay mix includes effective and market aligned balance of short-and long-term incentive compensation elements
•Incentive compensation is balanced by formulaic and discretionary funding
•Short-and long-term incentive awards contain award caps or modifiers
•Reasonable change-in-control and severance benefits are within common market norms
•Consistent and meaningful stock ownership requirements create sustained and consistent ownership stakes
Talent Management and Compensation Committee Report
The Talent Management and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, the Committee recommended the Board approve the Compensation Discussion and Analysis be included in the 2023 Proxy Statement.
THE TALENT MANAGEMENT AND COMPENSATION COMMITTEE
Marjorie Rodgers Cheshire, Chair
Anthony Anderson
Linda Jojo
Charisse Lillie

62	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
Executive Compensation Tables
Summary Compensation Table

	Year	Salary ($) (Note 1)	Bonus ($) (Note 2)	Stock Awards ($) (Note 3)	Non-Equity Incentive Plan Compensation ($) (Note 4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (Note 5)	All Other Compensation ($) (Note 6)	Total ($)
Calvin G. Butler Jr. President and CEO, Exelon	2023	1,244,271	—	7,951,800	2,265,900	320,832	483,917	12,266,720
	2022	928,281	—	3,423,719	1,069,409	198,532	666,150	6,286,091
	2021	780,398	—	2,459,853	819,734	149,556	387,401	4,596,942
Jeanne Jones Executive Vice President and CFO, Exelon	2023	671,306	—	1,754,412	787,756	140,314	108,216	3,462,004
	2022	515,317	57,500	535,013	373,663	94,763	34,352	1,610,608
Gayle Littleton Executive Vice President and Chief Legal Officer, Exelon	2023	671,306	850,000	1,754,412	787,756	—	106,027	4,169,501
	2022	618,854	850,000	1,444,375	593,301	—	125,499	3,632,029
David Glockner Executive Vice President, Compliance, Audit & Risk, Exelon	2023	641,510	—	1,411,477	669,149	—	93,186	2,815,322
	2022	618,415	—	1,519,293	550,339	—	102,177	2,790,224
Gil Quiniones (Note 7) CEO, ComEd	2023	608,969	—	1,181,898	614,250	—	136,104	2,541,221
	2022	585,000	—	1,272,139	608,400	—	272,743	2,738,282
Notes to the Summary Compensation Table
1.The reported salary amounts in any year may differ from the annual base salary amount reported due to the timing of payroll periods and/or the effective date in a change in base salary.
2.In connection with Ms. Littleton’s joining Exelon in November 2020, she was granted a cash award paid ratably over 4 years. The amounts shown in this column represent the portions of the sign-on bonus paid in corresponding years.
3.The amounts shown include the aggregate grant date fair value of restricted stock unit and performance share awards granted in 2023. The grant date fair values of the stock awards have been computed in accordance with FASB ASC Topic 718 using the assumptions described in Note 20 of the Combined Notes to Consolidated Financial Statements included in Exelon’s 2023 Annual Report on Form 10-K.
The 2023-2025 performance share award component of the stock award values depicted above are subject to performance conditions and the grant date fair value assumes the achievement of the target level of performance. The below table shows the grant date fair value for the 2023-2025 performance share awards based on achieving target and maximum performance:

	Performance Share Award Grant Date Fair Value ($)
	At Target	At Maximum
Butler	5,311,787	10,720,055
Jones	1,171,943	2,365,172
Littleton	1,171,943	2,365,172
Glockner	942,842	1,902,810
Quiniones	789,501	1,593,342
4.The amounts shown represent payments made pursuant to the Annual Incentive Plan (AIP).
5.The amounts shown in this column represent the change in the year over year value of each NEO's accrued benefit (if any) in Exelon's defined benefit pension plans. None of the NEOs had above market earnings in a non-qualified deferred compensation account in 2023.

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Compensation Discussion & Analysis (CD&A)
6.All Other Compensation:
The following table describes the incremental cost of other benefits provided in 2023.
All Other Compensation

Name	Perquisites ($) (Note A)	Reimbursement for Income Taxes ($) (Note B)	Company Contributions to Savings Plans ($) (Note C)	Company Paid Long-Term Disability Insurance Premiums ($) (Note D)	Total ($)
Butler	345,443	88,241	46,532	3,700	483,917
Jones	89,095	3,556	11,943	3,621	108,216
Littleton	26,137	1,441	73,813	4,636	106,027
Glockner	16,840	—	69,766	6,580	93,186
Quiniones	51,025	—	77,240	7,839	136,104
Notes to All Other Compensation Table
(a)Amounts reported for personal benefits provided to NEOs include certain perquisites as detailed below:
•Personal use of corporate aircraft - Amounts reported for the personal use of corporate aircraft are based on the aggregate incremental cost to Exelon and are calculated using the hourly incremental cost for flight services, including federal excise taxes, fuel charges, and domestic segment fees. Amounts include any repositioning flights associated with personal use of corporate aircraft. For 2023, the amounts for Mr. Butler and Ms. Jones were $164,624 and $55,726, respectively.
•Car and driver services - Exelon provides Company cars and driver services for NEOs and other officers enabling the performance of duties among the Company’s various offices and facilities. Certain executive officers are also entitled to limited personal use of the Company’s cars and drivers including commuting to work locations. Costs reported represent estimated incremental costs per trip based upon average labor cost and mileage, trip duration, fuel costs and traveled miles. For 2023, the amounts for Messrs. Butler and Quiniones were $6,181 and $8,855, respectively.
•Benefits resulting from compliance with state public service commission requirements – Ms. Jones is subject to a state public service commission requirement to maintain her principal workplace in the District of Columbia pursuant to a regulatory order issued in 2016 that related to the approval of the acquisition of Pepco Holdings Inc. Mr. Butler was previously subject to the requirement. Pursuant to this regulatory obligation, Exelon provides travel and lodging benefits to the executives covered.
•Relocation benefits - Amount reported for Mr. Butler includes $121,611 of relocation benefits provided pursuant to Exelon’s standard management relocation benefits program.
•Financial planning - Annual financial planning allowance up to $16,840 for each executive officer.
•Health benefits – NEOs and executive officers may use Company-identified medical providers for comprehensive physical examinations and related medical testing.
•Bring Your Own Device (BYOD) - Exelon’s BYOD policy offers a monthly stipend for personal mobile plans to eligible employees.
•Event tickets - Executives are permitted to use the corporate-leased boxes for cultural, entertainment or sporting events.
(b)Exelon provides reimbursements of certain tax obligations, such as those incurred when: employees are required to work outside their state of home residence and encounter double taxation in states and localities where tax credits are not permitted in home state tax filings; business-requested spousal travel expenses are imputed to the employee; and for required relocation incurred in compliance with regulatory requirements.
(c)Each of the NEOs are eligible to participate in the Company’s 401(k) and Deferred Compensation Plans. Amounts reported represent Company matching and fixed contributions to the NEOs’ 401(k) accounts and/or Deferred Compensation Plans.
(d)Exelon provides long-term disability insurance to all employees, including NEOs. The values shown in this column include the premiums paid during 2023 for supplemental long-term disability insurance over and above the basic coverage provided to all employees.
7.The amounts shown in the “All Other Compensation” and “Total” columns for Mr. Quiniones for fiscal year 2022 have been corrected to include (i) $7,045 for car and driver services and (ii) $16,840 for financial planning, which were inadvertently omitted.

64	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Note 1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Note 2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (Note 3)	Grant Date Fair Value of Stock and Option Awards ($) (Note 4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Butler	1/23/23	87,500	1,750,000	3,500,000
	1/23/23				21,366	128,169	256,338		5,311,787
	1/23/23							63,128	2,640,013
Jones	1/23/23	30,420	608,400	1,216,800
	1/23/23				4,714	28,278	56,556		1,171,943
	1/23/23							13,928	582,469
Littleton	1/23/23	30,420	608,400	1,216,800
	1/23/23				4,714	28,278	56,556		1,171,943
	1/23/23							13,928	582,469
Glockner	1/23/23	25,840	516,797	1,033,594
	1/23/23				3,792	22,750	45,500		942,842
	1/23/23							11,206	468,635
Quiniones	1/23/23	6,143	491,400	982,800
	1/23/23				3,176	19,050	38,100		789,501
	1/23/23							9,383	392,397
Notes to Grants of Plan-Based Awards Table
1.All NEOs have AIP target opportunities based on a fixed percentage of their respective base salaries. Under the terms of the AIP, threshold performance earns 50% of the respective target, while performance at target earns 100% of the respective target and the maximum payout is capped at 200% of target. The possible payout at threshold for AIP shown in the table was calculated at 5% of target, which is 50% performance on the lowest weighted AIP performance metric, and assumes performance for all other performance metrics is below threshold (for Mr. Quiniones the calculation is 1.25% of target, which is 50% on the lowest weighted AIP performance metric). For additional information about the terms of these programs, refer to the Compensation Discussion and Analysis (CD&A).
2.NEOs have a long-term performance share target opportunity that is a fixed number of performance shares commensurate with the officer’s position. The possible payout at threshold for performance share awards was calculated at 16.67% of target which is 50% performance on the lowest weighted long-term performance share metric. The maximum possible payout for performance shares was calculated at 150% of target, prior to application of a TSR modifier, which may increase or decrease the amount of awards but which may not cause payment to exceed 200% of target. For additional information about the terms of this program, refer to the CD&A.
3.Reflects the number of restricted stock units granted during 2023, the first third of which will vest in 2024, the second third of which will vest in 2025, and the final third of which will vest in 2026.
4.This column shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share awards and restricted stock units granted to each NEO during 2023. Fair value of performance share awards is based on an estimated payout of 100% of target.

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Compensation Discussion & Analysis (CD&A)
Outstanding Equity Awards at Year End
No stock option awards are outstanding, and no stock option awards have been granted since 2012.
All equity awards granted prior to February 1, 2022 were modified at the time of Exelon’s separation from Constellation Energy Group in order to preserve the overall value of the original award. The target number of performance shares was multiplied by the ratio of the pre-separation value of Exelon’s stock (5-day volume weighted average price (VWAP)) divided by the post-separation value of
Exelon’s stock (5-day VWAP) resulting in a conversion factor of 1.3184. Values in columns (a) and (c) below reflect post-separation adjusted awards.

	Stock Awards
	(a)	(b)	(c)	(d)
Name	Number of Shares or Units of Stock That Have Not Yet Vested (#) (Note 1)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($) (Note 2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#) (Note 3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($) (Note 4)
Butler	193,947	6,962,702	177,926	6,387,543
Jones	27,194	976,252	36,053	1,294,303
Littleton	58,564	2,102,458	49,269	1,768,757
Glockner	61,124	2,194,349	44,830	1,609,397
Quiniones	16,211	581,990	37,538	1,347,614
Notes to Outstanding Equity Table
1.The amount shown in column (a) includes the performance share awards granted in 2021 and subject to a three-year performance period that ended on December 31, 2023, and which vested on January 29, 2024. The amount shown also includes the following tranches of unvested restricted stock unit (RSU) awards: the final third of an award granted in January 2021, which vested on January 29, 2024; two-thirds of an award granted in January 2022, the second third of which vested on January 29, 2024; and the full award granted on January 23, 2023, the first third of which vested on January 29, 2024 and one third of which will vest on the date of each of the Talent Management and Compensation Committee’s first regular meetings in 2025 and 2026, respectively. All RSU awards accrue additional units through automatic dividend reinvestment subject to the vesting requirement applicable to the underlying award.
•For Mr. Butler, the amount in column (a) also includes a promotion-related restricted stock unit award representing 37,532 (post-adjustment) shares granted on December 2, 2019, that will vest on December 2, 2024.
2.The value of the awards in column (b) is determined by multiplying the number of shares or units in column (a) by the closing price of Company stock on December 29, 2023 of $35.90 (December 31, 2023 being a Sunday).
3.The amount in column (c) reflects the target number of performance shares granted under the LTIP in 2022 (for the performance period ending on December 31, 2024) and 2023 (for the performance period ending on December 31, 2025). The ultimate number of shares earned, if any, will be based on the actual performance results at the end of each respective performance period with final awards vesting in January/February 2025 for the 2022-2024 cycle and January/February 2026 for the 2023-2025 cycle.
4.The value of the awards in column (d) is determined by multiplying the number of shares or units in column (c) by the closing price of Company stock on December 29, 2023 of $35.90 (December 31, 2023 being a Sunday).

66	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
Option Exercises and Stock Vested
No stock option awards are outstanding or have been granted since 2012 and no stock options were exercised in 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (Note 1)	Value Realized on Vesting ($) (Note 2)
Butler	67,253	2,812,526
Jones	30,153	1,258,428
Littleton	37,355	1,388,415
Glockner	60,243	2,519,353
Quiniones	3,130	130,894
Notes to Option Exercises and Stock Vested Table
1.Share amounts are composed of the 2020-2022 performance share awards and the following tranches of prior RSU awards that vested on January 23, 2023:
•the final third of the RSU awards granted in 2020,
•the second third of the RSU awards granted in 2021, and
•the first third of the RSU awards granted in 2022.
For Ms. Jones, the number of shares includes a retention restricted stock unit award of 19,776 shares granted on January 29, 2018, that vested on January 29, 2023. For Ms. Littleton, the number of shares also includes a retention restricted stock unit award of 29,351 shares granted on November 9, 2020, that vested on December 31, 2023.
2.The value of the awards is determined by multiplying the number of shares that vested by the market value of the underlying shares as of the close of business on the date the applicable shares vested.

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Compensation Discussion & Analysis (CD&A)
Pension Benefits
The Exelon Corporation Cash Balance Pension Plan (CBPP) under the Exelon Corporation Retirement Program is a defined benefit pension plan covering eligible employees hired prior to February 1, 2018. The CBPP is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. Eligible NEO’s and other employees who participate in the CBPP also participate in the Exelon Corporation Supplemental Management Retirement Plan (SMRP), a non-qualified pension plan that supplements benefits provided under the CBPP to the extent participants’ annual compensation or benefits exceed the limits imposed on the CBPP under the Internal Revenue Code.
Cash Balance Pension Plan (CBPP)
Mr. Butler and Ms. Jones participate in the CBPP. Under the CBPP, a notional account is established for each participant, and the account balance grows as a result of annual benefit credits and annual investment credits. NEO participants in the CBPP currently accrue an annual benefit credit ranging from 7.0% to 10.5% (depending on length of service) of base salary and annual incentive award, and an annual investment credit based on the third segment spot rate of interest on long-term investment grade corporate bonds for the month of November of the year credited (subject to a 4% minimum). Accrued benefits vest after three years of service, without reduction due to age, and are payable in an annuity or a lump sum at any time following termination of employment.
Supplemental Management Retirement Plan (SMRP)
Under the SMRP, Mr. Butler and Ms. Jones are credited with the additional amount of benefit and investment credits they would have earned under the CBPP but for the application of the Internal Revenue Code limits. Like the CBPP, the SMRP offers a lump sum as an optional form of payment. The SMRP also provides a benefit based on the amount of FICA taxes (and, in certain situations, a state income tax differential) imposed on the participant’s SMRP benefits. This benefit is intended to equalize the after-tax treatment of participants’ qualified and non-qualified pension benefits. This benefit is provided to all participants in the SMRP (currently over 170, of whom 95 are executives (i.e., Vice President level or above)).
The lump sum value of the benefits earned under the SMRP are shown below separately from the lump sum value of the benefits earned under the CBPP. Exelon does not grant additional years of credited service to executives under the SMRP for any period in which services are not actually performed, except that up to two years of service credits may be provided upon a qualifying termination of employment under severance. The amount of the change in the pension value for each of the participating NEOs is included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table above.
The following table shows the present value of each participating NEO’s accrued pension benefit (if any) under the CBPP and SMRP, which is the participating NEO’s vested account balance without reduction due to age.
Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During last FY ($)
Butler	Cash Balance Pension Plan	15.91	430,318	—
	Supplemental Management Retirement Plan	15.91	1,172,142	—
Jones	Cash Balance Pension Plan	16.41	406,195	—
	Supplemental Management Retirement Plan	16.41	263,404	—
Littleton[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan	—	—	—
Glockner[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan	—	—	—
Quiniones[1]	Cash Balance Pension Plan	—	—	—
	Supplemental Management Retirement Plan	—	—	—
Notes to Pension Benefits Table
1.Due to their dates of hire, Ms. Littleton, Mr. Glockner, and Mr. Quiniones do not participate in the defined benefit pension plans.

68	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
Deferred Compensation Programs
Exelon Corporation Employee Savings Plan
The Exelon Corporation Employee Savings Plan (ESP) is a defined contribution plan intended to be tax-qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Exelon maintains the ESP to attract and retain qualified employees, including the NEOs, and encourage retirement savings. The ESP generally provides the opportunity for participants, including NEOs, to direct pre-tax, after-tax, and Roth payroll contributions of up to 50% of base salaries, which may be supplemented by Company matching and profit-sharing contributions, in each case subject to Internal Revenue Code limits.
All of the NEOs participate in the ESP. In addition, Ms. Littleton, and Messrs. Glockner and Quiniones, who are not eligible to participate in the CBPP, receive an annual non-discretionary 401(k) contribution equal to 4% of base salary and annual incentive award. Contributions to the ESP are invested in participant-selected investment funds, which may include the Exelon Corporation Stock Fund. Distributions are payable pursuant to participant-selected elections after termination of employment. Prior to termination of employment, in-service “hardship” withdrawals, distributions, or loans are permitted in limited circumstances.
Exelon Corporation Deferred Compensation Plan
The Exelon Corporation Deferred Compensation Plan (DCP) is a non-qualified plan that permits ESP participants, including NEOs, who reach a statutory limit during the year, to have payroll contributions and Company contributions credited to individual notional accounts as provided for under the DCP in accordance with elections filed the preceding year. Available notional investment options under the DCP consist of a basket of investment fund benchmarks that are substantially the same as funds available through the ESP and are generally payable upon termination of employment in connection with participants’ prior distribution elections. Deferred amounts represent unfunded, unsecured obligations of the Company.
Non-Qualified Deferred Compensation

Name	Executive Contributions in last FY ($) (Note 1)	Registrant Contributions in last FY ($) (Note 2)	Aggregate Earnings in last FY ($) (Note 3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($) (Note 4)
Butler	208,333	33,784	57,132	—	671,653
Jones	—	—	—	—	—
Littleton	23,660	49,781	35,672	—	195,811
Glockner	29,608	45,563	27,586	—	282,430
Quiniones	14,077	49,345	11,069	—	97,352
Notes to Non-Qualified Deferred Compensation Table
1.The amounts shown are included in the Salary column of the Summary Compensation Table.
2.The amounts shown are included in the All Other Compensation column of the Summary Compensation Table.
3.The amount shown under aggregate earnings reflects the NEO’s notional gain or loss based upon the individual allocation of his notional account balance to the basket of investment fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above because the plan does not provide for above market earnings.
4.The amounts shown include amounts deferred in prior years and reported as compensation in the Summary Compensation Table through 2022: $252,625 for Mr. Butler, $68,148 for Ms. Littleton, $74,770 for Mr. Glockner, and $23,131 for Mr. Quiniones. Ms. Jones does not participate in the Plan.

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Compensation Discussion & Analysis (CD&A)
Potential Payments upon Termination with or without a Change in Control
Each NEO is entitled to certain compensation in the event his or her employment terminates in certain circumstances, including a termination in connection with or upon a change in control of Exelon. The Talent Management and Compensation Committee adopted changes to severance and change in control benefits effective in 2020, with the amount of benefits payable being contingent upon a variety of factors, including the circumstances under which employment terminates.
Severance Benefits
NEOs are entitled to certain payments and benefits in connection with the Company’s termination of their employment, other than for cause or disability or in connection with the NEO’s resignation for good reason, as provided for in the Senior Management Severance Plan (SMSP). Benefits under the SMSP are noted on the following page.
Payments under the SMSP are subject to reduction by Exelon to the extent necessary to avoid imposition of excise taxes imposed by Section 4999 of the Internal Revenue Code on excess parachute payments or under similar state or local law, but only if doing so results in the executive receiving a lesser reduction in after-tax payments.
The SMSP includes the following definitions with respect to severance benefits:
“Cause” with respect to severance benefits (or change in control benefits discussed below) generally means any of the following (a) refusal to perform or habitual neglect in the performance of duties or responsibilities or of specific directives of the officer to whom the executive reports or of the Board of Directors of Exelon or any of its participating subsidiaries which are not materially inconsistent with the scope and nature of the executive’s duties and responsibilities; (b) willful or reckless commission of acts or omissions which have resulted in, or in Exelon’s reasonable judgment are likely to result in, a material loss or material damage to the reputation of Exelon or any of its affiliates, or that compromise the safety of any employee or other person; (c) commission of a felony or any crime involving dishonesty or moral turpitude; (d) material violation of the Code of Business Conduct (or any corporate policies referenced therein), or of any statutory or common-law duty of loyalty; or (e) any breach by the executive of any of his or her restrictive covenants.
“Good reason” generally means:
•with respect to severance benefits payable upon a regular termination of employment, a material reduction of the executive’s salary unless such reduction is part of a policy, program or arrangement applicable to peer executives of Exelon or of the Executive’s business unit; a demotion below an executive salary band level; and solely with respect to the CEO, a material adverse reduction in the executive’s position or duties, but excluding any such change caused solely by a disposition of all or a significant portion of Exelon’s business or operations; and
•with respect to severance benefits payable upon a termination in connection with or upon a change in control of Exelon, a material reduction of the executive’s salary, incentive compensation opportunity or aggregate benefits; a material adverse reduction in the Executive’s position, duties or responsibilities (excluding, other than with respect to the Chief Executive Officer, a change in reporting relationship); a relocation that increases the Executive’s one-way commuting distance to his or her primary business location or Exelon’s principal offices by more than fifty miles; or a material breach of the terms of the SMSP by Exelon or its successor.
Change in Control Benefits
Pursuant to the SMSP, NEOs are eligible for certain benefits upon certain involuntary terminations by the Company or a resignation for “good reason” in connection with a change in control of Exelon.
A “change in control” generally includes any of the following:
•when any person or group acquires 20% of Exelon’s then outstanding common stock or voting securities,
•the incumbent members of the Exelon Board (or new members nominated by a majority of incumbent Directors) cease to constitute at least a majority of the members of the Exelon Board,
•consummation of a reorganization, merger or consolidation, or sale or other disposition of at least 50% of Exelon’s operating assets (excluding a transaction where Exelon shareholders retain at least 60% of the voting power), or
•upon shareholder approval of a plan of complete liquidation or dissolution.
If the executive resigns for good reason or his or her employment is terminated by Exelon other than for cause or disability, during the period commencing 90 days before a change of control or during the 24-month period following a change in control, the executive is entitled to the benefits outlined below. All benefits described as of December 31, 2023.

70	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
Summary of Severance and Change in Control Benefits:
•Severance Pay: In the case of severance benefits, continued payment of base salary and target annual incentive for a period of 24 months (18 months for Mr. Quiniones) after termination of employment paid in regular payroll installments. In the case of change in control severance benefits, continued payment of base salary and target annual incentive for a period of 2.99 years (two years for Mr. Quiniones) after termination of employment paid in regular payroll installments.
•Annual Incentive Award: A pro-rated award for the year in which termination of employment occurs. Awards are payable when paid to active executives.
•Supplemental Management Retirement Plan Benefits: Benefit equal to the amount payable under the SMRP, if any, determined as if the severance period (not to exceeed 24 months) constituted service and the severance pay constituted covered compensation for purposes of the SMRP.
•Insurance, Health, and Welfare Benefits: Life, long-term, disability, accident, health, and other welfare benefit coverage continues during the severance pay period on the same terms and conditions applicable to active employees. Executives who were hired prior to January 1, 2018, and attained age 40 prior to January 1, 2021 are eligible for retiree health coverage if they have attained age 50 and completed at least 10 years of service as of the last day of the severance period.
•Outplacement and Financial Planning: Outplacement and financial planning services for a period of 12 months.
•Equity Awards: The treatment of outstanding equity awards granted under the Exelon Long-Term Incentive Plans and related severance arrangements upon a termination of employment is set forth below:
–Retirement1 or Disability: Unvested restricted stock unit (RSU) awards granted in prior years vest and the RSU award granted in the current year vests if the termination is involuntary (other than for cause) or the termination date is after June 30. For performance share awards, prior year awards vest and the current year award vests on prorated basis, each based on actual performance and payable when paid to active executives.
–Death: Unvested RSU awards vest. Prior year performance share awards vest and the current year award vests on prorated basis, each based on actual performance and payable when paid to active executives.
–Voluntary Termination (other than retirement eligible) or Termination for Cause: Unvested RSU and performance share awards are forfeited.
–Involuntary Termination (other than for cause) or Resignation for Good Reason: Unvested RSU awards vest on a pro-rated basis. Prior and current year performance share awards vest on a prorated basis, each based on actual performance and payable when paid to active executives and subject to the executive’s execution of a waiver and release of claims.
–Involuntary Termination (other than for cause) or Resignation for Good Reason upon a Change in Control: Generally, unvested RSU awards vest and unvested performance share awards vest based on actual or deemed performance and are payable upon termination, subject to the executive’s execution of a waiver and release of claims, unless otherwise modified or cancelled pursuant to the terms of the LTIP.

1.For purposes of equity awards, “retirement” means a voluntary or involuntary (other than for cause) termination of employment after attaining age 55 and completing at least 10 years of service with the Company.

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Compensation Discussion & Analysis (CD&A)
Termination Tables
The following four tables show the estimated value of payments and other benefits to be conferred upon each NEO assuming they were terminated as of December 31, 2023 under various scenarios under the SMRP. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the table within the Pension Benefit section and the aggregate balance due to each NEO shown in the table within the Non-Qualified Deferred Compensation section. These payments and benefits are also in addition to retiree healthcare benefits available to certain employees, including eligible NEOs.

In each table, the amounts are rounded to the nearest thousands and the value of unvested equity awards is based on Exelon’s closing stock price on December 29, 2023, of $35.90 (December 31, 2023 being a Sunday).
Estimated Value of Benefits to be Received Upon Retirement

Name	Cash Payment ($) (Note 1)	Value of Unvested Equity Awards ($) (Note 2)	Total Value of All Payments and Benefits ($)
Butler	2,266,000	—	2,266,000
Jones	788,000	—	788,000
Littleton	788,000	—	788,000
Glockner	669,000	—	669,000
Quiniones	614,000	—	614,000
Notes to Benefits to be Received Upon Retirement Table
1.Represents the portion of the executives’ AIP award (based on actual performance) that, per applicable award terms, the executive would be eligible to receive upon a qualifying termination of employment, including retirement.
2.As of December 31, 2023, none of the NEOs had met the criteria for retirement eligibility with respect to equity awards and therefore unvested equity awards would be forfeited upon retirement.

Estimated Value of Benefits to be Received Upon Termination due to Death or Disability

Name	Cash Payment ($) (Note 1)	Value of Unvested Equity Awards ($) (Note 2)	Total Value of All Payments and Benefits ($)
Butler	2,266,000	13,295,000	15,561,000
Jones	788,000	2,263,000	3,051,000
Littleton	788,000	3,844,000	4,632,000
Glockner	669,000	3,772,000	4,441,000
Quiniones	614,000	1,930,000	2,544,000
Notes to Benefits to be Received Upon Termination due to Death or Disability Table
1.Represents the portion of the executives’ AIP award (based on actual performance) that, per applicable award terms, would be payable upon death or disability.
2.Represents the value of the executives’ unvested performance share awards granted in 2021, and 2022 and 2023 (assuming target performance) and the accelerated portion of the executives’ RSU awards that, per applicable award terms, would vest upon death or disability.

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Compensation Discussion & Analysis (CD&A)
Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

Name	Cash Payment ($) (Note 1)	Retirement Benefit Enhancement ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Health and Welfare Benefit Continuation ($) (Note 4)	Perquisites And Other Benefits ($) (Note 5)	Total Value of All Payments and Benefits ($)
Butler	8,266,000	420,000	7,603,000	48,000	40,000	16,377,000
Jones	3,357,000	193,000	1,113,000	42,000	40,000	4,745,000
Littleton	3,357,000	—	2,480,000	46,000	40,000	5,923,000
Glockner	2,995,000	—	2,591,000	19,000	40,000	5,645,000
Quiniones	2,272,000	—	941,000	16,000	40,000	3,269,000
Notes to Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control Table
1.Represents the estimated cash severance benefit plus the portion of the executives’ AIP award (based on actual performance) that, in each case, would be payable upon a separation not related to a change in control (described above).
2.Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
3.Represents the value of the executives’ unvested performance share awards granted in 2021, and 2022 and 2023 (assuming target performance) and the unvested portion of the executives’ RSU awards that, per applicable award terms, would vest upon an involuntary separation not related to a change of control.
4.Represents estimated costs of healthcare, life insurance, and long-term disability coverage which continue during the severance period.
5.Represents estimated costs of outplacement and financial planning services for 12 months.

Estimated Value of Benefits to be Received Upon a Qualifying Termination following a Change in Control

Name	Cash Payment ($) (Note 1)	Retirement Benefit Enhancement ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Health and Welfare Benefit Continuation ($) (Note 4)	Perquisites And Other Benefits ($) (Note 5)	Scaleback	Total Value of All Payments and Benefits ($)
Butler	11,236,000	628,000	13,295,000	71,000	40,000	—	25,270,000
Jones	4,628,000	288,000	2,263,000	62,000	40,000	—	7,281,000
Littleton	4,628,000	—	3,844,000	69,000	40,000	—	8,581,000
Glockner	4,146,000	—	3,772,000	28,000	40,000	—	7,986,000
Quiniones	2,825,000	—	1,930,000	21,000	40,000	—	4,816,000
Notes to Benefits to be Received Upon a Qualifying Termination following a Change in Control Table
1.Represents the estimated cash severance benefit payable upon a qualifying termination following a change in control (described above) plus the executive’s AIP award based on actual performance.
2.Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that two years of the severance pay constituted covered compensation for purposes of the non-qualified pension plan.
3.Represents the value of the executives’ unvested performance shares, which will vest upon termination at the actual level earned and awarded (for 2021, 2022 and 2023, assuming target performance) and the accelerated portion of the executives’ RSUs that would vest upon a qualifying termination following a change in control.
4.Represents estimated costs of healthcare, life insurance and long-term disability coverage which continue during the severance period.
5.Represents estimated costs of outplacement and financial planning services for 12 months.

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Compensation Discussion & Analysis (CD&A)

CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are providing the following information about the relationship of annual total compensation, calculated pursuant to SEC rules, of our median employee and our CEO, Calvin G. Butler, Jr.
During 2023, there were no changes to our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio calculations and disclosure. Accordingly, consistent with SEC rules, we have calculated and presented the CEO pay ratio for 2023, below, on the basis of the same median employee identified as of December 31, 2022.
For the year ended December 31, 2023, the total compensation for Mr. Butler was $12,266,720 as reported in the “Total” column of the Summary Compensation Table on page 63. The total annual compensation for the median employee was $146,180. Based on these values, the ratio of annual total compensation of our CEO and the median of the annual total compensation of all employees for 2023 was 84:1, demonstrating Exelon’s commitment to balance equitable compensation stewardship with competitively based compensation that drives and rewards performance.
As previously reported in our 2023 Proxy statement, on December 31, 2022, our employee population consisted of approximately 19,063 individuals (including the CEO). The consistently applied compensation measure used to identify the median employee was W-2 Box 1 wages for employees as of December 31, 2022. After identifying the median employee, the annual total compensation for the median employee was calculated using the same methodology used in compiling the Summary Compensation Table in this proxy statement for our NEOs. This ratio is an estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe the methodology, assumptions, and estimates used in determining the ratio are reasonable given our specific employee population.
Because SEC rules provide flexibility in determining the methodology, assumptions, and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, comparability of pay ratios amongst companies may be limited.

74	Exelon 2024 Proxy Statement

Compensation Discussion & Analysis (CD&A)
Pay For Performance
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the SEC rules, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

							Value of initial fixed $100 investment based on:
Year (a)	Summary Compensation Table Total for PEO ($)		Compensation Actually Paid to PEO ($)		Average Summary Compensation Table Total for Non-PEO NEOs ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e)	Exelon Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)	Net Income (millions) ($) (h)	Utility Earned ROE* (i)
	Butler (b1)	Crane (b2)	Butler (c1)	Crane (c2)
2023	12,266,720		9,261,591		3,247,012	2,557,696	127	111	2,328	9.3%
2022	6,286,091	30,084,980	5,509,746	10,875,275	3,223,949	2,895,438	147	122	2,054	9.4%
2021	—	15,667,002	—	29,721,525	5,459,913	7,403,484	136	121	1,616	9.2%
2020	—	14,440,051	—	9,364,603	4,611,546	3,334,402	96	103	1,099	8.7%
Notes to Pay-For-Performance Table
1.The dollar amounts reported in column (b1) are the amounts of total compensation reported for Mr. Butler (our current Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.
2.The dollar amounts reported in column (b2) are the amounts of total compensation reported for Mr. Crane (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.
3.The dollar amounts reported in columns (c1) and (c2) represent the amount of “compensation actually paid” to Messrs. Butler and Crane, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Crane and Butler during the applicable year. Compensation actually paid is determined using the following assumptions:

Date	Performance Share Cycle	Closing Stock Price ($)	Performance	TSR	Performance fair value multiplier
12/31/2023	2023-2025	35.90	98.92%	88.90%	87.94%
12/31/2023	2022-2024	35.90	92.36%	98.20%	90.70%
12/31/2023	2021-2023	35.90	100.70%	101.76%	102.48%
12/31/2022	2022-2024	43.23	89.19%	108.60%	96.86%
12/31/2022	2021-2023	43.23	88.29%	107.10%	94.56%
12/31/2022	2020-2022	43.23	100.00%	100.00%	100.00%
12/31/2021	2021-2023	57.76	96.22%	128.10%	123.26%
12/31/2021	2020-2022	57.76	91.73%	124.10%	113.84%
12/31/2021	2019-2021	57.76	80.53%	87.69%	70.62%
12/31/2020	2020-2022	42.22	90.33%	95.10%	85.90%
12/31/2020	2019-2021	42.22	82.27%	78.90%	64.91%
12/31/2020	2018-2020	42.22	76.01%	83.74%	63.65%
12/31/2019	2019-2021	45.59	96.30%	76.30%	73.48%
12/31/2019	2018-2020	45.59	99.97%	96.90%	96.87%
12/31/2019	2017-2019	45.59	114.76%	93.85%	107.70%

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Compensation Discussion & Analysis (CD&A)
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to their total compensation for each year to determine the compensation actually paid:

		Adjustments
Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Reported Change in the Actuarial Present Value of Pension Benefits (c) ($)	Pension Benefit Adjustments (d) ($)	Compensation Actually Paid to PEO ($)
2023 - Butler	12,266,720	(7,951,800)	5,150,486	(320,832)	117,017	9,261,591
2022 - Butler	6,286,091	(3,423,719)	2,745,053	(198,532)	100,853	5,509,746
2022 - Crane	30,084,980	(11,768,964)	4,732,580	(12,647,990)	474,669	10,875,275
2021 - Crane	15,667,002	(10,823,207)	25,401,442	(1,071,663)	547,951	29,721,525
2020 - Crane	14,440,051	(10,256,308)	5,382,246	(757,754)	556,368	9,364,603
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2023 - Butler	6,395,326	(1,150,012)	—	(94,827)	—	5,150,486
2022 - Butler	3,175,677	(371,367)	—	(59,257)	—	2,745,053
2022 - Crane	10,916,328	(1,221,723)	—	(134,318)	(4,827,707)	4,732,580
2021 - Crane	17,095,928	8,081,315	—	224,199	—	25,401,442
2020 - Crane	9,023,213	(4,145,220)	—	504,253	—	5,382,246
(c)The amounts included in this column are the amounts reported in “Change in Pension and Non-qualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Crane or Mr. Butler during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with US GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

	Service Cost ($)	Prior Service Cost ($)	Total Pension Benefit Adjustments ($)
2023 - Butler	117,017	—	117,017
2022 - Butler	100,853	—	100,853
2022 - Crane	474,669	—	474,669
2021 - Crane	547,951	—	547,951
2020 - Crane	556,368	—	556,368
4.The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the PEO(s)) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding the PEO(s)) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Mses. Jones and Littleton, and Messrs. Glockner and Quiniones; (ii) for 2022, Mses. Jones and Littleton and Messrs. Glockner and Quiniones, and Joseph Nigro; (iii) for 2021, Messrs. Butler, Nigro, Bryan Hanson, James McHugh, Kenneth Cornew, and William Von Hoene, Jr.; and (iv) for 2020, Messrs. Butler, Nigro, Cornew, and Von Hoene.

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Compensation Discussion & Analysis (CD&A)
5.The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO(s)), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO(s)) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO(s)) for each year to determine the compensation actually paid, using the same methodology described above in Note 3:

	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments (a) ($)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments (b) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	3,247,012	(1,525,550)	857,766	(35,079)	13,546	2,557,696
2022	3,223,949	(1,596,116)	1,300,459	(69,879)	37,024	2,895,438
2021	5,459,913	(2,482,776)	4,497,496	(210,792)	139,643	7,403,484
2020	4,611,546	(2,423,879)	1,244,418	(228,141)	130,458	3,334,402
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	1,226,942	(290,123)	—	(79,052)	—	—	857,766
2022	1,480,481	(162,202)	—	(17,819)	—	—	1,300,459
2021	2,889,493	1,563,343	—	44,660	—	—	4,497,496
2020	2,132,461	(998,587)	—	110,543	—	—	1,244,418
(b)The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

	Average Service Cost ($)	Average Prior Service Cost ($)	Total Average Pension Benefit Adjustments ($)
2023	13,546	—	13,546
2022	37,024	—	37,024
2021	139,643	—	139,643
2020	130,458	—	130,458
6.The values in column (f) represent cumulative TSR which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The measurement period with respect to each covered fiscal year is the period between December 31, 2019 and December 31 of the covered year.
7.The values in column (g) represent the peer group TSR. The peer group used for this purpose is the published industry index: Philadelphia Utility Index (UTY), a market capitalization-weighted index composed of geographically diverse public utility stocks.
8.The dollar amounts reported in column (h) represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
9.Utility Earned ROE in column (i) is calculated using adjusted (non-GAAP) operating earnings, reflecting all lines of business for the utility businesses (electric distribution, gas distribution, transmission), divided by average shareholder’s equity over the year. Management uses operating ROE as a measurement of the actual performance of the company’s utility business. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Utility Earned ROE is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

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Compensation Discussion & Analysis (CD&A)
Discussion
TSR Absolute and Relative Performance to the UTY
The chart below compares the cumulative TSR outperformance of Exelon to the peer group (UTY).
Exelon’s Financial Metrics that Align to the Overall Business Strategy to Drive Compensation
The following are the most important financial performance measures, as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year: Adjusted (non-GAAP) operating EPS*, Exelon Net Income (GAAP), and Utility Earned ROE*.
Exelon’s Pay for Performance Alignment
The chart below compares the PEO and other NEOs’ Compensation Actually Paid (CAP) to TSR.

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Compensation Discussion & Analysis (CD&A)
The chart below compares the PEO and other NEOs’ CAP to Exelon Net Income (GAAP).

The chart below compares the PEO and other NEOs’ CAP to Utility Earned ROE.

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Management Proposal: Special Meetings

PROPOSAL 4
Amend our Articles of Incorporation to Allow Shareholders Owning at least 25% of our Stock to Call Special Meetings

The Board recommends a vote FOR the amendment to our Articles of Incorporation.

We are asking shareholders to approve an amendment to our governing document that would allow shareholders collectively owning 25% or more of our outstanding capital stock to call special meetings, reflecting the minimum ownership threshold permitted under the law of Pennsylvania, our state of incorporation.

BACKGROUND

Section 432 of our Amended and Restated Articles of Incorporation currently does not permit our shareholders to call a special meeting of shareholders, and limits that right to the Board of Directors. In response to the shareholder proposal (Proposal 5) and as part of the Board’s continuing review of our corporate governance practices, the Board has determined that it is in the best interest of the Company and its shareholders to recommend that shareholders approve the removal and replacement of such Section 432. The replacement provision proposed by the Board permits shareholders owning 25% or more of our outstanding capital stock – the minimum ownership threshold permitted under Pennsylvania law – to call a special meeting of shareholders. The Board also recommends that shareholders approve the amendment of Section 502 of the Amended and Restated Articles of Incorporation to remove certain obsolete language related to the Company’s transition to a non-classified Board in 2008.

Contingent on the approval and adoption of this Proposal 4, the Amended and Restated Bylaws will be amended to allow shareholders owning 25% or more of our outstanding capital stock to call a special meeting of shareholders. Under the amendments to be adopted, shareholders must comply with certain ownership and procedural requirements as set forth in the amendments to the Amended and Restated Bylaws provided in Appendix B to this Proxy Statement, which are described below.

EFFECT OF THE AMENDMENT

Amending Article IV of our Amended and Restated Articles of Incorporation to allow shareholders owning 25% or more of our outstanding stock to call a special meeting of the shareholders, together with the anticipated revisions to our Amended and Restated Bylaws implementing the mechanisms for such action, would meaningfully increase shareholder rights and is consistent with the Board’s support for strong corporate governance practices. In proposing to establish a special meeting right for shareholders, the Board is bound by Pennsylvania state law, which expressly requires a minimum 25% ownership threshold for shareholders to call a special meeting. While this is the lowest legally permitted ownership threshold, the Board also believes it strikes a reasonable and acceptable balance. It enhances shareholder rights, while ensuring that special meetings (which involve significant time and expense for the Board and management) are called only when appropriate and supported by a substantial proportion of our shareholders.

The proposed right of shareholders to request that the Company call special meetings would also be subject to the notice, information and other requirements set forth in the amendments to the Amended and Restated Bylaws provided in Appendix B to this Proxy Statement. The Board believes these requirements, which are similar to those commonly adopted by companies with special meeting rights, are important to avoid inappropriate, duplicative and/or unnecessary special meetings. If this Proposal 4 is adopted, the Amended and Restated Bylaws will be amended to provide, in part, that:

•Shareholders who own at least 25% of the outstanding capital stock of the Company entitled to vote on each of the matters proposed to be considered at such special meeting may request that the Board call a special meeting of shareholders. (Article II, Section 2.03(a)). A shareholder would be deemed to “own” only those outstanding shares of the Company’s capital stock as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. (Article II, Section 2.17(e)(v))

•Shareholders requesting a special meeting must furnish, among other items, information that is the same in all material respects as would be required when shareholders seek to nominate a candidate for director or propose other business to be brought before a meeting of shareholders under the Amended and Restated Bylaws. (Article II, Section 2.03(b)(iv))

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•The Company will not be required to call a special meeting of shareholders if the special meeting request (i) does not comply with the requirements pertaining to special meeting requests set forth in the Amended and Restated Bylaws; (ii) relates to an item of business that is not a proper matter for shareholder action under applicable law; (iii) is received by the Company during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the earlier of the date of the next annual meeting and 30 days after the first anniversary of the date of the previous meeting; (iv) relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a shareholder meeting, subject to certain specifications; or (v) violates the laws and regulations regarding the solicitation of proxies. (Article II, Section 2.03(c))

•Any disposition of shares that count toward the 25% ownership threshold would be treated as a revocation of a shareholder request for a special meeting with respect to those shares. (Article II, Section 2.03(b))

LANGUAGE OF PROPOSED AMENDMENT

The proposed changes to our Amended and Restated Articles of Incorporation, with deletions indicated by strike-outs and additions indicated by underlining, are set forth in Appendix A to this Proxy Statement. This summary is qualified in its entirety by reference to Appendix A.

The amendments to the Amended and Restated Bylaws that will be adopted in the event that this Proposal 4 is adopted are set forth in Appendix B to this Proxy Statement, with deletions indicated by strike-outs and additions indicated by underlining. This summary is qualified in its entirety by reference to Appendix B.

VOTE REQUIRED AND RECOMMENDATION

Approval of this Proposal 4 requires the affirmative vote of the votes cast. Abstentions and broker non-votes (if any) are not votes cast and, accordingly, will have no effect on the outcome of this Proposal 4.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to our Amended and Restated Articles of Incorporation to remove and replace the limitation on shareholders calling special meetings of shareholders with a provision that permits such action. The Board of Directors retains the discretion to abandon, and not implement, the amendment to our Amended and Restated Articles of Incorporation described in this Proposal 4 at any time before it becomes effective.

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PROPOSAL 5
Adopt a Shareholder Right to Call a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting (or the lowest percentage according to state law) regardless of length of stock ownership also in accordance with state law. And to enable street name shareholders and non street name shareholder to have as much equal rights in calling for a special shareholder meeting as allowed by state law. This includes making the necessary changes in plain English.

Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders instead of stonewalling if shareholders have a realistic Plan B option of calling a special shareholder meeting. Often the management of a company will claim that shareholders have multiple means to communicate with management - but in most cases these are low impact means that are as effective as mailing a post card to the CEO. A reasonable shareholder right to call a special shareholder meeting is an important step for effective shareholder engagement with management.

Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.

With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.

Please vote yes:
Adopt a Shareholder Right to Call a Special Shareholder Meeting — Proposal 5

Board’s Response to Shareholder Proposal

•As indicated in Proposal 4, the Board recommends that shareholders approve an amendment to the Amended and Restated Articles of Incorporation that would allow shareholders owning at least 25% of the Company’s outstanding capital stock to call a special meeting of shareholders.
•Exelon is a Pennsylvania corporation governed by Pennsylvania law, which establishes 25% as the minimum ownership threshold for shareholders to call a special meeting. A 10 percent ownership threshold as proposed is not permissible under Pennsylvania law and thus cannot be adopted.
•If Proposal 4 is approved by shareholders, the Company’s bylaws will be amended to implement a 25% ownership threshold, the lowest allowed by law, and provide for reasonable and common requirements for calling special meetings. This would enhance shareholder rights while protecting the long-term interests of the Company and its shareholders.

X	The Board recommends a vote “AGAINST” the Shareholder Proposal.
The Board has already responded to this proposal by recommending, in Proposal 4, that shareholders approve the amendment of the Company’s governing documents to provide shareholders with the right to call special meetings, in a manner consistent with state law.
The Board is bound by the law of Pennsylvania, the Company’s state of incorporation, which establishes 25% as the minimum ownership threshold for shareholders to call a special meeting. The 10% ownership threshold under this proposal would contravene the Company’s governing law and therefore is not legally permissible to adopt.
The Board recommends that shareholders approve Proposal 4, which would grant shareholders owning at least 25% of the Company’s outstanding capital stock the right to call a special meeting. The Company’s Proposal 4 is directly responsive to the request in the proposal

82	Exelon 2024 Proxy Statement

that asks the Board to adopt a special meeting right at the lowest ownership threshold permitted by state law if different from the proposed 10% threshold.
Recognizing that shareholders generally support the ability of shareholders to request special meetings, the Board believes this right should be adopted in a manner that is permissible under state law and helps ensure that special meetings are called only when appropriate. The special meeting right the Board proposes in Proposal 4, reflecting the lowest ownership threshold permitted under state law and reasonable information and other requirements, enhances shareholder rights while protecting the long-term interests of the Company and its shareholders.
Shareholders seeking the ability to call special meetings should vote in favor of Proposal 4, and against this proposal, because approval of Proposal 4 would establish such a shareholder right, whereas approval of this proposal would not.
Shareholders should be aware that this shareholder proposal is advisory only. Approval of this proposal would not result in the requested action being taken by the Board and, therefore, would not in fact create a shareholder right to call for a special meeting. To create such a right, the Company’s shareholders must approve an amendment to the Amended and Restated Articles of Incorporation, which the Board is recommending that shareholders adopt under Proposal 4. Only shareholder approval of Proposal 4 will provide shareholders with the right to call special meetings; therefore, the Board recommends that shareholders vote in favor of Proposal 4 and vote against this proposal.
Exelon’s existing corporate governance policies and practices demonstrate and promote accountability to shareholders.
Exelon already maintains robust governance practices that promote Board accountability and enhance shareholder rights, including:
•the annual election of directors;
•no supermajority vote requirements to amend the articles of incorporation and bylaws;
•annual say-on-pay votes;
•a process for shareholders to communicate with members of the Board, as described in this Proxy Statement;
•eight of Exelon’s nine Director nominees are “independent” under the standards adopted by the U.S. Securities and Exchange Commission and NASDAQ;
•an independent chairman of the Board;
•proxy access rights; and
•an active shareholder engagement program.

Recommendation of the Board: The Exelon Board considered the proposal and recommends a vote AGAINST this proposal.

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Ownership of
Exelon Stock
Stock Ownership of Directors and Executive Officers
The following table shows the ownership of Exelon common stock as of February 1, 2024, by each Director and each NEO in the Summary Compensation Table, and for all Directors and executive officers as a group. No stock option awards are outstanding, and no stock option awards have been granted since 2012.
The shares owned by Directors and executive officers, both individually and as a group, constitute less than 1% of the total number of shares of common stock outstanding.

	Shares Owned Directly or Indirectly (Note 1)	Total Shares Beneficially Owned
Non-Employee Directors
Anthony Anderson	57,525	57,525
W. Paul Bowers	18,401	18,401
Marjorie Rodgers Cheshire	19,766	19,766
Linda P Jojo	42,767	42,767
Charisse R. Lillie[3]	13,651	13,651
Anna Richo[3]	1,732	1,732
Matt Rogers[3]	2,849	2,849
Bryan Segedi[3]	—	—
John Young	25,509	25,509
Named Executive Officers
Calvin G. Butler, Jr.	288,566	288,566
Jeanne Jones	84,561	84,561
Gayle Littleton	74,036	74,036
David Glockner	66,730	66,730
Gil Quiniones	27,311	27,311
All other executive officers	270,340	270,340
Directors & Executive Officers as a group (19 people)[2]	993,744	993,744
1.Includes any shares as to which the individual has sole or shared voting or investment power, Directors’ deferred stock units granted under the Exelon deferred stock unit plan along with accumulated units from automatic dividend reinvestment, officers’ RSUs and deferred shares held in the Stock Deferral Plan, and Directors’ and officers’ phantom shares held in a non-qualified deferred compensation plan which will be settled in cash on a 1 for 1 basis upon retirement or termination.
2.Total includes shares held by all Directors and NEOs, as well as Exelon executive officers listed in Item 1, “Executive Officers of the Registrants” in Exelon’s 2023 Annual Report on Form 10-K filed on February 21, 2024
3.Ms. Lillie and Mr. Rogers were elected to the board effective April 25, 2023. Ms. Richo was elected to the board effective August 1, 2023, and Mr. Segedi was elected to the board effective January 1, 2024.

84	Exelon 2024 Proxy Statement

Other Significant Owners
of Exelon Stock
Shown in the table below are those owners who are known to Exelon to hold more than 5% of the outstanding common stock. This information is based on the most recent Schedule 13G (or Schedule 13G/A) filings made with the SEC:
•BlackRock, Inc. on January 25, 2024,
•State Street Corporation on January 30, 2024,
•Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP jointly filed on February 8, 2024, and
•The Vanguard Group on February 13, 2024

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class

Wellington Management Group LLP[1]	93,146,069	9.37%
Wellington Group Holdings LLP
Wellington Investment Advisors Holdings LLP
Wellington Management Company LLP
c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210

The Vanguard Group[2]	90,559,553	9.10%
100 Vanguard Blvd., Malvern, PA 19355

BlackRock, Inc.[3]	90,113,916	9.10%
50 Hudson Yards,, New York, NY 10001

State Street Corporation[4]	62,628,342	6.30%
1 Congress Street, Suite 1, Boston, MA 02114
1.Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP disclosed in its Schedule 13G/A that it has sole voting power over 0 shares, shared voting power over 89,879,302 shares, sole dispositive power over 0 shares, and shared dispositive power over 93,146,069 shares. Wellington Management Company LLP disclosed in its Schedule 13G/A that it has sole voting power over 0 shares, shared voting power of 87,678,701 shares, sole dispositive power over 0 shares and shared dispositive power over 88,498,373 shares.
2.The Vanguard Group disclosed in its Schedule 13G/A that it has sole voting power over 0 shares, shared voting power over 1,708,642 shares, sole dispositive power over 85,852,753 shares, and shared dispositive power over 4,706,800 shares.
3.BlackRock, Inc. disclosed in its Schedule 13G/A that it has sole voting power over 81,698,510 shares, shared voting power over 0 shares, sole dispositive power over 90,113,916 shares, and shared dispositive power over 0 shares.
4.State Street Corporation disclosed in its Schedule 13G/A that it has sole voting power over 0 shares, shared voting power over 37,353,100 shares, sole dispositive power over 0 shares, and shared dispositive power over 62,628,342 shares.

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Additional Information
Availability of Corporate Documents
The Exelon Corporate Governance Principles, the Exelon Code of Business Conduct, the Exelon Amended and Restated Bylaws, and the charters for each of the standing Committees of the Board of Directors are available on the Exelon website at www.exeloncorp.com.
Copies are available without charge to any shareholder who requests them by writing to to the Corporate Secretary at the address noted below. In addition, our political contributions guidelines, biographical information concerning each Director, and all our filings submitted to the SEC are also available on our website.
Web links throughout this document are provided for convenience only and are not intended to be active hyperlinks to the referenced websites. Information contained on our website is not part of this proxy statement.
Shareholder Proposals
Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Corporate Secretary at the address noted below. Exelon must receive your proposal no later than November 21, 2024 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act.
All other shareholder proposals must be submitted in writing to the Corporate Secretary at the address noted below. Exelon must receive your proposal no earlier than October 22, 2024, and no later than November 21, 2024. Exelon will consider only proposals meeting the requirements of the applicable requirements outlined in our bylaws. Under our bylaws, the proposal must also disclose fully all ownership interests the proponent has in Exelon and contain a representation as to whether the shareholder has any intention of delivering a proxy statement to the other shareholders of Exelon. We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. Our Corporate Governance Committee (CGC) reviews all shareholder proposals and makes recommendations to the Board for action on such proposals.
Director Nominations
A shareholder who wishes to recommend a candidate (including a self-nomination) to be considered by the CGC for nomination as a Director must submit the recommendation in writing to the Chair of the Corporate Governance Committee c/o the Corporate Secretary at the address noted below. The CGC will consider all recommended candidates and self-nominees when making its recommendation to the full Board of Directors to nominate a slate of Directors for election.
A shareholder may also use one of two alternative provisions of Exelon’s bylaws to nominate a candidate for election as a director:
•Method 1: Notice of the proposed nomination must be received by Exelon no earlier than October 22, 2024, and no later than November 21, 2024. The notice must include the information required under by Exelon’s bylaws. Under this procedure, any shareholder can nominate any number of candidates for director for election at the annual meeting, but the shareholder’s nominees will not be included in Exelon’s proxy statement or form of proxy for the meeting.
•Method 2 (Proxy-Access): Subject to the requirements set forth in the bylaws, any shareholder or group of up to 20 shareholders holding both investment and voting rights with respect to at least 3% of Exelon’s outstanding common stock continuously for at least three years may nominate up to 20% of the Exelon Directors to be elected. The nominating shareholder(s) must provide notice of the proposed nomination and other required information must be received by Exelon no earlier than October 22, 2024, and no later than November 21, 2024. The notice must include the information required under by Exelon’s bylaws. Under this procedure, the shareholder’s nominees will be included in the Exelon proxy statement and the form of proxy for the meeting.
Exelon will not consider any proposal or nomination that does not comply with the requirements of the SEC and Exelon’s bylaws. Exelon’s bylaws are amended from time to time. Please review the bylaws posted on our website to determine if any changes to the nomination process or requirements have been made.

Contact the Corporate Secretary: Exelon Corporation, Attn: Corporate Secretary, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398

86	Exelon 2024 Proxy Statement

Additional Information
Voting
Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Only “shareholders of record” as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 999,735,124 shares of common stock outstanding and entitled to vote.
Your vote is important. We encourage you to vote promptly. You may vote in the following ways:
•By Internet: If you have internet access, you may vote by internet. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form, as applicable. You may vote in a secure manner at www.proxyvote.com 24 hours a day. You will be able to confirm that the system has properly recorded your votes, and you do not need to return your proxy card or voting instruction form.
•By Telephone: If you are in the U.S. or Canada, you can vote by calling 1-800-690-6903 (toll free) and following the recorded instructions. You will need the control number included on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form (VIF), as applicable. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your VIF.
•By Mail: If you are a holder of record and received a full paper set of materials, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided. If you are a beneficial holder of shares held of record by a bank or broker or other street name, please complete and mail the voting instruction form provided by the holder of record.
•Online during the Annual Meeting: If you attend the virtual Annual Meeting, you may vote online during the meeting prior to the closing of the polls.
Quorum
Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting or represented by proxy for the transaction of business. This is called a quorum. Shareholders may be present virtually or may be represented by proxy. Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum but shares that otherwise are not voted are not counted toward a quorum.
Voting Standards
The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions on each proposal.

Proposals		Board Recommendation		Voting Standard	Abstain
1	Election of 9 Directors		FOR ALL	Majority of votes cast for each Director	No Effect
2	Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor		FOR	Majority of votes cast	No Effect
3	Advisory Vote to approve Executive Compensation (Say-on-Pay)		FOR	Majority of votes cast	No Effect
4	Management Proposal: Amend Articles of Incorporation		FOR	Majority of votes cast	No Effect
5	Shareholder Proposal	X	AGAINST	Majority of votes cast	No Effect
Majority Voting For Directors and Director Resignation Policy
We have a majority vote standard for Director elections, which requires that a nominee for Director in an uncontested election receive a majority of the votes cast at a shareholder meeting in order to be elected to the Board. The Board believes that the majority vote standard in uncontested Director elections strengthens the Director nomination process and enhances Director accountability.
We also have a Director resignation policy, which requires any nominee for election as a Director to submit an irrevocable letter of resignation as a condition to being named as such nominee, which would be tendered in the event that nominee fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders. Such resignation would be considered by the Board, and the Board would be required to either accept or reject such resignation within 90 days from the certification of the election results.

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Additional Information
Broker Non-Votes
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters.
The following proposal is considered a routine matter: Proposal 2: Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Auditor. All other proposals are considered non-routine and broker non-votes will have no impact on the vote’s outcome.
Tabulation and Reporting of Vote Results
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the Annual Meeting. Exelon will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Abandoned Property
Escheatment is the process through which abandoned or unclaimed assets are turned over to the state in accordance with each state’s abandoned property laws. Every year, shareholder accounts can be deemed “abandoned” simply because the account owner has not initiated any action with respect to the account in several years. After a period of time, the institution holding the account is legally required to turn the assets over to the state. When Exelon’s records show that you have not voted your shares or otherwise initiated any contact (as defined by each state’s statute) within a certain number of years, we are required to send you a letter notifying you of the pending action by the state and asking you to contact us immediately so that we may record proof that you are still in control of your account. Many states further require us to use specific legal wording in the letter, and as a result many people assume that the warning letter is an attempt at fraud and ignore it.
Exelon’s transfer agent is Equinity Trust Company, which does business as EQ Shareowner Services. If you ever receive a letter from EQ Shareowner Services or their affiliate EQ Unify based in St. Paul, Minnesota regarding your Exelon stock account, PLEASE TAKE IT SERIOUSLY. Please read the letter carefully to consider your options. You may call 1-800-626-8729 to verify your identity to one of EQ’s account representatives OR you may also contact Exelon’s Corporate Secretary at the address shown above to confirm its authenticity.

88	Exelon 2024 Proxy Statement

Frequently Asked
Questions
Q: How can I participate in the annual meeting?
Exelon’s 2024 Annual Meeting will be held exclusively via live webcast. There will be no physical meeting location for shareholders to attend; however, we are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions before or during the virtual Annual Meeting.
To participate in the Annual Meeting, visit: www.virtualshareholdermeeting.com/EXC2024 on April 30, 2024, and enter the 16-digit control number included on your proxy card, your Notice of Internet Availability of the Proxy Materials or the instructions that were included with your proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. ET on April 30, 2024. Online check-in will begin at 8:45 a.m. ET. Please allow ample time for the online check-in process.
Q: What is the pre-meeting forum?
One of the benefits of holding the Annual Meeting via live webcast is that it allows us to communicate more effectively with shareholders via a pre-meeting forum that you can access by visiting www.proxyvote.com. On our pre-meeting forum, you can submit a question in writing in advance of the Annual Meeting and access copies of our proxy materials. Through the pre-meeting forum, we can respond to more questions than we were able to respond to at previous in-person meetings.
Appropriate questions submitted by shareholders will be read during the Q&A portion of the Annual Meeting unedited. If multiple questions are submitted on the same topic, we will summarize and respond collectively. Depending on the number of questions submitted, we may not be able to answer all questions during the Annual Meeting. We will post answers to all appropriate questions received in advance of or during the Annual Meeting, including those questions that we do not have time to answer during the Annual Meeting, on the Investor Relations section of our website after the Annual Meeting: investors.exeloncorp.com/.
Q: What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
If you have any difficulty accessing the live webcast of the Annual Meeting during the online check-in process or during the Annual Meeting itself, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.
Q: Could other matters be decided at the Annual Meeting?
As of the date this proxy statement went to press, we knew of no matters to be raised at the Annual Meeting other than those referred to in this proxy statement.
Q: Where can I view a replay of the Annual Meeting and the answers to questions submitted by shareholders?
A replay of the Annual Meeting webcast, as well as answers to questions submitted by shareholders before or during the Annual Meeting will be available for one year following the date of the meeting on the investor relations page of our website: investors.exeloncorp.com.
Q: Who will count the votes?
Representatives of Broadridge Financial Communications and Exelon’s Office of Corporate Governance will tabulate the votes and act as inspectors of the election.
Q: Who will pay for the cost of this proxy solicitation?
Exelon will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow Sodali, LLC (Morrow) to distribute and solicit proxies. We will pay Morrow a fee of $20,000 plus reasonable expenses for these services.
Q: What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with Exelon’s transfer agent, EQ Shareowner Services, you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and accompanying documents have been provided directly to you by Exelon.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares and your shares may be referred to as being held in “street name.” This Notice of Annual Meeting and Proxy Statement and the accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you

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Frequently Asked Questions
have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the internet.
Q: Can I access the notice of annual meeting, proxy statement and annual report (Form 10-K) on the internet?
As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the internet at www.proxyvote.com. On or around March 20, 2024 we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. In addition, shareholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. Exelon encourages shareholders to take advantage of the availability of the proxy materials on the internet in order to save Exelon the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve resources.
Shareholders of record: If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic delivery service.
Beneficial owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of this service.
Q: If I am a participant in the Exelon Employee Savings Plan (401(k) retirement plan), how do I vote shares held in my plan account?
If you are a participant in the Exelon Employee Savings Plan, you have the right to provide voting directions to the plan trustee, Northern Trust, by submitting your proxy card for those shares of Exelon Corporation common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially. If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Exelon shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participant’s voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974 (ERISA). Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you must deliver your voting instructions no later than April 25, 2024, at 11:59 pm ET.
Q: Can I revoke my proxy or change my vote?
Yes. If you voted by internet or by telephone, you may follow the same instructions provided above or in the proxy materials to overwrite your previous vote and submit a new vote. If you are a beneficial owner and mailed a VIF, you must contact your bank, broker or other holder of record and either obtain your 16-digit control number so that you can cast a new vote by internet or telephone or you must ask your bank, broker or other holder of record to request that another set of proxy materials be mailed to you.
If you are a shareholder of record, you may call Exelon Corporation at 1-312-394-8811 and request that another set of proxy materials be mailed to you.
Q: What is “householding” and how does it affect me?
Shareholders of record who have the same address and last name may receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2023 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the internet.
If you would like to change your householding election; request that a single copy of the proxy materials be sent to your address; or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866-540-7095. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

90	Exelon 2024 Proxy Statement

Appendix A
Amendments to the Amended and Restated Articles of Incorporation of Exelon Corporation (the “Charter”) to Implement Procedures Relating to a Special Meeting Request Right

If our shareholders approve Proposal 4, the Company intends to file with the Pennsylvania Secretary of State the documents necessary to amend Section 432 of Article IV and Section 502 of Article V of the Charter as follows (with additions shown in underlined text and deletions shown in text that has been struck through):

    ~~Section 432. Special Meeting of Shareholders. Except as otherwise provided by law or in the express terms of any class or series of shares, or in any contract, warrant, or other instrument issued by the Corporation, no holder of shares of the Corporation shall be entitled, as such, as a matter of right to call a special meeting of the shareholders.~~

    Section 432. Special Meetings. A special meeting of shareholders of the Corporation may be called at any time by shareholders entitled to cast at least 25 percent of the votes that all voting shareholders, voting as a single class, are entitled to cast at the particular special meeting. The procedure to be followed by shareholders in calling a special meeting and the methodology for determining the percentage of votes entitled to be cast by the shareholders seeking to call a special meeting (including without limitation any minimum holding periods or other limitations or conditions) shall be as set forth in the Corporation’s bylaws.

    Section 502. Annual Election of Directors. The board of directors of the Corporation shall not be classified in respect of the time for which they shall hold office. Except as otherwise provided in the express terms of any class or series of Preferred Stock with respect to the election of directors upon the occurrence of a default in the payment of dividends or in the performance of another express requirement of the terms of such Preferred Stock, ~~from and after the 2008 annual meeting of the shareholders,~~ the directors of the Corporation shall be elected at each annual meeting of the shareholders for a one-year term expiring at the next annual meeting of the shareholders~~; provided that any director who was elected prior to the 2008 annual meeting of the shareholders for a term that extends until after the 2008 annual meeting of shareholders shall not be required to stand for election, and shall continue as a director, until the annual meeting at which the director’s term expires~~.

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Appendix B
Amendments to the Amended and Restated Bylaws of Exelon Corporation (the “Bylaws”) to Implement Procedures Relating to a Special Meeting Request Right
If our shareholders approve Proposal 4, the Board intends to amend Section 2.03, Section 2.17(f) and Section 2.17(g)(vi) of Article II of the Bylaws as follows (with additions shown in underlined text and deletions shown in text that has been struck through):

Section 2.03 Special Meetings.
~~Special meetings of the shareholders may be called at any time by resolution of the board of directors, which may fix the date, time, and place, if any, of the meeting, and shall be called as provided in the terms of the Preferred Stock (as defined in the corporation’s amended and restated articles of incorporation (as may be further amended in accordance with their terms, the “articles”)). If the board does not fix the date, time, or place, if any, of the meeting, it shall be the duty of the secretary to do so. A date fixed by the secretary shall not be more than sixty (60) calendar days after the date of the action calling the special meeting.~~
(a)    General Rule. Special meetings of the shareholders may be called at any time only upon (i) resolution of the board of directors or (ii) the written request delivered to, and received by, the corporation’s secretary (the “secretary”) at the principal executive offices of the corporation, signed and dated by one or more shareholders of record, or beneficial owners, if any, of the corporation (each, a “Requesting Shareholder”) who own (as defined below in Section 2.17(e)(v)) not less than twenty-five (25) percent of the voting power of shares of capital stock entitled to vote on each of the matters proposed to be considered at such special meeting (the “Requisite Percentage”) and who have complied in all respects with this Section 2.03. Except as otherwise required by law, notice of the special meeting shall be given in accordance with Section 2.04 of the corporation’s amended and restated bylaws (as may be further amended from time in accordance with their terms, these “bylaws”).

(b)    Form of Request; Revocation. To be in proper form, any request or requests for a special meeting pursuant to Section 2.03(a)(ii) above (each, a “Special Meeting Request”) (i) must be delivered in accordance with Section 2.03(a)(ii) by one or more Requesting Shareholders who (A) at the time each Special Meeting Request is delivered, owns, or is a duly authorized agent of persons who own, the Requisite Percentage; (B) shall not have revoked such Special Meeting Request; and (C) shall continue to own not less than the Requisite Percentage through the date of the special meeting; (ii) must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Shareholder or any Shareholder Associated Person (as defined below in Section 2.17(g)(6)) of such Requesting Shareholder; (iii) must contain a representation that each Requesting Shareholder, or one or more representatives of each such Requesting Shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (iv) must contain (A) such information, statements, representations, agreements and other documents required by these bylaws as though such Requesting Shareholders are intending to nominate a candidate for director or propose other business to be brought before an annual meeting of shareholders pursuant to Section 2.17(c) of this Article II, and (B) without limitation of the foregoing clause (A), the text of such proposal(s) or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the corporation’s amended and restated articles of incorporation (as may be further amended in accordance with their terms, the “articles”) or these bylaws, the language of the proposed amendment); (v) must contain (A) an agreement by the Requesting Shareholders to notify the corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of common stock of the corporation owned by the Requesting Shareholders, and (B) an acknowledgment that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (vi) must provide documentary evidence that, at the time the Special Meeting Request is delivered to, and received by, the secretary, the Requesting Shareholders own the Requisite Percentage; provided, however, that if the Requesting Shareholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage at the time such Special Meeting Request is delivered to the secretary (or, such evidence must be delivered to, and received by, the secretary within ten (10) days after the delivery of the Special Meeting Request).

92	Exelon 2024 Proxy Statement

In determining whether a Special Meeting Request has been properly made in accordance with Section 2.03(a)(ii), multiple Special Meeting Requests delivered to the secretary will be considered together only if (x) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at such meeting (in each case, as determined in good faith by the board) (which, if such purpose is the election or removal of directors, changing the size of the board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Special Meeting Request), and (y) such Special Meeting Requests have been delivered to, and received by, the secretary within sixty (60) days of the earliest dated Special Meeting Request.

Any Requesting Shareholder may revoke their Special Meeting Request at any time prior to the date of the special meeting by written revocation to the secretary delivered to, and received by, the secretary at the corporation’s principal executive offices. If, at any point following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Shareholders (whether by specific written revocation or deemed revocation pursuant to clause (v) of this Section 2.03(b)), represent in the aggregate less than the Requisite Percentage, the board, in its discretion, may cancel the special meeting. If none of the Requesting Shareholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

For purposes of this Section 2.03, the terms “ownership,” “owned,” “owning” and other variation of the word “own” shall have the meaning set forth in Section 2.17(e)(v) of these bylaws.

(c)    Disqualification. The secretary shall not be required to call a special meeting pursuant to Section 2.03(a)(ii) if, in the good faith determination of the board, which determination shall be conclusive and binding on the corporation and its shareholders, (i) the Special Meeting Request does not comply with these bylaws; (ii) the matter(s) set forth in the Special Meeting Request relates to an item of business that is not a proper matter for shareholder action under the Pennsylvania Business Corporation Law as the same exists or hereafter may be amended (the “PBCL”); (iii) the Special Meeting Request is received by the secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the earlier of (A) the date of the next annual meeting of the shareholders, and (B) thirty (30) days after the first anniversary of the date of the previous meeting; (iv) an identical or substantially similar item of business, as determined in good faith by the board in its sole and absolute discretion, which determination shall be conclusive and binding on the corporation and its shareholders (a “Similar Item”), other than the election of directors, was presented at a meeting of shareholders held not more than twelve (12) months before the Special Meeting Request is received by the secretary; (v) a Similar Item was presented at an annual or special meeting of shareholders held not more than one hundred twenty (120) days before the Special Meeting Request is received by the secretary; or (vi) a Similar Item is or will be included in the notice of meeting at an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within ninety (90) days after the Special Meeting Request is received (and, for purposes of clauses (v) and (vi), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) or other applicable law.

(d)    Scheduling of Special Meeting; Obligation to Update.

(i)    A special meeting called pursuant to Section 2.03(a)(ii) shall be held at such date, time and place, if any, as may be fixed by the board in accordance with these bylaws; provided, however, that the special meeting shall not be held more than one hundred twenty (120) days after receipt by the corporation of a Special Meeting Request properly made under this Section 2.03.

(ii)    In fixing a date and time for any special meeting called by a Requesting Shareholder, the board may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the special meeting and any plan of the board to call an annual meeting or a special meeting. Each Requesting Shareholder is required to (A) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b), if necessary so that it is true and correct as of the record date for determining the shareholders entitled to notice of the special meeting, not later than ten (10) days following the later of the record date for determining the shareholders entitled to notice of the special meeting or the date that notice of such record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date, (B) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b) in accordance with the requirements under Section 2.17(g) of this Article II as if such requirements applied herein mutatis mutandis, and (C) promptly provide any other information reasonably requested by the corporation pursuant to Section 2.17(d). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.03(d)(ii) shall not limit the corporation’s rights with respect to any deficiencies in any request provided by a shareholder, extend any applicable deadlines under these bylaws or enable or be deemed to permit a shareholder who has previously submitted a request under these bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of shareholders.

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Business. Business transacted at any special meeting as a result of a Special Meeting Request properly made under this Section 2.03 shall be limited to (i) the purpose(s) stated in the Special Meeting Request(s) received from the Requesting Shareholders who own the Requisite Percentage, and (ii) any additional matters the board determines to include in the corporation’s notice of the special meeting. Except as otherwise provided by the PBCL, the articles or these bylaws, the Chairman of the special meeting (or the board in advance of the special meeting) shall have the power and authority to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures of this Section 2.03. No business shall be conducted at a special meeting of shareholders except in accordance with Article II of these bylaws or as required by the PBCL.Business. Business transacted at any special meeting as a result of a Special Meeting Request properly made under this Section 2.03 shall be limited to (i) the purpose(s) stated in the Special Meeting Request(s) received from the Requesting Shareholders who own the Requisite Percentage, and (ii) any additional matters the board determines to include in the corporation’s notice of the special meeting. Except as otherwise provided by the PBCL, the articles or these bylaws, the Chairman of the special meeting (or the board in advance of the special meeting) shall have the power and authority to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures of this Section 2.03. No business shall be conducted at a special meeting of shareholders except in accordance with Article II of these bylaws or as required by the PBCL.

(e)    Business. Business transacted at any special meeting as a result of a Special Meeting Request properly made under this Section 2.03 shall be limited to (i) the purpose(s) stated in the Special Meeting Request(s) received from the Requesting Shareholders who own the Requisite Percentage, and (ii) any additional matters the board determines to include in the corporation’s notice of the special meeting. Except as otherwise provided by the PBCL, the articles or these bylaws, the Chairman of the special meeting (or the board in advance of the special meeting) shall have the power and authority to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures of this Section 2.03. No business shall be conducted at a special meeting of shareholders except in accordance with Article II of these bylaws or as required by the PBCL.

Section 2.17 Conduct of Business; Notice of Shareholder Proposals and Director Nominations; Proxy Access.

[...]

(f)     Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting (or any supplement thereto) ~~Nominations~~pursuant to Section 2.04. Subject to the rights of the holders of any class or series of Preferred Stock, nominations of persons for election to the board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the board or any duly authorized committee thereof (or Requesting Shareholders pursuant to Section 2.03 of these bylaws) or (ii) provided that the board has determined that one or more directors are to be elected at such special meeting pursuant to the corporation’s notice of meeting, by any shareholder of the corporation who (A)~~is a shareholder of record on the date of the giving of the notice provided for in this Section 2.17(f) through the date of such special meeting, (B)~~ is entitled to vote at such special meeting and upon such election ~~and (C~~, (B) complies with the notice procedures set forth in this Section 2.17(f)~~.~~,and (C) is a shareholder of record on the date that such notice is delivered to, and received by, the secretary. The number of nominees a shareholder may nominate for election at the special meeting on its own behalf (or, in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. The proposal by shareholders of other business to be conducted at a special meeting of shareholders may be made only in accordance with Section 2.03 of this Article II. In addition to any other applicable requirements, for director nominations to be properly brought before a special meeting by a shareholder pursuant to the foregoing clause (ii), such shareholder must have given timely notice thereof in proper written form to the secretary. To be timely, such notice must be delivered to, and received by, the secretary at the principal executive offices of the corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which public disclosure of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting is first made by the corporation. In no event shall an adjournment, recess, postponement or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 2.17(c) above, and such shareholder and any Proposed Nominee shall comply with Section 2.17(d) above, as if such notice were being submitted in connection with an annual meeting of shareholders.

(g)    General.

[...]

(vi)    For purposes of these bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “Corporation’s nominee(s)” shall mean any person(s) nominated by or at the direction of the board; (E) “public

94	Exelon 2024 Proxy Statement

disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (F) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and (G) “Shareholder Associated Person” shall mean, with respect to any Noticing Party~~,~~ (or, in the case of Section 2.03(b), any Requesting Shareholder), (I) any person directly or indirectly controlling, controlled by, under common control with such Noticing Party~~,~~ (or Requesting Shareholder, as applicable), (II) any member of the immediate family of such Noticing Party (or Requesting Shareholder, as applicable) sharing the same household, (III) any person who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party (or Requesting Shareholder, as applicable) or other Shareholder Associated Person to be acting in concert with, such Noticing Party (or Requesting Shareholder, as applicable) or any other Shareholder Associated Person with respect to the stock of the corporation, (IV) any beneficial owner of shares of stock of the corporation owned of record by such Noticing Party (or Requesting Shareholder, as applicable) or any other Shareholder Associated Person (other than a shareholder that is a depositary), (V) any affiliate or associate of such Noticing Party (or Requesting Shareholder, as applicable) or any other Shareholder Associated Person, (VI) any participant (as defined in paragraphs (a)(ii)‑(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party (or Requesting Shareholder, as applicable) or any other Shareholder Associated Person with respect to any proposed business or nominations, as applicable, and (VII) any Proposed Nominee.

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Appendix C
Definitions of Non-GAAP Measures
Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP) and supplements its reporting with certain non-GAAP financial measures, including:
•Adjusted (non-GAAP) operating earnings per share
•Adjusted operating earnings
•Operating ROE
•CFO (Cash from Operations)/Debt
•FFO (Funds from Operations)/Debt
These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations. Exelon provides these non-GAAP financial measures as supplemental information and should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures.
This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods.
Adjusted (non-GAAP) operating earnings per share excludes certain costs, expenses, gains and losses and other specified items considered by management to be not directly related to the ongoing operations of the business.
The table below reconciles reported GAAP earnings per share to adjusted (non-GAAP) operating earnings per share for 2023 (amounts may not add due to rounding).

2023 GAAP Earnings per Share	$2.34
Adjustments:
Changes in Environmental Liabilities	0.03
SEC Matter Loss Contingency	0.05
Separation Costs	0.02
Change in FERC Audit Liability	0.01
Income tax-related adjustments	(0.05)
2023 Adjusted (non-GAAP) Operating Earnings Per Share	$2.38
Adjusted operating earnings excludes certain costs, expenses, gains and losses and other specified items considered by management to be not directly related to the ongoing operations of the business.
The table below reconciles between Net income attributable to common shareholders from continuing operations as determined in accordance with GAAP and adjusted (non-GAAP) operating earnings for 2023 (amounts may not add due to rounding).

2023 GAAP Net Income from Continuing Operations	$2,238
Adjustments:
Market-to-market impact of economic hedging activities	(4)
Changes in Environmental Liabilities	29
Asset retirement obligation	(1)
SEC Matter Loss Contingency	46
Separation costs	22
Changes in FERC Audit Liability	11
Income tax-related adjustments	(54)
2023 Adjusted (non-GAAP) Operating Earnings	$2,377

96	Exelon 2024 Proxy Statement

Operating ROE is calculated using operating net income divided by average equity for the period. The operating income reflects all lines of business for the utility business (electric distribution, gas distribution, transmission).
CFO (Cash from Operations)/Debt is a coverage ratio that compares cash flow from operations adjusted for common dividends and change in cash on hand to total debt. The ratio is calculated following Moody’s current methodology.
FFO (Funds from Operations)/Debt is a coverage ratio that compares funds from operations to total debt. The ratio is calculated following S&P’s current methodology.
The most directly comparable GAAP measure to CFO and FFO is GAAP Cash Flow from Operations and the most directly comparable GAAP measure to Debt is Long-Term Debt plus Short-Term Borrowings. Management uses CFO/Debt (and previously, FFO/Debt) to evaluate financial risk by measuring the company’s ability to service debt using cash from operations. We believe the measure enhances an investor’s overall understanding of the creditworthiness of Exelon’s operating companies.
Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures.

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Appendix D
Categorical Standards of Independence
The Board of Directors (“Board”) of Exelon Corporation (“Exelon”) has determined that the following categories of relationships do not affect an Exelon director’s independence unless any such relationship affects a director’s independence by reason of the independence standards set forth in the listing rules of the Nasdaq stock market. The categorical standards are intended to assist the Board with independence determinations in connection with relationships not specifically covered by the independence standards set forth in the listing rules of the Nasdaq stock market. The Board may determine that other relationships do not affect independence.
Immaterial position and ownership interest: The relationship arises solely from (1) such director’s (or a family member’s) position as a director, trustee, advisory board member, or similar position with another company or organization; (2) such director’s (or a family member’s) direct or indirect ownership of a 10% or less equity interest in another company or organization; or (3) a combination of the relationships described in clauses (1) and (2).
Immaterial business relationships: A director’s (or a family member’s) relationship with another company that participates in a transaction with Exelon or its consolidated subsidiaries (collectively, the “Exelon Companies”) where: the rates or charges involved are determined by competitive bid or are competitive with current prices generally available to the public for similar goods and services; the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; the transaction involves services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, or commercial banking services provided on arm’s length terms and in the ordinary course of business; the provider of goods or services in a transaction is determined by the purchaser to be the only practical source to obtain the goods or services; or the interest arises solely from direct or indirect ownership of debt or equity securities of the Company or its subsidiaries where all holders of the same class of securities have the same rights and receive the same benefits on a pro rata basis.
Immaterial transactions: A director’s (or family member’s) relationship with another company that has made payments to, or received payments from, any Exelon Company for property or services in an amount which, in the last fiscal year, does not exceed the greater of $200,000 or 5% of such other company’s consolidated gross revenues for such year.
Immaterial indebtedness: A director’s (or family member’s) relationship as an executive officer of any other company which is indebted to any Exelon Company, or to which an Exelon Company is indebted, in each case excluding normal trade debt, and the total principal amount of such indebtedness is less than the greater of $200,000 or 5% of the total consolidated assets of such other company.
Immaterial investment: A director’s (or family members’) relationship with another company (1) in which the Exelon Companies (including any benefit plan or arrangement sponsored by Exelon ) or other segregated investment fund maintained any Exelon Company makes investments or places funds for investment management or (2) which underwrites or invests in securities issued by an Exelon Company, all in the ordinary course of such other company’s business on terms and under circumstances similar to those available to or from entities unaffiliated with such director.
Immaterial non-profit relationships: A director’s (or family members’) relationship as a current employee or where any family member serves as executive officer of a charitable or educational organization which receives contributions from an Exelon Company in its most recent fiscal year of less than the greater of $200,000 or 5% of that organization’s consolidated gross revenues in that year. In any other circumstances, a director’s relationship with a charitable or educational organization to which an Exelon Company makes contributions where the aggregate contributions made by the Exelon Company to that organization in its most recent fiscal year were less than the greater of $1 million or 5% of that organization’s consolidated gross receipts for that year.

98	Exelon 2024 Proxy Statement

Appendix E
Key Terms & Acronyms

ACE	Atlantic City Electric Company[1]	LTIP	Long-term incentive plan
AIP	Annual incentive plan	NEO	Named executive officer
ARC	Audit and Risk Committee	O&M	Operations and maintenance
ASC	Accounting Standards Codification	OSCC	Operations, Safety, and Customer Experience Committee
BGE	Baltimore Gas and Electric Company[1]	PCAOB	Public Company Accounting Oversight Board
CAIDI	Customer Average Interruption Duration Index	PECO	PECO Energy Company[1]
CAM	Critical Audit Matters	Pepco	Potomac Electric Power Company[1]
CBPP	Cash Balance Pension Plan	PEO	Principal executive officer
CD&A	Compensation Discussion and Analysis	PHI	Pepco Holdings LLC[1]
CGC	Corporate Governance Committee	PwC	PricewaterhouseCoopers LLP
CICF	Community Impact Capital Fund	ROE	Return on equity
ComEd	Commonwealth Edison Company[1]	RSU	Restricted stock unit
CSI	Customer Satisfaction Index	SAIDI	System Average Interruption Duration Index
DEI	Diversity, equity, and inclusion	SAIFI	System Average Interruption Frequency Index
DPL	Delmarva Power & Light Company[1]	SASB	Sustainability Accounting Standards Board
EPS	Earnings per share	SEC	Securities and Exchange Commission
ERG	Employee resource group	SMRP	Supplemental Management Retirement Plan
ERISA	Employee Retirement Income Security Act of 1974	SMSP	Senior Management Severance Plan
ESG	Environment, social and governance	STEM	Science, technology, engineering, and mathematics
FASB	Financial Accounting Standards Board	T&D	Transmission and distribution
FERC	Federal Energy Regulatory Commission	TCFD	Task Force on Climate-Related Financial Disclosures
FFO	Funds from operations	TMCC	Talent Management and Compensation Committee
GAAP	Generally accepted accounting principles	TSR	Total shareholder return
GHG	Greenhouse gases	UTY	PHLX utility sector index
GRI	Global Reporting Initiative	VIF	Voting instruction form
IRS	Internal Revenue Service	VWAP	Volume weighted average price

(1)An Exelon company.

www.exeloncorp.com	99

Thank you for being
a shareholder!
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Other Resources:
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EXELON CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. W. Paul Bowers	☐	☐	☐
1b. Calvin G. Butler, Jr.	☐	☐	☐
1c. Marjorie Rodgers Cheshire	☐	☐	☐
1d. Linda Jojo	☐	☐	☐
1e. Charisse Lillie	☐	☐	☐
1f. Anna Richo	☐	☐	☐
1g. Matthew Rogers	☐	☐	☐
1h. Bryan Segedi	☐	☐	☐
1i. John Young	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratification of PricewaterhouseCoopers LLP as Exelon's Independent Auditor for 2024.	☐	☐	☐
3. Advisory vote to approve the compensation paid to Exelon's named executive officers.	☐	☐	☐
4. Approve an amendment to the articles of incorporation to adopt a shareholder right to call a special shareholder meeting.	☐	☐	☐
The Board of Directors recommends you vote AGAINST proposal 5.	**For**	**Against**	**Abstain**
5. Shareholder proposal regarding the right to call a special shareholder meeting.	☐	☐	☐

NOTE: Authority is also given to vote on all other matters that may properly come before the meeting or any adjournment thereof.

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V33878-P06287

EXELON CORPORATION
2024 COMMON STOCK PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, April 30, 2024 at 9:00 A.M. Eastern Time at www.virtualshareholdermeeting.com/EXC2024

JOEL C. BEAUVAIS and GAYLE E. LITTLETON or either of them with power of substitution, are hereby appointed to vote as specified all shares of common stock which the shareholder(s) named on the proxy card is/are entitled to vote at the annual meeting described above or at any adjournment thereof, and in their sole discretion to vote upon all other matters that may be properly brought before the annual meeting. If the proxy card is signed and dated, but no votes are indicated, it will be voted as recommended by the Board of Directors.

The Northern Trust Company as trustee for the Exelon Employee Savings Plan, for which Northwest Plan Services, Inc. is the plan record keeper, is hereby authorized to execute a proxy with the identical instructions for any shares of common stock held in the Plan for the benefit of any shareholder(s) named on this card. For all shares for which no valid instruction is timely received, the trustee is instructed to vote the shares in the same proportion as the shares that were affirmatively voted by shareholders participating in the respective plan.

Continued and to be signed on reverse side